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Filed Pursuant to Rule 424(b)(1)
File No. 333-209196 and 333-209196-01

PROSPECTUS

$1,294,290,000 SERIES A SENIOR SECURED BONDS,

DUKE ENERGY FLORIDA, LLC
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 0000037637

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC
Issuing Entity
Central Index Key Number: 0001669374

Series A Bonds	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer (Before Expenses)
Series A 2018	2.0	$183,000,000	03/01/2020	03/01/2022	1.196%	99.999%	0.25%	$182,540,670
Series A 2021	5.0	$150,000,000	09/01/2022	09/01/2024	1.731%	99.998%	0.40%	$149,397,000
Series A 2026	10.0	$436,000,000	09/01/2029	09/01/2031	2.538%	99.996%	0.50%	$433,802,560
Series A 2032	15.2	$250,000,000	03/01/2033	03/01/2035	2.858%	99.995%	0.65%	$248,362,500
Series A 2035	18.7	$275,290,000	09/01/2036	09/01/2038	3.112%	99.994%	0.70%	$273,346,453

            The total price to the public is $1,294,238,713. The total amount of the underwriting discounts and commissions is $6,789,530. The total amount of proceeds to Duke Energy Florida Project Finance, LLC before deduction of expenses (estimated to be $9,163,470) is $1,287,449,183.

            Duke Energy Florida, LLC, as depositor, is offering $1,294,290,000 aggregate principal amount of Series A Senior Secured Bonds listed above (each weighted average life designation a "WAL" and the five WALs collectively, the Series A Bonds or the bonds), to be issued by Duke Energy Florida Project Finance, LLC, referred to herein as DEF Project Finance, as issuing entity.

            The Series A Bonds are senior secured obligations of DEF Project Finance, and are its obligations only. The Series A Bonds are supported by nuclear asset-recovery property, which consists of all rights and interest of DEF Project Finance under the financing order, including the right to impose, bill, collect and receive irrevocable, binding, nonbypassable charges based on the usage of electricity. These charges pay principal, interest and expenses of the Series A Bonds and are known as nuclear asset-recovery charges, or as ratepayer obligation charges or ROCs and upon the issuance of the bonds may not be reduced, impaired, postponed, terminated or otherwise adjusted by the Florida Commission except as adjusted pursuant to the true-up mechanism described herein. These charges will be paid on a joint and several basis by all existing or future customers (individuals, corporations, other business entities, the State of Florida and other federal, state and local government entities) receiving transmission or distribution service from Duke Energy Florida, LLC, or DEF, or its successors or assignees under rate schedules approved by the Florida Commission or under special contracts. Nuclear asset-recovery charges are payable by customers even if the customers elect to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. Nuclear asset-recovery property includes the right to a mandatory true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each WAL.

            The Series A Bonds do not constitute a debt, liability or other obligation of, or interest in, DEF or any of its other affiliates (other than us). The bonds will not be insured or guaranteed by DEF, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Duke Energy Corporation, any of their respective affiliates, the indenture trustee or any other person or entity. The Series A Bonds will be nonrecourse obligations, secured only by the collateral. The Series A Bonds are not a debt or general obligation of the Florida Commission, the State of Florida or any of its political subdivisions, agencies, or instrumentalities. However, in so far as the State of Florida or any such political subdivision, agency or instrumentality is receiving transmission or distribution service from DEF or its successor or assignee, such governmental entity will be obligated, in its capacity as a customer, to pay nuclear asset-recovery charges.

            The Series A Bonds are a type of ratepayer obligation charge or ROC bonds, to be issued pursuant to a special Florida statute, or the Financing Act, and an irrevocable financing order of the Florida Public Service Commission, or the FPSC or the Florida Commission. Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. The Florida Commission's obligations under the Financing Act and the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds. Those obligations are legally enforceable against the Florida Commission, a United States public sector entity.

            All matters relating to the structuring, marketing and pricing of the Series A Bonds have been considered jointly by DEF, by designated personnel of the Florida Commission and by the Florida Commission's financial advisor. The financial advisor to the Florida Commission is:

Saber Partners, LLC

            The bonds will accrue interest from the date of issuance. The bonds are scheduled to pay principal and interest semi-annually and sequentially as described herein. We will pay interest and principal on the bonds on March 1 and September 1 of each year, beginning on March 1, 2017. The Series A Bonds are not subject to optional redemption prior to maturity.

            The Series A Bonds are corporate securities. Neither the depositor nor DEF Project Finance is an asset-backed issuer and the Series A Bonds are not asset-backed securities as defined by the SEC governing regulations Item 1101 of Regulation AB. The Series A Bonds will be payable only from revenues received by us under the indenture for the bonds and funds on deposit in trust accounts relating to the bonds. These amounts, together with the nuclear asset-recovery property, including the Florida Commission guaranteed true-up mechanism, are the source of funds for the payment of principal of and interest on the Series A Bonds. A capital subaccount will hold the depositor's capital contribution to us. An excess funds subaccount will hold revenues that are collected but not needed to meet current obligations associated with the Series A Bonds. Credit enhancement for the bonds will be provided by the true-up mechanism, as well as the capital subaccount. The primary purpose of the excess funds subaccount is not to provide credit enhancement for the bonds. However, amounts in the excess funds subaccount may be used to make debt service payments on the bonds when needed.

            DEF is the depositor, sponsor, seller and initial servicer with regard to the bonds. DEF is the sole member and owner of our equity interest. Our Central Index Key number is 0001669374. DEF's Central Index Key number is 0000037637.

Investing in the Series A Bonds involves risks. See "Risk Factors" beginning on page 21 to read about factors you should consider before buying the Series A Bonds.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The Series A Bonds will be ready for delivery in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on or about June 22, 2016.

RBC Capital Markets	GUGGENHEIM SECURITIES
Joint Book-Running Managers

Drexel Hamilton	Jefferies	MUFG
Ramirez & Co., Inc.	SMBC Nikko	The Williams Capital Group, L.P.
Senior Co-Managers

The date of this prospectus is June 15, 2016

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	21
You might experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement	21
Risks Associated with Potential Judicial, Legislative or Regulatory Actions	21
Future legal action might challenge or invalidate the Financing Act or the financing order and materially adversely affect your investment	21
Future Florida legislative action might attempt to invalidate the bonds or the nuclear asset-recovery property	22
The Florida Commission might attempt to take actions which might reduce the value of your investment	24
A municipal entity might assert the right to acquire portions of DEF's electric distribution facilities and avoid payment of the nuclear asset-recovery charges	25
Neither DEF Project Finance nor DEF is obligated to indemnify you for changes in law	25
Servicing Risks	25
Inaccurate forecasting of electric consumption or collections might reduce scheduled payments on the bonds	25
Your investment in the bonds depends on DEF or its successors or assignees acting as servicer of the nuclear asset-recovery property	26
If DEF Project Finance needs to replace DEF as the servicer, DEF Project Finance may experience difficulties finding and using a replacement servicer	27
Changes to billing, collection and posting practices might reduce the value of your investment in the bonds	28
It might be difficult for successor servicers to collect the nuclear asset-recovery charge from DEF's customers	28
Risk Associated with the Unusual Nature of the Nuclear Asset-Recovery Property	28
Nuclear asset-recovery charges may not be billed more than 276 months after the inception of the nuclear asset-recovery charges	28
Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected	28
Risk Associated with Storms	29
Storm damage to DEF's operations might impair payment of the bonds	29
Risks Associated with Potential Bankruptcy Proceedings	29

i

Bankruptcy of DEF or any successor or assignee could result in losses or delays in payments on the bonds	29
Other Risks Associated with the Purchase of the Bonds	31
DEF's obligation to indemnify DEF Project Finance for a breach of a representation or warranty might not be sufficient to protect your investment	31
DEF Project Finance might issue additional series of nuclear asset-recovery bonds	32
Technological change might make alternative energy sources more attractive in the future	32
Absence of a secondary market for the bonds might limit your ability to resell bonds	32
DEF's credit ratings might affect the market value of your bonds	32
The ratings are no indication of the expected rate of payment of principal on the bonds and DEF Project Finance might pay principal of the bonds later than expected	33
Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds	33
If the investment of collected nuclear asset-recovery charges and other funds held pursuant to the indenture and the series supplement in the collection account results in investment losses or the investments become illiquid, you might receive payment of principal of and interest on the bonds later than you expect	33
KEY QUESTIONS AND ANSWERS REGARDING THE BONDS AND RELATED TRUE-UP MECHANISM	34
DEF'S REVIEW OF NUCLEAR ASSET-RECOVERY PROPERTY	37
THE NUCLEAR ASSET-RECOVERY PROPERTY AND THE FINANCING ACT	41
The Nuclear Asset-Recovery Property	41
The Financing Act Authorizes Utilities to Recover Nuclear Asset-Recovery Costs Through the Issuance of Nuclear Asset-Recovery Bonds	42
The Financing Act Provides for the Issuance of a Financing Order	42
The Financing Act Provides for the Creation of Nuclear Asset-Recovery Property to Secure the Bonds	43
The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds	43
The Bonds are Legal Investments for Florida Investors that Require Statutory Authority	45
DEF'S FINANCING ORDER	46
DEF's Nuclear Asset-Recovery Financing Order	46
Nuclear Asset-Recovery Charges	46
FPSC-Guaranteed True-Up Mechanism	48
Issuance Advice Letter Process	49
FPSC-Guaranteed True-Ups: Entire Private Sector Default	50
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES	50
THE ISSUING ENTITY	52

General	52
Managers	53
Restricted Purposes	55
DEF Project Finance is authorized to issue additional series of nuclear asset-recovery bonds that are supported by additional and separate nuclear asset-recovery property and other separate collateral. Neither the depositor nor DEF Project Finance is an asset-backed issuer and the bonds are not asset-backed securities as defined by the SEC in governing regulations Item 1101 of Regulation AB	55
DEF Project Finance's Relationship with DEF	56
DEF Project Finance is Responsible to the Florida Commission	56
Continuing Disclosure: SEC Filings	57
DEF Project Finance is a Separate and Distinct Legal Entity	57
The Administration Agreement	57
DUKE ENERGY FLORIDA, LLC	57
The Depositor, Sponsor, Seller and Servicer	57
Revenues, Customer Base and Energy Consumption	58
Percentage Concentration within DEF's Large Commercial Customers	59
Estimated Consumption and Estimate Variance	59
Billing and Collections	60
History of CR3	63
DEF Legal Proceeding	63
No Prior ROC Experience, Sponsor Experience or Servicing Experience Relating to Nuclear Asset-Recovery Charges	64
DESCRIPTION OF THE SERIES A BONDS	65
General	65
Interest Payments Generally	66
Principal	66
Expected Sinking Fund Schedule	67
Payments on the Bonds	68
Principal Payments on the Bonds	69
Registration and Transfer of the Bonds	69
The Bonds Will Be Issued in Book-Entry Form	69
Definitive Bonds	72
No Optional Redemption	73
Conditions of Issuance of Additional Nuclear Asset-Recovery Bonds and Acquisition of Additional Nuclear Asset-Recovery Property	73

v

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC. This prospectus provides you with a description of the Series A Senior Secured Bonds being offered. You should carefully review this prospectus and the information, if any, contained in the documents referenced in this prospectus under the heading "Where You Can Find More Information."

        References in this prospectus to we, us, our, the issuing entity or DEF Project Finance means Duke Energy Florida Project Finance, LLC. References to DEF, the depositor or the sponsor refer to Duke Energy Florida, LLC or to any successor thereto. References to the servicer are to DEF, and any successor servicer under the servicing agreement described in this prospectus. References to the seller mean DEF or any successor under the sale agreement described in this prospectus. References to the administrator mean DEF, or any successor or assignee under the administration agreement described in this prospectus. References to the Florida Commission or the FPSC are to the Florida Public Service Commission. References to the Financing Act are to Section 366.95, Florida Statutes. Unless the context otherwise requires, the term customer means all existing and future customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts, even if a customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. References to a financing order, unless the context indicates otherwise, are to the irrevocable financing order, dated November 19, 2015, issued by the Florida Commission to DEF. You can find a glossary of some of the other defined terms used in this prospectus on page 145 of this prospectus.

        We have included cross-references to sections in this prospectus to allow you to find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the depositor has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The bonds are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "is anticipated," "believe," "could," "should," "estimated," "may," "plan," "potential," "projection," "target," "outlook," "is designed to," "intended") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in "Risk Factors" (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on financial results, and could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of us or DEF, in this prospectus, in presentations, on websites, in response to questions or otherwise.

        The following are some factors, among others, that could cause actual results to differ materially from those expressed or implied by forward looking statements in this prospectus:

  •
  state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of DEF's business;

  •
  the accuracy of the servicer's estimates of future demand and prices for energy;

  •
  the accuracy of the servicer's estimates of industrial, commercial and residential growth or decline in the service territory or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies;

  •
  large customers unexpectedly ceasing business or departing DEF's service territory;

  •
  changes in market demand, including the effect of demographic patterns;

  •
  the influence of weather and other natural phenomena affecting electric customer energy usage in the service territory, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes;

  •
  the operating performance of DEF's facilities;

  •
  the accuracy of the servicer's forecast of energy consumption;

  •
  the accuracy of the servicer's estimates of the customer payment patterns, including the rate of delinquencies and any collections curves;

  •
  the reliability of the systems, procedures and other infrastructure necessary to operate the electric business in the service territory;

  •
  national or regional economic conditions affecting electric customer energy usage in the service territory;

  •
  direct or indirect results of cyber attacks, security breaches or other attempts to disrupt the servicer's business;

  •
  acts of war or terrorism, global instability or other catastrophic events affecting electric customer energy consumption in the service territory; and

  •
  other factors discussed in this prospectus and any of our SEC filings.

        Any forward-looking statement speaks only as of the date on which such statement is made, and the depositor does not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

 PROSPECTUS SUMMARY

        This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read this prospectus in its entirety before you buy the bonds.

        You should carefully consider the Risk Factors beginning on page 21 of this prospectus before you invest in the bonds

Securities offered:	Series A Senior Secured Bonds of Duke Energy Florida Project Finance, LLC, as listed on the cover page of this prospectus (collectively, the "Series A Bonds"), scheduled to pay interest semi-annually and principal semi-annually and sequentially in accordance with the sinking fund schedule described in this prospectus.
Issuing entity (a corporate issuer):

Duke Energy Florida Project Finance, LLC is a special purpose project finance subsidiary of DEF, organized as a Delaware limited liability company. DEF is our sole member and owns all of our equity interests. We are not a municipal issuer. We are not an asset-backed issuer, and the Series A Bonds are not asset-backed securities within the meaning of Item 1101(c) of Regulation AB. We were formed for the limited purpose of purchasing, owning and administering nuclear asset-recovery property, issuing nuclear asset-recovery bonds from time to time (including the Series A Bonds) and performing activities incidental thereto to finance certain activities of DEF related to the retirement of the Crystal River 3 nuclear plant. These are the first nuclear asset-recovery bonds which DEF Project Finance has issued. We may issue additional nuclear asset-recovery bonds, but only as authorized under the financing order or under a new and separate financing order. We are responsible to the State of Florida and the Florida Commission on an ongoing basis as provided in its organizational documents, the transaction documents and the financing order. Please read "The Issuing Entity" in this prospectus.

Our address and phone number are as follows: 299 First Avenue North, St. Petersburg, Florida 33701, 704-382-3853.
Corporate financial reporting:

As required by the Financial Accounting Standards Board and the SEC Office of Chief Accountant governing corporate financial reporting for investor-owned utilities, nuclear asset-recovery charges will be reported as revenue on the consolidated income statement of our parent, DEF, a regulated public utility as future electricity transmission and distribution services are billable to customers.

Corporate tax treatment:

The bonds will be treated as debt of DEF for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences" in this prospectus. For federal income tax purposes, DEF will not recognize gross income unless and until DEF bills customers for the nuclear asset-recovery charges and only in connection with such billing of customers for such nuclear asset-recovery charges.

The depositor, sponsor, seller and initial servicer of the bonds:

DEF is a regulated public utility primarily engaged in the generation, transmission, distribution, and sale of electricity in portions of Florida, including the greater Gainesville, Orlando, St. Petersburg, and Tallahassee areas. DEF's service area covers approximately 13,000 square miles and supplies electric service to approximately 1.7 million residential, commercial and industrial customers. During the twelve months ended December 31, 2015, DEF billed approximately 38.6 billion kilowatt hours of electricity to its covered electric customers in Florida, resulting in revenues of approximately $4.4 billion.

The address and phone number of DEF are as follows: 299 First Avenue North, St. Petersburg, Florida 33701. DEF's telephone number is 704-382-3853.

DEF is an indirect, wholly owned subsidiary of Duke Energy Corporation. DEF, as initial servicer, will bill and collect nuclear asset-recovery charges and will remit nuclear asset-recovery charge collections daily to the indenture trustee according to the terms of the servicing agreement. Neither DEF nor Duke Energy Corporation nor any other affiliate (other than us) is an obligor of the bonds. The bonds will not be insured or guaranteed by DEF, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Duke Energy Corporation, any of their respective affiliates, the indenture trustee or any other person or entity. There are currently no other retail electric providers operating in DEF's Florida service territory. See "The Servicing Agreement" in this prospectus.

DEF, as initial servicer, will be entitled to receive an annual servicing fee in an amount equal to 0.05% of the aggregate initial principal amount of the bonds. This servicing fee will be payable in equal installments on each semi-annual payment date, in arrears. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

DEF, as administrator, will be entitled to receive an annual administration fee of $50,000. This annual administration fee will be payable annually, in arrears. The indenture trustee will pay the administration fee (together with any portion of the administration fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

Our relationship with DEF:

On the issue date for the Series A Bonds, DEF will sell nuclear asset-recovery property to us pursuant to a sale agreement between us and DEF. DEF will service the nuclear asset-recovery property pursuant to a servicing agreement between us and DEF. See "The Sale Agreement" and "The Servicing Agreement" in this prospectus.

Neither the bonds nor the property securing the bonds is an obligation of DEF or any of its affiliates, except for us.
Our relationship with the Florida Commission:	We are responsible to the Florida Commission, as provided in its organizational documents, the basic documents and the financing order. Please read "The Issuing Entity" in this prospectus.
Our managers:	The following is a list of our managers as of the date of this prospectus:

Name	Age	Title	Background
Stephen G. De May	53	Manager
			Stephen G. De May has been Treasurer and Senior Vice President, Tax of Duke Energy Corporation since February 2016. Mr. De May was Senior Vice President and Treasurer of Duke Energy Corporation from 2012 to 2016 and Senior Vice President, Investor Relations and Treasurer of Duke Energy Corporation from 2009 to 2012.
William E. Currens Jr.	47	Manager

William E. Currens Jr. was appointed as Senior Vice President, Chief Accounting Officer and Controller of Duke Energy Corporation, effective May 2016. Prior to that, Mr. Currens served as Vice President, Investor Relations of Duke Energy Corporation since September 2013 and served as General Manager, Investor Relations of Duke Energy Corporation from April 2008 until September 2013.

Name	Age	Title	Background
Bernard J. Angelo	46	Independent Manager
			Bernard J. Angelo joined Global Securitization Service, LLC ("GSS") in April 1997. Mr. Angelo actively assists clients and their legal counsel during the structuring phase of their transactions and assimilates bank sponsored commercial paper programs into the operating matrix at GSS. Mr. Angelo has extensive experience in managing commercial paper and medium term note programs, as well as both the business and legal side of structured finance. Fortune 1000 companies have selected Mr. Angelo to serve as independent director for their SPV subsidiaries established to finance commercial real estate, energy infrastructure and many classes of financial assets. Mr. Angelo serves as an independent director for our affiliates, Duke Energy Florida Project Finance, LLC, Duke Energy Receivables Finance Company, LLC, Duke Energy Florida Receivables LLC and Duke Energy Progress Receivables LLC.

Financial advisor to the Florida Commission:	Saber Partners, LLC
Credit ratings:	The bonds are expected to receive credit ratings from at least two nationally recognized statistical rating organizations. Please read "Ratings" in this prospectus.

Bond structure:

Sinking fund bonds: Series A 2018 Bonds, expected weighted average life 2.0 years, Series A 2021 Bonds, expected weighted average life 5.0 years, Series A 2026 Bonds, expected weighted average life 10.0 years, Series A 2032 Bonds, expected weighted average life 15.2 years and Series A 2035, expected weighted average life 18.7 years. The bonds are scheduled to pay principal semi-annually and sequentially. See "Weighted Average Life and Yield Considerations for the Bonds" in this prospectus.

Average life profile:

Stable, meaning prepayment is not permitted and the aggregate payments of principal of and interest on the bonds and the timing of such payments are not expected to change materially over the life of the bonds under the stress cases analyzed under the heading "Weighted Average Life and Yield Considerations for the Bonds—Sensitivity Analysis—Weighted Average Life" in this prospectus.

Optional redemption:	No optional redemption. Non-callable for the life of the bonds.
Payment dates and interest accrual:	Semi-annually, March 1 and September 1. Interest will be calculated on a 30/360 basis. The first scheduled payment date is March 1, 2017.

Interest is due on each payment date for the Series A Bonds, and principal for each weighted average life designation or WAL is due upon the final maturity date for that WAL. Failure to pay the entire outstanding principal amount of a WAL by the final maturity date for such WAL will result in an event of default. See "Description of the Series A Bonds—Interest Payments Generally", "—Principal" and "—Events of Default; Rights Upon Event of Default" in this prospectus.

	Scheduled Final Payment Dates	Final Maturity Dates
Series A 2018	03/01/2020	03/01/2022
Series A 2021	09/01/2022	09/01/2024
Series A 2026	09/01/2029	09/01/2031
Series A 2032	03/01/2033	03/01/2035
Series A 2035	09/01/2036	09/01/2038

Indenture trustee:	The Bank of New York Mellon Trust Company, National Association will act as indenture trustee under the indenture pursuant to which the bonds will be issued.
Minimum denominations of the bonds:	$2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be of a smaller denomination.

Use of proceeds:

We will use the proceeds of the offering to (i) purchase the nuclear asset-recovery property relating to the bonds from DEF, owner of the retired Crystal River 3 nuclear power plant project, or CR3, who in turn will use the proceeds it receives from the sale of the nuclear asset-recovery property to pay down a portion of its outstanding short-term debt and/or to make an equity distribution to DEF's parent, Duke Energy Corporation, and (ii) pay upfront bond issuance costs.

Background of transaction and the enabling legislation, the Financing Act:

In 2015, the Florida legislature enacted the Financing Act, codified as Section 366.95, Florida Statutes. The Financing Act allows electric utilities to access lower-cost funds through nuclear asset-recovery bonds pursuant to financing orders issued by the Florida Commission. One purpose of the Financing Act is to lower the cost to customers associated with the long-term financing of costs incurred in connection with the early retirement or abandonment of a nuclear generating asset unit where such early retirement or abandonment is deemed reasonable and prudent by the Florida Commission through a final order approving a settlement or other final order issued by the Florida Commission before July 1, 2017, and where pretax costs to be financed exceeded $750 million. The Florida Commission issued an irrevocable financing order to DEF on November 19, 2015. Pursuant to that financing order, DEF established DEF Project Finance to be a bankruptcy-remote special purpose subsidiary to issue the nuclear asset-recovery bonds (including the Series A Bonds). In the financing order, the Florida Commission authorized the imposition and collection of nuclear asset-recovery charges on all DEF transmission and distribution customers. DEF, as initial servicer, will collect nuclear asset-recovery charges on our behalf and will remit the nuclear asset-recovery charges to an indenture trustee as described in the "Servicing Agreement—Remittances to Collection Account". Please read "The Nuclear Asset-Recovery Property and the Financing Act" in this prospectus.

The Financing Act permits the Florida Commission to impose irrevocable, binding, nonbypassable nuclear asset-recovery charges on all future and existing customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts sufficient to pay principal of and interest on the bonds and other administrative expenses of the offering. The Florida Commission governs the amount and terms for collections of these nuclear asset-recovery charges through one or more financing orders issued to DEF and upon the issuance of the bonds these nuclear asset-recovery charges may not be reduced, impaired, postponed, terminated or otherwise adjusted by the Florida Commission except as adjusted pursuant to the true-up mechanism described herein.

Nuclear asset-recovery charges are nonbypassable by customers:

The nuclear asset-recovery charges are nonbypassable, consumption-based charges separate and apart from DEF's base rates; the nuclear asset-recovery charges are to be paid by all existing and future customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts. Such customers must pay nuclear asset-recovery charges even if DEF goes out of business and its transmission and distribution services are taken over by another utility or if a customer elects to purchase electricity from an alternative electric supplier following a fundamental change in regulation of public utilities in Florida.

No customer receiving transmission or distribution service from DEF can avoid the charge. ROCs may not be avoided by DEF's customers and must be paid by such customers until the bonds are paid in full. The only way to avoid the ROCs is to disconnect from DEF's electric grid.

See "DEF's Financing Order—Nuclear Asset-Recovery Charges" in this prospectus.
Small initial nuclear asset-recovery charge as a percentage of customer's total electricity bill:	The initial nuclear asset-recovery charge is expected to represent approximately 2.7% of the total bill, as of April 2016, received by 1,000 kWh residential customer of DEF.
Florida state pledge to protect bondholder rights:	The State of Florida has pledged to the bondholders that it will not:
• alter the provisions of the Financing Act that make the nuclear asset-recovery charges imposed by the financing order irrevocable, binding, and nonbypassable charges;
• take or permit any action that impairs or would impair the value of nuclear asset-recovery property or revises the nuclear asset-recovery costs for which recovery is authorized; or,

•

except as authorized under the Financing Act with respect to the true-up mechanism, reduce, alter, or impair nuclear asset-recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the nuclear asset-recovery bonds have been paid and performed in full.

Nothing in this pledge will preclude limitation or alteration if full compensation is made by law for the full protection of the nuclear asset-recovery charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electric utility. Please read "Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Florida Legislative Action Might Attempt to Invalidate the Bonds or the Nuclear Asset-Recovery Property" in this prospectus.

This agreement is referred to as the state pledge.

The bonds will not be a debt or general obligation of the Florida Commission, the State of Florida, or any of its political subdivisions, agencies, or instrumentalities, and are not a charge on the full faith and credit or taxing power of the State of Florida or any other governmental agency or instrumentality. However, the State of Florida and other governmental entities, to the extent that they are customers, will be obligated to pay nuclear asset-recovery charges securing the bonds.

Florida Commission mandates statutory true-up adjustments to the nuclear asset-recovery charges:

The Financing Act and the financing order require that we, or DEF, file with the Florida Commission at least semi-annually (and quarterly after the scheduled final payment date for the latest maturing bond) a letter applying the true-up mechanism to be reviewed by the Florida Commission for any mathematical errors to correct for any overcollection or undercollection of the nuclear asset-recovery charges and make any adjustments to ensure the recovery of revenues sufficient to provide for the timely payment of scheduled principal of and interest on the bonds and other required amounts and charges payable in connection with the bonds (such amounts, the periodic payment requirement). Under the servicing agreement, the servicer will make adjustments to the nuclear asset-recovery charges at least semi-annually. In addition to the semi-annual true-up adjustment, the servicer is authorized to make interim adjustments at any time for any reason to ensure the timely payment of the periodic payment requirement.

In addition, the servicer will make a non-standard true-up adjustment to be effective simultaneously with a base rate change that includes any change in the rate allocation among customers used to determine the nuclear asset-recovery charges.

These adjustments are sometimes referred to as the Florida Commission guaranteed true-up mechanism or the true-up mechanism. Please read "DEF's Financing Order—FPSC Guaranteed True-Up Mechanism" in this prospectus.

Guarantee of Regulatory Action:

The state pledge and the irrevocability of the financing order, in conjunction with the true-up adjustment, constitute a guarantee of regulatory action for the benefit of bondholders. This performance guarantee is pursuant to the irrevocable financing order as authorized by the Financing Act. Please read "DEF's Financing Order—FPSC Guaranteed True-Up Mechanism" in this prospectus. The financing order provides that the true-up mechanism and all other obligations of the Florida Commission pursuant to its irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds and are legally enforceable against the Florida Commission, a United States public sector entity. See "DEF's Financing Order—FPSC Guaranteed True-Up Mechanism—FPSC-Guaranteed True-Up Mechanism as Regulatory Guaranty" in this prospectus.

There is no limit or cap on level of nuclear asset-recovery charges:

Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. See "Description of the Series A Bonds—Events of Default; Rights Upon Event of Default" in this prospectus.

Credit/security for the bonds:

The bonds are secured by nuclear asset-recovery property, by funds on deposit in the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount, by our rights under the various transaction documents, by our right to compel the servicer to file for and obtain true-up adjustments, and by all payments on or under the pledged collateral and by all proceeds in respect to the pledged collateral. See "Security for the Series A Bonds" in this prospectus. Nuclear Asset-Recovery property is a present property right created by the Financing Act and the financing order and is protected by the state pledge described in this prospectus. See "The Nuclear Asset-Recovery Property and the Financing Act" in this prospectus.

In general, nuclear asset-recovery property permits a nuclear asset-recovery charge, also known as a ratepayer obligation charge or ROC, to be:

1.     paid on a joint and several basis by all existing and future customers (individuals, corporations, other business entities, the State of Florida and other federal, state and local governmental entities) receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts, even if a customer elects to purchase electricity from an alternative electric supplier following a fundamental change in regulation of public utilities in Florida;

2. collected by DEF, as servicer, and remitted to the indenture trustee daily to provide for payments in respect of the bonds; and

3.     adjusted at least semi-annually (and quarterly after the scheduled final payment date for the latest maturing bond), and more frequently as needed to ensure recovery of revenues sufficient to pay principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

The nuclear asset-recovery property securing the bonds consists of all rights and interests of DEF under the financing order. The nuclear asset-recovery property is being sold to us by DEF in connection with the issuance of the bonds.

• Nuclear asset-recovery property is not a receivable, and the bonds are not secured by a pool of receivables.
• The bonds are corporate securities and are not asset-backed securities as defined by the SEC in governing regulations Item 1101 of Regulation AB.

Nuclear asset-recovery property includes the right to impose, bill, collect and receive nuclear asset-recovery charges from all existing and future customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts to be paid on a joint and several basis. Nuclear asset-recovery property includes the right to a mandatory true-up mechanism that at least semi-annually, and more frequently as needed, adjusts the nuclear asset-recovery charges to levels necessary to ensure recovery of revenues sufficient to timely pay principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each WAL. It also includes the right to receive all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from DEF's rights and interests under the financing order.

Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

Credit enhancement for the bonds will be provided by the true-up mechanism, as well as by the capital subaccount. The primary purpose of the excess funds subaccount is not to provide credit enhancement for the bonds but to hold funds collected in amounts that were more than necessary to pay current debt service. However, amounts in the excess funds subaccount may be used to make debt service payments on the bonds when needed.

Allocation and flow of funds:	The following chart represents a general summary of the flow of funds.

Generally, DEF's transmission and distribution customers will pay nuclear asset-recovery charges and all other components of their monthly electricity bills to DEF.

On each payment date, the indenture trustee will pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:
1. payment of the indenture trustee's fees, expenses and outstanding indemnity amounts in an amount not to exceed annually $500,000 in the then current calendar year;
2. payment of the servicing fee plus any unpaid servicing fees from prior payment dates;
3. payment of the administration fee to the extent due on that payment date and of the fees of our independent manager plus any unpaid administration or management fees from prior payment dates;
4. payment of all of our other ordinary periodic operating expenses;
5. payment of the interest then due, including any past-due interest;
6. payment of the principal required to be paid on the final maturity date for each WAL or as a result of acceleration upon an event of default;

7.     payment of the principal then scheduled to be paid in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

8. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents;
9. replenishment of any amounts drawn from the capital subaccount;

10.   release to DEF of an amount equal to the rate of return on the amount contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing; and

11. allocation of the remainder collected, if any, to the excess funds subaccount for future payments.

See "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus. The servicing fee referred to in clause (2) is described in "The Servicing Agreement", and the amount of the administrative fee referred to in clause (3) above is described in "Issuing Entity—The Administrative Agreement" below.

Issuance of additional nuclear asset-recovery bonds by us:

We have been organized to serve as a special purpose project finance subsidiary of DEF. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional nuclear asset-recovery bonds in future transactions, with the approval of the Florida Commission. As a result, we may acquire additional nuclear asset-recovery property and issue one or more additional series of nuclear asset-recovery bonds that are supported by such additional and separate nuclear asset-recovery property or other collateral. For example, such future financings may include additional series of nuclear asset-recovery bonds to finance additional nuclear asset-recovery costs at CR3. If authorized by the Florida Commission, such future financings may include nuclear asset-recovery bonds issued to finance costs, if any, which result from (1) capital costs of dry cask storage facilities at CR3, (2) additional funds needed to fund the CR3 Nuclear Decommissioning Trust in support of decommissioning CR3 or (3) costs which result from a new requirement adopted after October 14, 2015, by the United States Nuclear Regulatory Commission, Federal Energy Commission, or North American Electric Reliability Corporation that are applicable industry wide or generally applicable to shut down nuclear plants or (4) any other CR3 Force Majeure event, as defined in the "Glossary" of this prospectus.

Each series of nuclear asset-recovery bonds that may be issued will be backed by separate nuclear asset-recovery property we acquire for the separate purpose of repaying that series. Any new series of such securities may include terms and provisions that would be unique to that particular series of nuclear asset-recovery bonds. Each series that we may issue will have the benefit of a true-up mechanism.

However, we may not issue additional nuclear asset-recovery bonds unless the rating agency condition for the bonds, as defined in the "Glossary", has been satisfied. It will be a condition of issuance for each series of nuclear asset-recovery bonds that the new series receive a rating or ratings as required by the applicable financing order. In addition, we may not issue additional nuclear asset-recovery bonds (other than additional nuclear asset-recovery bonds under the financing order) unless each of the following conditions is satisfied:

• except for additional nuclear asset-recovery bonds authorized under the financing order, DEF requests and receives another financing order from the Florida Commission;

•

each series has recourse only to the nuclear asset-recovery property and funds on deposit in the trust accounts held by the indenture trustee with respect to that series, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the ROCs and funds on deposit in the trust accounts with respect to that series are insufficient to pay such other series in full;

•

the indenture trustee and the rating agencies then rating any series of our outstanding nuclear asset-recovery bonds are provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with DEF and that there has been a true sale of the nuclear asset-recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

• transaction documentation for the other series provides that holders of the nuclear asset-recovery bonds of the other series will not file or join in filing of any bankruptcy petition against us;

•

if holders of such other series are deemed to have any interest in any of our assets that are dedicated to the bonds, holders of such other nuclear asset-recovery bonds must agree that their interest in the assets that are dedicated to the bonds is subordinate to claims or rights of holders of the bonds;

• each series will have its own bank accounts or trust accounts; and
• each series will bear its own indenture trustee fees, servicer fees and pro rata portion administration fees due under the administration agreement.

Allocation among series:

The bonds will not be subordinated in right of payment to any other series of nuclear asset-recovery bonds. Each series of nuclear asset-recovery bonds will be secured by its own nuclear asset-recovery property, which will include the right to impose, bill, collect and receive nuclear asset-recovery charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which revenue from the nuclear asset-recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of nuclear asset-recovery bonds. Holders of one series of nuclear asset-recovery bonds will have no recourse to collateral for a different series. Each series that we may issue will also have the benefit of a true-up mechanism. The administration fees, independent manager fees and other operating expenses payable by us on a payment date will be assessed to each series of nuclear asset-recovery bonds on a pro rata basis, based upon the respective outstanding principal amounts of each series. See "Security for the Series A Bonds—Description of Indenture Accounts" and "—How Funds in the Collection Account Will Be Allocated" in this prospectus.

Although each series of nuclear asset-recovery bonds will have its own nuclear asset-recovery property, nuclear asset-recovery charges relating to the bonds and nuclear asset-recovery charges relating to any other series of nuclear asset-recovery bonds will be collected through single electricity bills to each electric service customer. The nuclear asset-recovery charges for each series will not be separately identified on customer electricity bills, although customer electricity bills will state that a portion of the electricity bill consists of the rights to the nuclear asset-recovery charges that have been sold to us.

In the event a customer does not pay in full all amounts owed under any bill including nuclear asset-recovery charges, each servicer is required to allocate any resulting shortfalls in nuclear asset-recovery charges ratably based on the amounts of nuclear asset-recovery charges owing in respect of the bonds, any amounts owing to any other series and amounts owing to any other subsequently created special-purpose subsidiaries of the utilities which issue nuclear asset-recovery bonds. See "The Servicing Agreement—Remittances to Collection Account" in this prospectus.

ERISA eligible:	Yes; please read "ERISA Considerations" in this prospectus.
Credit risk retention requirements:	The bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Exchange Act (added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

In addition, we and DEF believe that the bonds will not be subject to the 5% risk retention requirement imposed by the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013). For the purposes of the European Union's risk retention rules, we and DEF believe the issue of the bonds does not fall within the definition of a "securitisation" as the credit risk associated with exposure is not tranched. We and DEF believe, therefore, that the EU risk retention rules do not apply to the issue of the bonds.

International Risk Weighting

We cannot assure you of the risk weighting or other treatment of the bonds under any national law, regulation or policy implementing the international regulatory framework for banking institutions known as Basel III. You should consult your own professional advisors and, as you see fit, supervisory regulators before making any investment in the bonds.

There are certain factors that may be considered by banks in their risk weighting analysis for regulatory capital purposes, including in certain countries other than the United States the rating category of the bonds determined by major credit rating agency. See "Risk Weighting Under Certain International Capital Guidelines" in this prospectus.

Our legal and covenant defeasance options:

We may, by making certain deposits in trust and meeting specified conditions, at any time, terminate all of its obligations under the indenture and the series supplement with respect to the bonds or its obligations to comply with some of the covenants in the indenture and the series supplement, including some of the covenants described under "Description of the Series A Bonds—Covenants of DEF Project Finance" in this prospectus. See "Description of the Series A Bonds—DEF Project Finance's Legal and Covenant Defeasance Options" in this prospectus.

Expected settlement date:	Settling flat. DTC, Clearstream and Euroclear. June 22, 2016.
Continuing disclosure: surveillance/internet-based information post issuance/dedicated Web address:

Duke Energy Corporation, the parent of DEF, will establish a dedicated web address for the life of the bonds. The principal transaction documents and other information concerning the nuclear asset-recovery charges and security relating to the bonds will be posted at such web address, which is currently located at www.duke-energy.com.

The bonds are not asset-backed securities as defined by the SEC in governing regulations Item 1101 of Regulation AB, and neither we nor the depositor is an asset-backed issuer. However, we plan to file with the SEC required periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic and current reports at a website associated with DEF or DEF's affiliates.

Risk factors:	You should consider carefully the risk factors beginning on page 21 of this prospectus before you invest in the bonds.

RISK FACTORS

        You should consider carefully all the information included in this prospectus, including the following factors, which might result in a reduction in the market value of your investment in the bonds, before you decide whether to invest in the bonds:

You might experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement

        You may suffer material payment delays on your bonds if the collateral securing your bonds is insufficient to pay the accrued interest on and the principal amount of those bonds in full. The only source of funds for payments of interest on and principal of the bonds will be the collateral. The collateral for the bonds will be limited to:

  •
  the nuclear asset-recovery property securing the bonds, including the right to impose, bill, collect and receive nuclear asset-recovery charges and the right to implement the true-up mechanism in respect of the nuclear asset-recovery charges;

  •
  the funds on deposit in the accounts held by the indenture trustee and;

  •
  our rights under various contracts described in this prospectus.

        The bonds will not be insured or guaranteed by DEF, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Duke Energy Corporation, any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the bonds might result in a reduction in the market value of the bonds and, therefore, the value of your investment in the bonds.

        The bonds do not constitute a debt, liability or other obligation of, or interest in, DEF or any of its other affiliates (other than us). The bonds are not a debt or general obligation of the Florida Commission, State of Florida or any of its political, subdivisions, agencies or instrumentalities, and are not a charge on the full faith and credit or taxing power of the State of Florida or any other governmental agency or instrumentality. However, insofar as the State of Florida or any such political subdivision, agency or instrumentality is receiving transmission or distribution service from DEF or its successor or assignee, such governmental entity will be obligated, in its capacity as a customer, to pay nuclear asset-recovery charges securing the bonds.

        You must rely for payment of principal of and interest on the bonds solely upon the Financing Act, state and federal constitutional rights to enforcement of the Financing Act, the financing order, collections of nuclear asset-recovery charges and funds on deposit in the related accounts held pursuant to the indenture and the series supplement.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

Future legal action might challenge or invalidate the Financing Act or the financing order and materially adversely affect your investment

        The nuclear asset-recovery property is created pursuant to the Financing Act and a financing order issued by the Florida Commission pursuant to the Financing Act. The Financing Act became effective on July 1, 2015. DEF is the first utility to petition the Florida Commission to issue nuclear asset-recovery bonds under the Financing Act.

        The Financing Act or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. In addition, the financing order or any provision thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen; however, we cannot assure you that a lawsuit challenging the validity of the Financing Act or the financing order will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or financing order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment. See "The Nuclear Asset-Recovery Property and the Financing Act" and "DEF's Financing Order" in this prospectus.

        Florida and other states have passed legislation similar to the Financing Act to authorize recoveries by utilities of specified costs, such as hurricane recovery costs, environmental control costs, or costs associated with deregulation of the electricity market, and some of those laws have been challenged by judicial actions or utility commission proceedings. To date, none of those challenges has succeeded, but future judicial challenges might be made. An unfavorable decision challenging legislation similar to the Financing Act would not automatically invalidate the Financing Act or the financing order, but it might provoke a challenge to the Financing Act or the financing order, establish a legal precedent for a successful challenge to the Financing Act or the financing order or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds. Therefore, legal activity in other states might indirectly affect the value of your investment in the bonds.

Future Florida legislative action might attempt to invalidate the bonds or the nuclear asset-recovery property

        Under the Financing Act, the State of Florida has pledged not to (i) alter the provisions of the Financing Act that make the nuclear asset-recovery changes imposed by the financing order irrevocable, binding and nonbypassable, (ii) take or permit any action that impairs the value of the nuclear asset-recovery property or revises the nuclear asset-recovery costs for which recovery is authorized or, (iii) except as provided in the FPSC-guaranteed true-up mechanism, reduce, alter, or impair nuclear asset-recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the nuclear asset-recovery bonds have been paid and performed in full. For a description of this state pledge, see "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of Nuclear Asset-Recovery Bonds—The Financing Act Contains a State Pledge" in this prospectus. Despite the state pledge, the Florida legislature might attempt to repeal the Financing Act, or attempt to amend the Financing Act, or as described below, the Florida Commission might take certain actions that impair the nuclear asset-recovery property. As of the date of this prospectus, neither we nor DEF is aware of any pending legislation in the Florida legislature that would affect any provisions of the Financing Act.

        In the opinion of Hunton & Williams LLP, counsel to DEF and us, with respect to applicable federal constitutional principles relating to the impairment of contracts, the state pledge constitutes a contractual relationship between the bondholders and the State of Florida. In the event that the Florida legislature passes any law (or the Florida Commission exercising legislative powers takes any action) prior to the time that the bonds and related financing costs are fully paid and discharged that in either case limits, alters, impairs, or reduces the value of the nuclear asset-recovery property or the nuclear asset-recovery charges, then, absent a demonstration by the State of Florida that such action or inaction is necessary to further a significant and legitimate public purpose, the bondholders (or the indenture trustee acting on their behalf) would likely have a valid claim, under the Contract Clause of the U.S. Constitution, against the constitutionality of any such action or inaction that limits, alters, impairs, or reduces the value of the nuclear asset-recovery property or the nuclear asset-recovery charges prior to the time that the bonds are fully paid and discharged, provided that the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the nuclear asset-recovery property or the bondholders. Preliminary injunctive relief should be available under federal law to delay implementation of any such action or inaction hereafter taken and determined to limit, alter, impair, or reduce the value of the nuclear asset-recovery property or the nuclear asset-recovery charges so as to cause such an impairment in violation of the Contract Clause of the U.S. Constitution, and, upon final adjudication of a claim challenging any such action or inaction, permanent injunctive relief should be available under federal law to prevent implementation thereof.

        Further, the Takings Clause of the U.S. Constitution would likely require the State of Florida to pay just compensation to the bondholders if a court determines that a repeal or amendment of the Financing Act, or any other action taken by the State of Florida in contravention of the state pledge, (a) completely deprived the bondholders of all economically beneficial use of the nuclear asset-recovery property or (b) unduly interfered with the reasonable expectations of the bondholders arising from their investment in the bonds. Even if such State action or inaction is treated as a taking and the State of Florida provides you with an amount deemed to be full compensation, that amount might not be sufficient for you to fully recover your investment.

        In the opinion of Shutts & Bowen LLP, as counsel to DEF and addressed to us, under applicable Florida constitutional principles relating to the impairment of contracts, absent a demonstration that such action or inaction was necessary to serve a legitimate and important public purpose, the state pledge provides a basis upon which the bondholders (or the indenture trustee acting on their behalf) could successfully challenge any law subsequently passed by Florida legislature or any action of the Florida Commission exercising legislative powers or any refusal to take any action required by the state pledge determined by the court to reduce, alter or impair the value of the nuclear asset-recovery property so as to substantially impair the rights of the owners of the nuclear assets-recovery property or the bondholders. However, it might be possible for the Florida legislature to enact legislation, for the people of the State of Florida to pass a constitutional amendment, or for the Florida Commission to take action exercising legislative powers or to refuse to take action required by the state pledge that would impair the rights and remedies of bondholders without giving rise to an impairment of contract under State constitutional principles, if such action or inaction occurs in order to serve a significant and legitimate public purpose (a legitimate and important public purpose under Florida law), such as protecting the public health and safety, or if such action or inaction otherwise is in the valid exercise of the State of Florida's police power.

        Any such action or inaction by the State of Florida adversely affecting the nuclear asset-recovery property or the ability to collect nuclear asset-recovery charges might also be considered a "taking" under the Florida Constitution. The State of Florida may then be obligated to pay the estimated value of the nuclear asset-recovery property at the time of the taking. DEF cannot assure you of the likelihood or legal validity of any action of this type by the State of Florida, or whether the action or inaction would be considered a taking. Even if such State action or inaction is treated as a taking and the State of Florida provides you with an amount deemed to be full compensation, that amount might not be sufficient for you to fully recover your investment.

        In addition, the people of the State of Florida have the right to amend the Florida Constitution through initiative powers; however, the voters do not have the right to amend statutes through initiative powers. Thus, it is possible that the people of Florida, using their initiative powers, might amend or repeal the Florida Constitution in a manner affecting the Financing Act. The power to propose a revision or amendment to the Florida Constitution by initiative may be invoked by filing a petition signed by a number of voters in each of one-half of the congressional districts of the State of Florida, and of the State of Florida as a whole, equal to 8% of the votes cast in each district and in the State of Florida as a whole in the last election in which presidential electors were chosen. If this requirement is met, the amendment would be placed on a statewide ballot for approval by 60% of the State of Florida voters voting at the election (unless a different approval vote is required by the Florida Constitution for a particular amendment). DEF is currently unaware of any efforts to amend the Florida Constitution in a manner which would affect the Financing Act in any way.

        Further, nothing in the state pledge precludes any limitation or alteration of the Financing Act or a financing order if full compensation is made by law for the full protection of the nuclear asset-recovery charges collected pursuant to a financing order and of the holders of the related series of bonds. It is unclear what "full compensation" and "full protection" would be afforded to holders of the bonds by the State of Florida if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the related series of bonds, or the timing or receipt of payments with respect to such bonds.

        We cannot assure you that a repeal of or amendment to the Financing Act will not be sought or adopted or that any action or inaction by the State of Florida adverse to your investment in the bonds will not occur. The servicer has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of or amendment to the Financing Act or a modification of the financing order or nuclear asset-recovery property. However, enforcement of any rights against the State of Florida or the Florida Commission under the state pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against State of Florida and local governmental entities in Florida. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Florida or the Florida Commission may be sued. See "The Servicing Agreement—Servicing Standards and Covenants" in this prospectus. However, we cannot assure that the servicer would be able to take this action or that this action would be successful.

        Except as described in "The Sale Agreement—Indemnification" in this prospectus, neither DEF, nor any of its successors, assignees or affiliates will indemnify you for any change in law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds.

The Florida Commission might attempt to take actions which might reduce the value of your investment

        The Financing Act provides that the financing order issued to DEF is irrevocable upon the transfer of the nuclear asset-recovery property to an assignee or the issuance of the bonds, whichever is earlier, and is not subject to amendment, modification or termination by subsequent action of the Florida Commission, except for the periodic true-up adjustments. Apart from the financing order, the Florida Commission retains the power to adopt, revise or rescind rules or regulations affecting DEF or a successor utility. The Florida Commission also retains the power to interpret and implement the financing order. Any new or amended regulations or orders by the Florida Commission for example, could affect the ability of the servicer to collect the nuclear asset-recovery charges in full and on a timely basis. The servicer has agreed to take legal or administrative action to resist any Florida Commission rule, regulation or decision that would violate the state pledge. We cannot assure you that the servicer would be successful in its efforts. Thus, future Florida Commission rules, regulations or decisions might adversely affect the rating of the bonds, their price or the rate of nuclear asset-recovery charge collections and, accordingly, the amortization of bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

        The servicer is required to file with the Florida Commission, on our behalf, periodic true-up adjustments of the nuclear asset-recovery charges. Under the irrevocable financing order, the Florida Commission guarantees it will act to administratively approve the requested adjustment (including, if applicable, the correction of any mathematical error in such calculations) within 60 days of the date of the request for adjustment. Please read "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" and "The Servicing Agreement—The Florida Commission's Mandated True-Up Adjustment Process" in this prospectus. However, true-up adjustments could be challenged, and any such challenge might adversely affect the market perception and valuation of the bonds. Also, any such challenge could result in costly and time-consuming litigation, and such litigation could result in a shortfall or material delay in nuclear asset-recovery charge collections.

A municipal entity might assert the right to acquire portions of DEF's electric distribution facilities and avoid payment of the nuclear asset-recovery charges

        A municipality might bring a proceeding and allege that it has the right to acquire portions of an electric utility's electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. If a municipality were to bring such a proceeding against DEF, DEF would first contest the municipality's right to utilize eminent domain to acquire DEF's electric distribution facilities. If the municipality was successful in such a proceeding, then after the final, non-appealable judgment, DEF would adhere to the covenant described below in the servicing agreement. A municipality may also seek to acquire portions of an electric utility's electric distribution facilities by exercising a unilateral contract option to request a valuation and forced sale of the electric utility's electric distribution facilities. There can be no assurance that one or more municipalities will not seek to acquire some or all of DEF's electric distribution facilities while the bonds remain outstanding. The Financing Act specifies that nuclear asset-recovery charges approved by a financing order shall be collected by an electric utility as well as its "successors or assignees." In the servicing agreement, DEF has covenanted to assert in an appropriate forum that any municipality that acquires any portion of DEF's electric distribution facilities by eminent domain or by exercising a unilateral contract option, must be treated as a successor to DEF under the Financing Act and the financing order and that customers in such municipalities remain responsible for payment of nuclear asset-recovery charges. However, the involved municipality might assert that it should not be treated as a successor to DEF for these purposes and that its distribution customers are not responsible for payment of nuclear asset-recovery charges. In any case, DEF cannot assure you that the nuclear asset-recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of DEF and that such an occurrence might not affect the timing or receipt of payments with respect to your bonds.

Neither DEF Project Finance nor DEF is obligated to indemnify you for changes in law

        Neither we nor DEF nor any of their successors, assignees or affiliates will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Financing Act that might affect the value of your bonds. DEF, as servicer, will agree in the servicing agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Financing Act that would be materially adverse to us, the indenture trustee or bondholders. However, we cannot assure you that DEF would be able to take this action or that this action would be successful. Although DEF or any successor assignee might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the bonds invalidates the nuclear asset-recovery property, such indemnification obligations do not apply for any changes in law after the date the bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision. See "The Sale Agreement—Seller Representations and Warranties" and "The Servicing Agreement—Servicing Standards and Covenants" in this prospectus.

Servicing Risks

Inaccurate forecasting of electric consumption or collections might reduce scheduled payments on the bonds

        The nuclear asset-recovery charges are assessed based on forecasted customer usage. The amount and the rate of nuclear asset-recovery charge collections will depend in part on actual electricity consumption and the amount of collections and write-offs. The nuclear asset-recovery charges are calculated by the servicer according to the methodology approved in the financing order, which includes the allocation of cost responsibility among customer rate classes based upon the cost responsibilities approved in DEF's most recently filed rate case. If the servicer inaccurately forecasts either electricity consumption or underestimates customer delinquency or write-offs when setting or adjusting the nuclear asset-recovery charges, there could be a shortfall or material delay in nuclear asset-recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds. Please read "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" and "The Servicing Agreement—The Florida Commission's Mandated True-Up Adjustment Process" in this prospectus.

        Inaccurate forecasting of electricity consumption by the servicer might result from, among other things:

  •
  unanticipated weather or economic conditions, resulting in less electricity consumption than forecast;

  •
  general economic conditions being worse than expected, causing customers to migrate from DEF's service territory or reduce their electricity consumption;

  •
  the occurrence of a natural disaster, such as a hurricane, wind storm or an act of terrorism, cyber attack or other catastrophic event unexpectedly disrupting electrical service and reducing electricity consumption;

  •
  unanticipated changes in the market structure of the electric industry;

  •
  large customers unexpectedly ceasing business or departing DEF's service territory;

  •
  dramatic and unexpected changes in energy prices resulting in decreased electricity consumption;

  •
  customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency;

  •
  differences or changes in forecasting methodology; or

  •
  large customers switching to alternative sources of energy, including self-generation or co-generation of electric power in some cases without using DEF's transmission or distribution system. Self-generators that receive no transmission or distribution service from DEF are not liable for the nuclear asset-recovery charge. The Financing Act and financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate.

        Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

  •
  unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events causing greater write-offs than expected or forcing DEF or a successor utility to grant additional payment relief to more customers;

  •
  an unexpected change in law that makes it more difficult for DEF or a successor distribution company to terminate service to nonpaying customers, or that requires DEF or a successor to apply more lenient credit standards for customers; or

  •
  the unexpected introduction into the energy markets, as a result of a fundamental change in the regulation of electric utilities in Florida, of alternative energy suppliers who are authorized to collect payments arising from the nuclear asset-recovery charges, but who may fail to remit customer charges to the servicer in a timely manner.

Your investment in the bonds depends on DEF or its successors or assignees acting as servicer of the nuclear asset-recovery property

        DEF, as servicer, will be responsible for, among other things, calculating, billing, collecting and posting the nuclear asset-recovery charges from customers, submitting requests to the Florida

Commission to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a customer. The indenture trustee's receipt of collections in respect of the nuclear asset-recovery charges, which will be used to make payments on bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for nuclear asset-recovery charge billings, collections and postings, as the same may be modified by any applicable current or future Florida Commission regulations, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer's payments to the indenture trustee in respect of the nuclear asset-recovery charges might be delayed or reduced. In that event, our payments on the bonds might be delayed or reduced.

If DEF Project Finance needs to replace DEF as the servicer, DEF Project Finance may experience difficulties finding and using a replacement servicer

        If DEF ceases to service the nuclear asset-recovery property related to the bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than DEF and might experience difficulties in collecting nuclear asset-recovery charges and determining appropriate adjustments to the nuclear asset-recovery charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved in the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to DEF as servicer. DEF has agreed in the servicing agreement to indemnify the Florida Commission on behalf of customers for any increase in the servicing fees if DEF is replaced as a result of its willful misconduct, recklessness or negligence or termination for cause. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, or the Bankruptcy Code, or similar laws, we and the indenture trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.

        DEF currently has accounts receivable sale arrangements under which it sells substantially all of its accounts receivable on a revolving basis. Under the intercreditor agreement to be entered into at the time of issuance of the bonds among DEF, us, the indenture trustee, and the parties to DEF's accounts receivable sale programs, replacement of the servicer would require the agreement of the indenture trustee and the administrative agents under the accounts receivable sale programs. In the event of a default by the servicer under the servicing agreement, if the indenture trustee and the administrative agents under the accounts receivable sale programs are unable to agree on a replacement servicer, the indenture trustee would not be able to replace DEF or any successor as servicer. Any of these events could adversely affect the billing, collection and posting of the nuclear asset-recovery charges and the value of your investment in the bonds. See "The Servicing Agreement" in this prospectus.

        In addition to the above, it is possible that DEF may, in the future, cause other subsidiaries to issue other securities, similar to the bonds that are backed by charges owing from customers or similar types of property. DEF has covenanted in the sale agreement that, in the event of any issuance of that sort, it will also enter into an intercreditor agreement with the indenture trustee and the trustees for those other issuances, which would provide that the servicer for the bonds and those other issuances must be one and the same entity. Any expansion of the intercreditor agreement to include those subsequent issuances could further impair the ability of the indenture trustee to appoint a successor servicer in the event of a servicer default.

Changes to billing, collection and posting practices might reduce the value of your investment in the bonds

        The financing order specifies the methodology for determining the amount of the nuclear asset-recovery charges we may impose. However, subject to any required Florida Commission approval, the servicer may set its own billing, collection and posting arrangements with customers from whom it collects nuclear asset-recovery charges, provided that these arrangements comply with any applicable Florida Commission customer safeguards and the provisions of the servicing agreement. For example, to recover part of an outstanding bill, the servicer may agree to extend a customer's payment schedule, including the nuclear asset-recovery charges. Also, subject to any required Florida Commission approval, the servicer may change billing, collection and posting practices, which might adversely impact the timing and amount of customer payments and might reduce nuclear asset-recovery charge collections, thereby limiting our ability to make scheduled payments on the bonds. Separately, the Florida Commission might require changes to these practices. Any changes in billing, collection and posting practices or regulations might make it more difficult for the servicer to collect the nuclear asset-recovery charges and adversely affect the value of your investment in the bonds.

It might be difficult for successor servicers to collect the nuclear asset-recovery charge from DEF's customers

        Any successor servicer may bring an action against a customer for non-payment of the nuclear asset-recovery charge, but only a successor servicer that is a successor electric utility may terminate service for failure to pay the nuclear asset-recovery charge. The financing order provides that partial payment of monthly electric bills shall be allocated pro rata among the nuclear asset-recovery charge and other charges on the bill. A successor servicer that does not have the threat of termination of service available to enforce payment of the nuclear asset-recovery charge would need to rely on the successor electric utility to threaten to terminate service for nonpayment of other portions of monthly electric utility bills. This inability might reduce the value of your investment.

Risk Associated with the Unusual Nature of the Nuclear Asset-Recovery Property

Nuclear asset-recovery charges may not be billed more than 276 months after the inception of the nuclear asset-recovery charges

        Nuclear asset-recovery charges may not be imposed on customers following a date which is the close of the last billing cycle for the 276th month from the inception of the nuclear asset-recovery charge. If nuclear asset-recovery charges billed through this period are not sufficient to repay the bonds in full, apart from amounts in the capital subaccount, no other funds will be available to pay the unpaid balance due on the bonds.

Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected

        Under the Financing Act, the indenture and the series supplement, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the nuclear asset-recovery property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the nuclear asset-recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the bonds will be due and payable upon acceleration of the bonds before maturity, we do not anticipate that the nuclear asset-recovery charges will be adjusted beyond the periodic payment requirement and therefore nuclear asset-recovery charges likely would not be sufficient to pay principal due and payable upon such an acceleration, and the nature of our business will result in principal of the bonds being paid as funds become available. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" in this prospectus. If there is an acceleration of the bonds, all of the bonds will be paid pro rata; therefore, some bonds might be paid earlier than expected and some bonds might be paid later than expected.

Risk Associated with Storms

Storm damage to DEF's operations might impair payment of the bonds

        DEF's operations might be impacted by hurricanes, tropical storms or wind storms. Transmission, distribution and consumption of electricity might be interrupted temporarily, reducing the collections of nuclear asset-recovery charges. There might be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in the DEF service area, which could cause the per-kWh nuclear asset-recovery charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as a violation of the state pledge, might be defended on the basis of public necessity. Please read "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of Nuclear Asset-Recovery Bonds—The Financing Act Contains a State Pledge" and "Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Florida Legislative Action Might Attempt to Invalidate the Bonds or the Nuclear Asset-Recovery Property" in this prospectus.

Risks Associated with Potential Bankruptcy Proceedings

        For a detailed discussion of the following risks, please read "Bankruptcy and Creditors' Rights Issues." In addition, the risk factors enumerated below in this subsection are based on general legal principles and outcomes; each bankruptcy case is factually unique, and the outcome of any bankruptcy case is based upon the application of legal principles to the specific facts of that bankruptcy case.

Bankruptcy of DEF or any successor or assignee could result in losses or delays in payments on the bonds

        The Financing Act provides that as a matter of Florida law:

  •
  the rights of a selling utility in nuclear asset-recovery property assignable under the Financing Act or a financing order, prior to sale, are contract rights of the seller;

  •
  the seller may make a present transfer of its rights under the financing order, including the right to impose, bill, collect and receive future nuclear asset-recovery charges that customers do not yet owe, and each such transfer is considered to be a transaction in the ordinary course of business;

  •
  upon the transfer to us, the rights will become nuclear asset-recovery property and as described in the financing order, nuclear asset-recovery property represents a legally enforceable regulatory property right under the Financing Act to bill and collect nuclear asset-recovery charges from persons who receive electric transmission and distribution services from the electric utility or its successors or assignees, even though the imposition and collection of nuclear asset-recovery charges depend on further acts that have not yet occurred; and

  •
  a transfer of the nuclear asset-recovery property from the seller to us is an absolute transfer and true sale of the nuclear-asset recovery property, not a pledge of the nuclear asset-recovery property to secure a financing by the seller.

        Please read "The Nuclear Asset-Recovery Property and the Financing Act" in this prospectus. These four provisions are important to maintaining payments on the bonds in accordance with their terms during any bankruptcy of DEF. In addition, the transaction has been structured with the objective of keeping us separate from DEF in the event of a bankruptcy of DEF.

        The Financing Act further provides that the interest of a transferee, purchaser, acquirer, assignee, or pledgee in nuclear asset-recovery property specified in the financing order, and in the revenue and collections arising from that property, is not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the reorganization, bankruptcy, or other insolvency of the electric utility or any other entity.

        A bankruptcy court generally follows state property law on issues such as those addressed by the four provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a bankruptcy of DEF refused to enforce one or more of the State property law provisions described above for this reason, the effect of this decision on you as a bondholder would be similar to the treatment you would receive in a bankruptcy of DEF if the bonds had been issued directly by DEF, including without limitation possibly causing material delays in payment of, or losses on, your bonds and possibly materially reducing the value of your investment in the bonds. Specific examples of possible effects are set forth below. A decision by the bankruptcy court that, despite our separateness from DEF, our assets and liabilities and those of DEF should be consolidated would have a similar effect on you as a bondholder.

        We have taken steps together with DEF, as the seller, to reduce the risk that in the event DEF or an affiliate of DEF were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of DEF or an affiliate. Such steps include, without limitation, provisions in our limited liability company agreement concerning entity separation and requiring an independent manager. Nonetheless, these steps might not be completely effective, and thus if DEF or an affiliate of DEF were to become a debtor in a bankruptcy case, a court may order that our assets and liabilities be consolidated with those of DEF or the affiliate. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

  •
  without permission from the bankruptcy court, the indenture trustee might be prevented from taking actions against DEF or recovering or using funds on your behalf or replacing DEF as the servicer;

  •
  the bankruptcy court might order the indenture trustee to exchange the nuclear asset-recovery property for other property, which might be of lower value;

  •
  tax or other government liens on DEF's property that arose after the transfer of the nuclear asset-recovery property to us might nevertheless have priority over the indenture trustee's lien and might be paid from nuclear asset-recovery charge collections before payments on your bonds;

  •
  the indenture trustee's lien might not be properly perfected in nuclear asset-recovery property collections that were commingled with other funds of DEF collected from customers as of the date of DEF's bankruptcy, or might not be properly perfected in all of the nuclear asset-recovery property, including, without limitation, if all perfection requirements are not met, and the lien might therefore be set aside in the bankruptcy, with the result that your bonds would represent only general unsecured claims against DEF;

  •
  the bankruptcy court might rule that neither our property interest nor the indenture trustee's lien extends to nuclear asset-recovery charges in respect of electricity consumed after the commencement of DEF's bankruptcy case, with the result that your bonds would represent only general unsecured claims against DEF;

  •
  we and DEF might be relieved of the obligation to make any payments on your bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the case;

  •
  DEF might be able to alter the terms of your bonds as part of its plan of reorganization;

  •
  the bankruptcy court might rule that the nuclear asset-recovery charges should be used to pay a portion of the cost of providing electric service;

  •
  the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim of actual damages against DEF which might be expensive and difficult to prove;

  •
  the sale of the related nuclear asset-recovery property might be construed as a financing and not a sale which might delay or limit payment on your bonds;

  •
  claims against DEF or any successor or assignee might be limited in the event of a bankruptcy of the seller;

  •
  a bankruptcy of DEF or any successor or assignee could limit the remedies available to the indenture trustee;

  •
  if the servicer defaults or enters bankruptcy proceedings, it might be difficult to find a successor servicer and payments on your bonds might be temporarily suspended;

  •
  the servicer will commingle the nuclear asset-recovery charges with other revenues which might obstruct access to the nuclear asset-recovery charges in case of bankruptcy of the servicer;

  •
  if the servicer enters bankruptcy proceedings, the collections of the nuclear asset-recovery charges paid by the servicer in the 90 days before the date of bankruptcy might constitute voidable preferences; or

  •
  bondholders of another series of nuclear asset-recovery bonds might attempt to obtain access to the collateral for the bonds, resulting in losses or a delay in payment on the bonds.

Other Risks Associated with the Purchase of the Bonds

DEF's obligation to indemnify DEF Project Finance for a breach of a representation or warranty might not be sufficient to protect your investment

        DEF will be obligated under the sale agreement to indemnify us and the indenture trustee, for itself and on behalf of the bondholders, only in specified circumstances. DEF will not be obligated to repurchase the nuclear asset-recovery property in the event of a breach of any of its representations, warranties or covenants regarding such nuclear asset-recovery property. Similarly, DEF will be obligated under the servicing agreement to indemnify us and the indenture trustee, for itself and on behalf of the bondholders only in specified circumstances. Please read "The Sale Agreement" and "The Servicing Agreement" in this prospectus.

        Neither the indenture trustee nor the bondholders will have the right to accelerate payments on the related bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture and series supplement as described in "Description of the Series A Bonds—Events of Default; Rights Upon Event of Default." Furthermore, DEF might not have sufficient funds available to satisfy its indemnification obligations, and the amount of any indemnification paid by DEF might not be sufficient for you to recover all of your investment in the bonds. In addition, if DEF becomes obligated to indemnify bondholders, the ratings on the bonds might be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of DEF with respect to any of these indemnification amounts. DEF will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the bonds, or for any consequential damages, including any loss of market value of the bonds resulting from a default or a downgrade of the ratings of the bonds. Please read "The Sale Agreement—Seller Representations and Warranties" and "—Indemnification" in this prospectus.

DEF Project Finance might issue additional series of nuclear asset-recovery bonds

        The financing order authorizes us to issue one or more series of nuclear asset-recovery bonds not to exceed the aggregate principal amount of the Financeable Balance as of the issuance date. We may also, at our sole discretion, acquire separate and additional nuclear asset-recovery property under a subsequent financing order, and issue one or more additional series of nuclear asset-recovery bonds supported by such additional nuclear asset-recovery property. In addition, DEF may in its sole discretion sell nuclear asset-recovery property to one or more entities other than us in connection with the issuance of a new series of nuclear asset-recovery bonds. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional nuclear asset-recovery bonds, nor may DEF sell nuclear asset-recovery property to other entities issuing nuclear asset-recovery bonds, if the issuance would not satisfy the rating agency condition. If additional series of nuclear asset-recovery bonds are issued, nuclear asset-recovery charge revenues collected by or for the benefit of DEF will be prorated among the owners of the nuclear asset-recovery property associated with each such series based on the respective amounts of nuclear asset-recovery charges billed and not yet paid. However, we cannot assure you that a new series or issuance would not cause reductions or delays in payment on your bonds. In addition, some matters relating to the bonds issued by us may require the vote of the holders of all series of bonds issued by us. Your interests in these votes might conflict with the interests of the beneficial owners of nuclear asset-recovery bonds of another series or with the interests of holders of other securities that might be issued. Thus, these votes could result in an outcome that is materially unfavorable to you.

Technological change might make alternative energy sources more attractive in the future

        Technological developments and/or tax or other economic incentives might result in the introduction of economically attractive, more fuel-efficient, more environmentally-friendly and/or more cost-effective alternatives to purchasing electricity through a utility's distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient on-site generating and/or storage units that can be cost-effective options for a greater number of retail customers. Moreover, an increase in self-service power may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. Customers who self-generate their electricity must pay the nuclear asset-recovery charges to the extent that such energy, or emergency back-up power, is transmitted through use of a utility's delivery system. Technological developments might allow greater numbers of retail customers to reduce or even altogether avoid nuclear asset-recovery charges under such provisions through on-site generation and storage. This might reduce the kilowatt-hours of electric energy delivered to retail customers by means of DEF's transmission and distribution facilities, thereby causing nuclear asset-recovery charges to the remaining retail customers to increase.

Absence of a secondary market for the bonds might limit your ability to resell bonds

        The underwriters for the bonds might assist in resales of such bonds but they are not required to do so. A secondary market for the bonds might not develop. If a secondary market does develop, it might not continue or there might not be sufficient liquidity to allow you to resell any of your bonds. We do not anticipate that any bonds will be listed on any securities exchange.

DEF's credit ratings might affect the market value of your bonds

        Although DEF is not an obligor on the bonds, a downgrading of DEF's current credit ratings might have an adverse effect, at least temporarily, on the market value of the bonds. Credit ratings might change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment.

The ratings are no indication of the expected rate of payment of principal on the bonds and DEF Project Finance might pay principal of the bonds later than expected

        The bonds will be rated by one or more established rating agencies. A rating is not a recommendation to buy, sell or hold the bonds. The ratings merely analyze the probability that we will repay the total principal amount of each WAL of the bonds at its final maturity date (which is later than the expected final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule. Thus, we might repay the principal of your bonds later than you expect, which might materially reduce the value of your investment.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds

        We and DEF believe that the bonds will not be subject to the 5% risk retention requirement imposed by the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013). For the purposes of the European Union's risk retention rules, we and DEF believe the issue of the bonds does not fall within the definition of a "securitisation" as the credit risk associated with exposure is not tranched. We and DEF believe, therefore, that the EU risk retention rules do not apply to the issue of the bonds.

        Although we and DEF consider the possibility remote, if a European regulator should decide that the issue of the bonds is a "securitisation" for EU regulatory purposes then failure to comply with one or more of the requirements set out in Regulation (EU) No 575/2013 might result in the imposition of a penal capital charge with respect to the investment made in the securitization by a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates.

        Investors in the bonds are responsible for analyzing their own regulatory position and are encouraged to consult their own investment and legal advisors regarding the issues discussed in the prior two paragraphs and the suitability of the bonds for investment. None of DEF, us nor any other party to the transaction of which this offering is a part makes any representation to any prospective investor or purchaser of the bonds regarding the regulatory treatment of their investment in the bonds now or at any time in the future.

If the investment of collected nuclear asset-recovery charges and other funds held pursuant to the indenture and the series supplement in the collection account results in investment losses or the investments become illiquid, you might receive payment of principal of and interest on the bonds later than you expect

        Funds held pursuant to the indenture and the series supplement in the collection account will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody's Investors Service, Inc. (or any successor in interest), or Moody's, and Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business (or any successor in interest), or S&P, of Aaa and AAA, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity are experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

 KEY QUESTIONS AND ANSWERS
REGARDING THE BONDS AND RELATED TRUE-UP MECHANISM

        The following questions and answers are intended to briefly address certain questions regarding the offering. These questions and answers may not address all questions that may be important to you. Please refer to the section entitled "Prospectus Summary" beginning on page 4 of this prospectus, the more detailed information contained elsewhere in this prospectus and the documents referred to in this prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the section entitled "Where You Can Find More Information" beginning on page 144 of this prospectus.

Q1:
Are the Series A Bonds asset-backed securities as defined by the SEC governing regulations Item 1101 of Regulation AB?

A:
No. The Series A Bonds are not "asset-backed securities" and neither DEF nor DEF Project Finance is an "asset-backed issuer" as defined by the SEC governing regulations Item 1101 of Regulation AB.

Q2:
What type of securities are the Series A Bonds?

A.
The Series A Bonds are corporate securities to be issued by DEF Project Finance. The Series A Bonds do not constitute a debt liability or other obligation of, or interest in, DEF or any of its affiliates (other than DEF Project Finance). The bonds will be included on the consolidated balance sheet of DEF as a debt of the consolidated entity, as required by the Financial Accounting Standards Board and the SEC Office of Chief Accountant governing corporate financial reporting for utilities. The bonds will be treated as debt of DEF for U.S. federal income tax purposes. For federal income tax purposes and consistent with financial reporting requirements, DEF will not recognize gross income unless and until DEF bills customers for the nuclear asset-recovery charges and only in connection with such billing of customers for such nuclear asset-recovery charges.

Q3:
What is the collateral securing the Series A Bonds?

A:
The principal collateral is nuclear asset-recovery property. Nuclear asset-recovery property includes the right to impose, bill, collect and receive nuclear asset-recovery charges from all existing and future customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts to be paid on a joint and several basis. See "DEF's Financing Order—Nuclear Asset-Recovery Charges" on page 46 in this prospectus.

Nuclear asset-recovery property is not a receivable, and the bonds are not secured by a pool of receivables.

Q4:
What is the nature of the pledge provided by the state for the benefit of bondholders?

A:
The state pledge, in conjunction with the true-up adjustment, constitute a guarantee of regulatory action for the benefit of bondholders. This performance guarantee is pursuant to the irrevocable financing order as authorized by the Financing Act.

Q5:
Are the Series A Bonds ERISA eligible?

A:
Yes, see "ERISA Considerations" on page 132 in this prospectus.

Q6:
May the financing order be rescinded or altered or the FPSC fail to implement the true-up mechanism?

A:
No. Once the bonds are issued, the Financing Act provides that the financing order, and therefore all obligations set forth within, are irrevocable. See "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds" on page 43 in this prospectus.

Q7:
May the Financing Act be repealed or altered in a manner that will impair the value of the security or prevent timely repayment of the bonds?

A:
No. Any such action by the State of Florida that impairs the value of the security or the timely repayment of the bonds would violate the state's pledge in the Financing Act. See "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds" on page 43 in this prospectus.

Q8:
What happens if, for any reason, electricity usage and, as a result, nuclear asset-recovery charges, are less than projected at any time over the life of the bonds?

A:
In the event that collections are less than projected, the nuclear asset-recovery charges will be increased, pursuant to the true-up mechanism, to a level sufficient to provide for the timely payment of principal of and interest on the bonds when due. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" on page 48 in this prospectus.

Q9:
How often is the true-up mechanism implemented?

A:
The servicer is required to file for a standard true-up adjustment at least every six months. Additionally, the servicer is authorized to make optional interim true-up adjustments at any time and for any reason to ensure the recovery of revenues sufficient to pay principal and interest on the bonds when due. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" on page 48 in this prospectus.

Q10:
Is there an approval or review process related to the True-Up?

A:
Yes. The FPSC is allowed to review the true-up request. However, the review is strictly mathematical, limited to determining whether there is any error in the application of the formula-based mechanism. The commission does not have the ability to deny the request for adjustment under any circumstances, other than a mathematical error. True-up requests are deemed approved if the FPSC takes no action within 60 days. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" on page 48 in this prospectus.

Q11:
Does the Financing Act or the financing order provide for any cap or limit on the amount of the charge for any customer?

A:
No.

Q12:
May customers avoid paying nuclear asset-recovery charges if they switch electric generation service providers or if there is a fundamental change in the regulation of public utilities?

A:
No. The Financing Act provides that the nuclear asset-recovery charges are nonbypassable and are to be paid by all existing and future customers receiving transmission or distribution service from DEF or its successors. See "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds" on page 43 in this prospectus.

Q13:
How are customers responsible for paying nuclear asset-recovery charges on a joint and several basis?

A:
In the event that some customers no longer receive electric transmission or distribution service from DEF or its successors or, for whatever reason, fail to pay the nuclear asset-recovery charges, other customers that continue to consume electric transmission or distribution service from DEF or its successors would be responsible for paying nuclear asset-recovery charges. Any delinquencies or under-collections in one customer rate class will be taken into account in the application of the true-up mechanism to adjust the nuclear asset-recovery charge for all customers of DEF. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" on page 48 in this prospectus.

Q14:
How is the transaction affected in the case of a merger, acquisition or bankruptcy of DEF or any successor?

A:
Pursuant to the financing order, any successor to DEF is required to perform all obligations of and have the same rights under the financing order as DEF, including the collection of the nuclear asset-recovery charges from customers and payment of appropriate amounts to DEF Project Finance. DEF Project Finance has been organized as a ring-fenced/bankruptcy-remote entity and other measures have been taken to enhance the separateness between DEF and DEF Project Finance. These measures mitigate DEF Project Finance's credit exposure to DEF and the risk that DEF Project Finance's assets would be substantively consolidated with the assets and liabilities of DEF in a potential DEF bankruptcy.

Q15:
How are the bondholders protected under the U.S. Constitution and the Florida Constitution?

A:
In the event that the Florida legislature passes any law (or the Florida Commission exercising legislative powers takes any action) prior to the time that the bonds and related financing costs are fully paid and discharged that in either case limits, alters, impairs, or reduces the value of the nuclear asset-recovery property or the nuclear asset-recovery charges, then, absent a demonstration by the State of Florida that such action or inaction is necessary to further a significant and legitimate public purpose, the bondholders (or the indenture trustee acting on their behalf) would likely have a valid claim, under the Contract Clause of the U.S. Constitution, and also applicable Florida constitutional principles relating to the impairment of contracts, against the constitutionality of any such action or inaction that limits, alters, impairs, or reduces the value of the nuclear asset-recovery property or the nuclear asset-recovery charges prior to the time that the bonds are fully paid and discharged, provided that the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the nuclear asset-recovery property or the bondholders.

Further, the Takings Clause of the U.S. Constitution would likely require the State of Florida to pay just compensation to the bondholders if a court determines that a repeal or amendment of the Financing Act, or any other action taken by the State of Florida in contravention of the state pledge, (a) completely deprived the bondholders of all economically beneficial use of the nuclear asset-recovery property or (b) unduly interfered with the reasonable expectations of the bondholders arising from their investment in the bonds. Any such action or inaction by the State of Florida adversely affecting the nuclear asset-recovery property or the ability to collect nuclear asset-recovery charges might also be considered a "taking" under the Florida Constitution. The State of Florida may then be obligated to pay the estimated value of the nuclear asset-recovery property at the time of the taking. See "Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Florida legislative action might attempt to invalidate the bonds or the nuclear asset-recovery property" on page 22 in this prospectus.

DEF'S REVIEW OF NUCLEAR ASSET-RECOVERY PROPERTY

        Pursuant to the rules of the SEC, DEF, as sponsor, has performed, as described below, a review of the nuclear asset-recovery property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the nuclear asset-recovery property is accurate in all material respects. DEF did not engage a third party in conducting its review.

        The bonds will be secured under the indenture by the indenture's trust estate. The principal asset of the indenture's trust estate is the nuclear asset-recovery property relating to the bonds. The nuclear asset-recovery property is a present property right authorized and created pursuant to Financing Act and the financing order. The nuclear asset-recovery property includes the right to impose, bill, collect and receive nonbypassable irrevocable nuclear asset-recovery charges in amounts necessary to pay principal on and interest of the bonds and other required amounts and charges owing in connection with the bonds, the right under the financing order to obtain true-up adjustments of nuclear asset-recovery charges under Financing Act (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests created under the financing order. Under the Financing Act and the financing order, the nuclear asset-recovery charges are payable by all existing and future customers receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts, even if a customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida.

        The nuclear asset-recovery property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables, nor are the bonds asset-backed securities within the meaning of Item 1101 of Regulation AB. Nuclear asset-recovery charges that relate to the nuclear asset-recovery property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the Florida Commission. The rates at which nuclear asset-recovery charges are billed to customers will be adjusted to correct any overcollections or undercollections from prior periods. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing the bonds and premiums, if any, associated with the bonds and to fund any required credit enhancement for the bonds. In addition to the semi-annual true-up adjustments, the servicer is also required to implement (a) quarterly true-up adjustments if bonds of a series are outstanding following the latest scheduled final payment date for such bonds, and (b) may request an interim true-up adjustment at any time for any reason to ensure timely payment of scheduled principal of and interest on the bonds and other required amounts and charges owing in connection with the bonds on the next payment date. There is no cap on the level of nuclear asset-recovery charges that may be imposed on electric customers as a result of the true-up adjustment process to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds. All revenues and collections resulting from nuclear asset-recovery charges provided for in the financing order are part of the nuclear asset-recovery property. The nuclear asset-recovery property relating to the bonds is described in more detail under "The Nuclear Asset-Recovery Property and the Financing Act" in this prospectus.

        In the financing order, the Florida Commission, among other things:

  •
  orders that the owner of nuclear asset-recovery property is authorized to impose, bill, collect, and adjust from time to time (as described in the financing order) a nuclear asset-recovery charge to be collected on a per kWh basis from all applicable customer rate classes until the bonds are paid in full and all other costs of the bonds have been recovered in full;

  •
  orders that such nuclear asset-recovery charges shall be in amounts sufficient to ensure the timely recovery of DEF's nuclear asset-recovery costs and financing costs including the payment of principal of and interest on the bonds;

  •
  orders that upon the transfer of the nuclear asset-recovery property to us by DEF, we will have all rights and interest of DEF with respect to the nuclear asset-recovery property including, without limitation, the right to impose, bill, collect and receive nuclear asset-recovery charges authorized by the financing order and all revenues, collections, claims, rights to payments, or proceeds with respect thereto; and

  •
  reaffirms that it shall not take or permit any action that impairs or would impair the value of nuclear asset-recovery property or revise the nuclear asset-recovery costs for which recovery is authorized or, except for the true-up adjustment, reduce, alter, or impair nuclear asset-recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related bonds have been paid and performed in full.

        Please read "The Nuclear Asset-Recovery Property and the Financing Act" and "DEF's Financing Order" in this prospectus for more information.

        The characteristics of nuclear asset-recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset based financings because nuclear asset-recovery property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of nuclear asset-recovery property and many elements of nuclear asset-recovery bond financings are set forth in and constrained by the Financing Act and the financing order, DEF, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Financing Act and the financing order require the imposition on, and collection of nuclear asset-recovery charges from, existing and future customers. Since the nuclear asset-recovery charges are assessed against all such customers and the true-up mechanism adjusts for the impact of customer defaults, the collectability of the nuclear asset-recovery charges is not ultimately dependent upon the credit quality of particular DEF customers, as would be the case in the absence of the true-up adjustment.

        The review by DEF of the nuclear asset-recovery property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, DEF has analyzed and applied the Financing Act's requirements for recovering nuclear asset-recovery costs and approval of the Florida Commission for the issuance of the financing order and in its proposal with respect to the characteristics of the nuclear asset-recovery property to be created pursuant to the financing order. In preparing this proposal, DEF worked with its counsel and its structuring advisor in preparing the application for a financing order. DEF has also worked with the Florida Commission and its financial advisor on the terms of the financing order. Moreover, DEF worked with its counsel, the staff of the Florida Commission, the financial advisor to the Florida Commission and the underwriters in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. DEF has analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

        In light of the unique nature of the nuclear asset-recovery property, DEF has taken (or, prior to the offering of the bonds, will take) the following actions in connection with its review of the nuclear asset-recovery property and the preparation of the disclosure for inclusion in this prospectus describing the nuclear asset-recovery property, the bonds and the proposed financing transaction:

  •
  reviewed the Financing Act, other relevant provisions of Florida statutes and any applicable rules, regulations and orders of the Florida Commission as they relate to the nuclear asset-recovery property in connection with the preparation and filing of the application with the Florida Commission for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

  •
  actively participated in the proceeding before the Florida Commission relating to the approval of the requested financing order;

  •
  compared the process by which the financing order was adopted and approved by the Florida Commission to the Financing Act and any applicable rules and regulations of the Florida Commission as they relate to the nuclear asset-recovery property to confirm that it met such requirements;

  •
  compared the proposed terms of the bonds to the applicable requirements in the Financing Act, other relevant provisions of Florida statutes, the financing order and any applicable regulations of the Florida Commission to confirm that they met such requirements;

  •
  prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Financing Act, other relevant provisions of Florida statutes, the financing order and any applicable regulations of the Florida Commission to confirm that they met such requirements;

  •
  reviewed the disclosure in this prospectus regarding the Financing Act, other relevant provisions of Florida statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Financing Act, other relevant provisions of Florida statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

  •
  consulted with legal counsel to assess if there is a basis upon which the bondholders (or the indenture trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Florida (including action by the Florida Commission or the voters by amendment to the Florida Constitution) that could repeal or amend the provisions of the Financing Act in a way that could substantially impair the value of the nuclear asset-recovery property, or substantially reduce, alter or impair the nuclear asset-recovery charges;

  •
  reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the nuclear asset-recovery charges to be provided for under the nuclear asset-recovery property, forecasting nuclear asset-recovery charges, and preparing and filing applications for true-up adjustments to the nuclear asset-recovery charges;

  •
  reviewed the operation of the true-up adjustment for adjusting nuclear asset-recovery charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the Florida Commission; and

  •
  with the assistance of its advisors, prepared financial models in order to set the initial nuclear asset-recovery charges to be provided for under the nuclear asset-recovery property at levels sufficient to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds.

        In connection with the preparation of such models, DEF:

  •
  reviewed (i) the historical electric consumption and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

  •
  analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual energy consumption levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of nuclear asset-recovery charges to address undercollections or overcollections in light of scheduled payments on the bonds to prevent an event of default.

        As a result of this review, DEF has concluded that:

  •
  the nuclear asset-recovery property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

  •
  the disclosure in this prospectus regarding the Financing Act, other relevant provisions of Florida statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, as of its respective date, accurate in all material respects and fails to omit any material information;

  •
  the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

  •
  nuclear asset-recovery charges, as adjusted from time to time as provided in the Financing Act and the financing order, are expected to generate sufficient revenues to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds; and

  •
  the design and scope of DEF's review of the nuclear asset-recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the nuclear asset-recovery property in this prospectus is accurate in all material respects.

 THE NUCLEAR ASSET-RECOVERY PROPERTY AND THE FINANCING ACT

The Nuclear Asset-Recovery Property

        In general terms, all of the rights and interests of DEF that relate to the bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus as the nuclear asset-recovery property. The nuclear asset-recovery property includes the right to impose, bill, collect and receive, through the nuclear asset-recovery charges payable by customers who receive electric transmission or distribution service from DEF or its successors or assignees under rate schedules approved by the Florida Commission or under special contracts, including the State and other governmental entities, an amount sufficient to pay principal and interest and other amounts in connection with the bonds. The Financing Act provides that the right to collect payments based on the nuclear asset-recovery charge is a present property right that may be pledged, assigned or sold in connection with the issuance of the bonds.

        The nuclear asset-recovery property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables.

        During 2015, approximately 9% of DEF's total retail billed electric consumption was by industrial customers, approximately 31% was by commercial customers and approximately 52% was by residential customers, with other entities comprising approximately 8% of DEF's total retail billed electric consumption. Except in their capacity as customers, neither the State of Florida nor any political subdivision, agency, authority or instrumentality of the State of Florida, nor any other entity, will be obligated to provide funds for the payment of principal of and interest on the bonds.

        Nuclear asset-recovery charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Florida Commission, except for at least semi-annual true-up adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. Please read "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" in this prospectus. All revenues resulting from nuclear asset-recovery charges are part of the nuclear asset-recovery property.

        The nuclear asset-recovery property relating to the bonds is described in more detail under "The Sale Agreement—Sale and Assignment of Nuclear Asset-Recovery Property" in this prospectus.

        The aggregate principal amount of bonds that may be issued pursuant to the financing order may not exceed the Financeable Balance on the date of issuance. The servicer will bill and collect nuclear asset-recovery charges allocable to the bonds and will remit the collections to the indenture trustee. DEF will include the nuclear asset-recovery charges (which may relate to one or more series of bonds) as a separate line item on its customers' bills.

        Because the amount of nuclear asset-recovery charge collections will depend in part on the amount of electricity consumed by customers of DEF or its successor, the amount of collections may vary from year to year. Please read "Duke Energy Florida, LLC" in this prospectus.

        Under the Financing Act, if a default or termination occurs under the terms of the bonds, the indenture trustee or the holders of the bonds may foreclose on or otherwise enforce their lien and security interest in the nuclear asset-recovery property.

        However, in the event of foreclosure, there is likely to be a limited market, if any, for the nuclear asset-recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Please read "Risk Factors—Risks Associated with the Unusual Nature of the Nuclear Asset-Recovery Property—Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected" and "Description of the Series A Bonds—Events of Default; Rights Upon Event of Default" in this prospectus.

The Financing Act Authorizes Utilities to Recover Nuclear Asset-Recovery Costs Through the Issuance of Nuclear Asset-Recovery Bonds

        On July 1, 2015, the Financing Act, codified as Section 366.95, Florida Statutes, became effective, authorizing electric utilities in the State of Florida to petition the Florida Commission for financing orders that authorize, among other things,

  •
  The issuance of nuclear asset-recovery bonds;

  •
  The creation of nuclear asset-recovery property; and

  •
  The imposition, collection, and periodic adjustments of nuclear asset-recovery charges.

        The Financing Act gives an electric utility the opportunity to finance the recovery of pretax costs it has incurred or expects to incur which are caused by, associated with, or remained as a result of the early retirement or abandonment of a nuclear generating asset unit where such early retirement or abandonment was deemed reasonable and prudent by the Florida Commission through a final order approving a settlement or other final order issued by the Florida Commission prior to July 1, 2017, and where pretax costs to be financed exceed $750 million.

        In order to finance their nuclear asset-recovery costs and financing costs, Florida utilities may petition for a financing order under the Financing Act. As described below, DEF petitioned for the first such financing order, which was issued by the Florida Commission on November 19, 2015.

The Financing Act Provides for the Issuance of a Financing Order

        The Financing Act authorizes the Florida Commission to issue a financing order. A financing order provides for the creation of nuclear asset-recovery property, including the right to impose, bill, collect and receive the nuclear asset-recovery charges and for the issuance of nuclear asset-recovery bonds.

        In addition, a financing order will:

  •
  authorize the transfer of nuclear asset-recovery property to an issuing entity to secure nuclear asset-recovery bonds;

  •
  set forth procedures for establishing the initial nuclear asset-recovery charges and for periodic true-up adjustments to nuclear asset-recovery charges in the event of overcollection or undercollection of nuclear asset-recovery charges;

  •
  remain in effect until the nuclear asset-recovery bonds issued pursuant to the financing order have been paid in full and the FPSC-approved financing costs of such bonds have been recovered in full; and

  •
  remain in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings, merger, or sale of the electric utility or its successors or assignees.

        Having issued the financing order, the Florida Commission may not, in exercising its powers and carrying out its duties regarding any matter within its authority, (i) consider nuclear asset-recovery bonds issued pursuant to the financing order to be the debt of DEF other than for federal income tax purposes, (ii) consider the nuclear asset-recovery charges paid under the financing order to be the revenue of DEF for any purpose, or (iii) consider the nuclear asset-recovery costs or financing costs specified in the financing order to be the costs of DEF, nor may the Florida Commission determine any action taken by DEF which is consistent with the financing order to be unjust or unreasonable.

The Financing Act Provides for the Creation of Nuclear Asset-Recovery Property to Secure the Bonds

        The Financing Act authorizes the Florida Commission, through issuance of a financing order, to provide for the creation of nuclear asset-recovery property to secure repayment of nuclear asset-recovery bonds. Nuclear asset-recovery property is defined under the Financing Act to include

            (i)  the rights and interests of an electric utility or its successor or assignee under a financing order, including the right to impose, bill, collect and receive nuclear asset-recovery charges established in the financing order and to obtain periodic adjustments to nuclear asset-recovery charges as provided in the financing order, and

           (ii)  all revenues, collections, claims and rights to payments or proceeds arising from the rights and interests described in clause (i).

        Pursuant to the Financing Act and a financing order, the owner of nuclear asset-recovery property is authorized to impose and collect a nonbypassable, consumption based, nuclear asset-recovery charge, which charges shall be paid by all existing and future customers receiving transmission or distribution service from the electric utility (or its successors or assignees) under FPSC-approved rate schedules or under special contracts (i.e., contracts with large industrial users), even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. Under current law, customers of Florida electric utilities cannot buy their electricity from alternative electric suppliers. DEF has not entered into any special contracts with its retail customers.

        The nuclear asset-recovery charges authorized to be imposed and collected pursuant to the Financing Act and a financing order are designed to recover (among other financing costs) all principal of and interest on the bonds, and any other costs of issuing, supporting, repaying and servicing such bonds, as more fully described below.

The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds

        The Financing Act contains a number of provisions designed to facilitate the recovery of nuclear asset-recovery costs and the issuance of nuclear asset-recovery bonds.

        A Financing Order is Irrevocable.    Once nuclear asset-recovery bonds have been issued or nuclear asset-recovery property has been transferred under an effective financing order, the financing order, together with the nuclear asset-recovery charges established in the financing order, are irrevocable and not subject to amendment, modification or termination by the Florida Commission. The only exception is for periodic true-up adjustments pursuant to the Financing Act in order to correct overcollections or undercollections of nuclear asset-recovery charges and to ensure that sufficient funds are available for payments of principal of and interest on the nuclear asset-recovery bonds when due and other financing costs and required amounts and charges payable in connection with such bonds.

        The Financing Act Contains a State Pledge.    Under the Financing Act, the State of Florida has pledged to nuclear asset-recovery bondholders, that it will not (i) alter the provisions of the Financing Act that make the nuclear asset-recovery charges imposed by a financing order irrevocable, binding and nonbypassable, (ii) take or permit any action that impairs or would impair the value of the nuclear asset-recovery property, or (iii) except for "true-up" adjustments discussed in the following paragraph, reduce, alter, or impair the nuclear asset-recovery charges to be imposed, collected and remitted for the benefit of the holders of nuclear asset-recovery bonds. The state pledge remains effective until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related nuclear asset-recovery bonds have been paid and performed in full. This state pledge does not preclude any limitation or alteration of the Financing Act or a financing order if "full compensation" is made by law for the "full protection" of the nuclear asset-recovery charges collected pursuant to a financing order and of the holders of the nuclear asset-recovery bonds or any financing party entering into a contract with the electric utility. Further, even after a financing order is effective, the Florida Commission retains the power to interpret the financing order. Please read "Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions" in this prospectus.

        Nuclear Asset-Recovery Charge Adjustments.    The Financing Act requires the Florida Commission to provide a formula-based true-up mechanism pursuant to which the nuclear asset-recovery charges are to be reviewed and adjusted at least semi-annually. The purposes of these adjustments are:

  •
  to correct any overcollections or undercollections of the charges during the preceding remittance period, and

  •
  to ensure the recovery of revenues sufficient to provide for the timely payments of scheduled principal of and interest on the nuclear asset-recovery bonds, and related financing costs of supporting, repaying and servicing the nuclear asset-recovery bonds approved under the financing order.

        Neither the Financing Act nor the financing order imposes any cap on the size of nuclear asset-recovery charges, however, nuclear asset-recovery charges may not be imposed after the 276th month from inception of imposition of the nuclear asset-recovery charge.

        Transmission and Distribution Customers Cannot Avoid Nuclear Asset-Recovery Charges—Nonbypassable.    The Financing Act provides that the nuclear asset-recovery charges are nonbypassable. The charges will be collected from all the existing customers of the utility and all future customers receiving transmission or distribution service from the utility or its successors or assignees under FPSC-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity suppliers following a fundamental change in regulation of public utilities in the State. Self-generators that receive no transmission or distribution service from DEF are not liable for the nuclear asset-recovery charge. The Financing Act and the financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate.

        Any successor to DEF, whether pursuant to any reorganization, bankruptcy, or other insolvency proceeding or whether pursuant to any merger or acquisition, sale, or other business combination, or transfer by operation of law, as a result of electric utility restructuring or otherwise, is required to cooperate with the servicer in performing and satisfying all obligations of, and will have the same rights under the financing order as, DEF in the same manner and to the same extent as DEF, including cooperating with the servicer in collecting and paying to us the revenues, collections, payments or proceeds of the nuclear asset-recovery property.

        The Financing Act Protects the Lien on Nuclear Asset-Recovery Property for the Benefit of Bondholders.    The Financing Act governs whether the transfer of nuclear asset-recovery property from the electric utility to an issuer of bonds will be enforceable and will be perfected under Florida law and whether the security interest granted by us to the indenture trustee in the nuclear asset-recovery property will be perfected under Florida law. The Financing Act provides that a transfer of an interest in nuclear asset-recovery property to an assignee is enforceable only upon the later of:

  •
  the financing order being issued,

  •
  transfer documents having been executed and delivered to the assignee in connection with the issuance of bonds, and

  •
  the receipt of value.

        A transfer of or security interest in the nuclear asset-recovery property is perfected by means of a filing under the Financing Act. Upon perfection, the lien attaches both to nuclear asset-recovery property and to all proceeds of nuclear asset-recovery property, whether the related nuclear asset-recovery charges have accrued or not. Perfection of the indenture trustee's security interest in the nuclear asset-recovery property is necessary in order to establish the priority of the indenture trustee's security interests over claims of other parties to the nuclear asset-recovery property.

        The Financing Act provides that the priority of a security interest in nuclear asset-recovery property will not be impaired by:

  •
  later modifications to the financing order or nuclear asset-recovery property; or

  •
  commingling of funds arising from nuclear asset-recovery property with other funds.

        The Financing Act further provides that any other security interest that may apply to such funds, other than a security interest perfected in accordance with the Financing Act, are terminated when such funds are transferred to a segregated account for the assignee or a financing party.

        The Financing Act Provides that the Transfer of Nuclear Asset-Recovery Property Is a True Sale.    The Financing Act provides that an electric utility's transfer of nuclear asset-recovery property is a "true sale" and is not a pledge of or a secured transaction relating to the electric utility's right, title and interest in the nuclear asset-recovery property (other than for federal and state income and franchise tax purposes) and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. The transfer as a true sale is not affected by:

  •
  commingling of amounts arising with respect to the nuclear asset-recovery property with other amounts;

  •
  retention by the electric utility of a partial or residual interest, including an equity interest, in the nuclear asset-recovery property, whether direct or indirect, or whether subordinate or otherwise;

  •
  any recourse that the transferee may have against the electric utility other than any such recourse created, contingent upon, or otherwise occurring or resulting from one or more of the electric utility's customers' inability or failure to timely pay all or a portion of the nuclear asset-recovery charge;

  •
  any indemnifications, obligations, or repurchase rights made or provided by the electric utility, other than indemnity or repurchase rights based solely upon an electric utility's customers' inability or failure to timely pay all or a portion of the nuclear asset-recovery charge;

  •
  the responsibility of the electric utility to collect nuclear asset-recovery charges;

  •
  the treatment of the sale, conveyance, assignment, or other transfer for tax, financial reporting, or other purposes; or

  •
  granting or providing to holders of the bonds a preferred right to the nuclear asset-recovery property or credit enhancement by the electric utility or its affiliates with respect to the related bonds.

        Please read "Risk Factors—Risks Associated with Potential Bankruptcy Proceedings" and "Bankruptcy and Creditors' Rights Issues" in this prospectus.

The Bonds are Legal Investments for Florida Investors that Require Statutory Authority

        Under the Financing Act, the following Florida entities may legally invest any sinking funds, moneys, or other funds belonging to them or under their control in the bonds:

  •
  the State of Florida, the investment board, municipal corporations, political subdivisions, public bodies, and public officers, except for members of the Florida Commission;

  •
  banks and bankers, savings and loan associations, credit unions, trust companies, savings banks and institutions, investment companies, insurance companies, insurance associations, and other persons carrying on a banking or insurance business;

  •
  personal representatives, guardians, trustees, and other fiduciaries; and

  •
  all other persons whatsoever who are now or may hereafter be authorized to invest in bonds or other obligations of a similar nature.

DEF'S FINANCING ORDER

DEF's Nuclear Asset-Recovery Financing Order

        On November 19, 2015 the Florida Commission issued to DEF its first financing order under the Financing Act. No party appealed the financing order and the financing order is final and non-appealable. After issuance of the bonds, the financing order, pursuant to the Financing Act, is irrevocable and is not subject to amendment, modification or termination by further action of the Florida Commission, except as contemplated by the periodic true-up adjustments.

        The financing order authorizes the issuance of the bonds in one or more series in an aggregate principal amount not to exceed the Financeable Balance as of the issuance date.

Nuclear Asset-Recovery Charges

        Nuclear Asset-Recovery Charges Will Be Imposed in Amounts Sufficient to Pay the Bonds and Related Costs.    Under the financing order, the Florida Commission authorizes the owner of nuclear asset-recovery property to impose, bill, collect and adjust from time to time a nuclear asset-recovery charge, to be collected on a per kWh basis from all applicable DEF customer rate classes until the bonds are paid in full and all financing costs and other costs of the bonds have been recovered in full, provided that the nuclear asset-recovery charges shall not be imposed following a date which is the close of the last billing cycle for the 276th month from the inception of the nuclear asset-recovery charge. Such nuclear asset-recovery charges will be in amounts sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing the bonds and premiums, if any, associated with the bonds and to fund any required credit enhancement for the bonds. Under the financing order, there is no limit on the amount of the nuclear asset-recovery charge.

        Each Rate Class Will Pay a Different Nuclear Asset-Recovery Charge Based upon Ratemaking Cost Allocation.    Under the Financing Act and the financing order, nuclear asset-recovery charges are determined by allocating the revenue requirement payable from such charges among all customer rate classes in accordance with the cost-of-service methodology used in DEF's most recently filed rate case. The nuclear asset-recovery charge will be a single per kilowatt hour charge assessed against each rate class of customers as part of each customer's regular monthly billing.

        The defined rate classes of customers and their respective percentage allocations of responsibility for the payment of revenue requirements to be recovered from the nuclear asset-recovery charges based upon the most recent filed rate case by DEF and approved in the financing order are set forth below. The Allocation Percentages set forth below are approximate.

Rate Class	Allocation Percentage*
Residential	61.878%
General Service Non-Demand	4.247%
General Service	0.277%
General Service Demand	30.229%
Curtailable	0.164%
Interruptible	3.030%
Lighting	0.175%

100.000%

*
Note: Percentages may not add up due to rounding.

        Although the nuclear asset-recovery charges payable by each rate class of customers will differ, any deficiency in the payment of such charges by any class of customers, including write-offs or other reasons, will be included in determining the revenue requirement used in calculating the next "true-up" adjustment for all customers. Similarly, if the servicer decides to implement an interim true-up to address an expected deficiency in the payment of such charges by a particular class of customers, the expected deficiency will be included in determining the revenue requirement which will be allocated among all classes of customers in the that true-up adjustment. Thus, customers receiving transmission or distribution service from DEF will be responsible to pay the nuclear asset-recovery charges on a joint and several basis. Please read "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" below.

        The Financing Order Provides a Procedure to Calculate the Initial Nuclear Asset-Recovery Charge.    The initial nuclear asset-recovery charges will be determined in accordance with the financing order and filed with the Florida Commission as part of the bond approval process described below. Please read "DEF's Financing Order—Issuance Advice Letter Process" below. As of April 25, 2016, the approximate initial nuclear asset-recovery charge for an average 1000 kWh residential customer will be $3.00 per month. The nuclear asset-recovery charges will become effective for all billing periods on and after the date of issue of the bonds and will be subject to periodic true-up as described below.

        DEF Will Collect the Nuclear Asset-Recovery Charges as Initial Servicer.    Nuclear asset-recovery charges will be assessed by DEF, as the initial servicer, for our benefit as owner of the nuclear asset-recovery property. Nuclear asset-recovery charges will be based on a customer's actual consumption of electricity delivered by means of DEF's transmission and distribution facilities from time to time. Nuclear asset-recovery charges will be collected by DEF from customers as part of its normal collection activities. Nuclear asset-recovery charges will be deposited by DEF into the collection account under the terms of the indenture, the series supplement and the servicing agreement. Estimated daily nuclear asset-recovery charge collections will be remitted to the indenture trustee on each business day. The estimated payments made by DEF will be based upon the average number of days each bill remains outstanding, adjusted for any expected delinquencies. Estimated remittances will be reconciled with actual nuclear asset-recovery bond collections at least annually, and the overcollection or undercollection credited to or remitted by the servicer. Please read "The Servicing Agreement—Remittances to Collection Account" in this prospectus.

        Partial Payments of Nuclear Asset-Recovery Charges Will Be Pro-Rated.    If a customer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such customer) of nuclear asset-recovery charge revenues will be deemed to be collected. The portion owed in respect of nuclear asset-recovery charges may be further allocated among different series of nuclear asset-recovery bonds issued by us pursuant to the financing order, and possibly other series of nuclear asset-recovery bonds, issued by us pursuant to additional financing orders under the Financing Act, based upon the size of the nuclear asset-recovery charges imposed with respect to each such series of nuclear asset-recovery bonds.

FPSC-Guaranteed True-Up Mechanism

        Nuclear Asset-Recovery Charges Must Be Trued-Up At Least Semi-annually.    The Financing Act and the financing order require that we, or the electric utility, file with the Florida Commission at least semi-annually (and quarterly after the scheduled final payment date for the latest maturing bond) a letter applying the true-up mechanism to be reviewed by the Florida Commission for any mathematical errors to correct for any overcollection or undercollection of the nuclear asset-recovery charges and make any adjustments to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. Under the servicing agreement, the servicer will make adjustments to the nuclear asset-recovery charges at least semi-annually. In addition to the semi-annual true-up adjustment, the servicer is authorized to make interim adjustments at any time for any reason to ensure the timely payment of the periodic payment requirement. Necessary true-up adjustments are to be made to correct for overcollection or undercollection of nuclear asset-recovery charges or to otherwise ensure the timely payment of the periodic payment requirement. There are no caps on the level of nuclear asset-recovery charges that may be imposed on customers as a result of the true-up process.

        In addition to the semi-annual true-up adjustments, the servicer (a) is also required to implement quarterly true-up adjustments if bonds of a series are outstanding following the scheduled final payment date for the latest maturing bonds, and (b) may request an interim true-up adjustment at any time for any reason to ensure timely payment of principal of and interest on the bonds and other required amounts and charges owing in connection with the bonds on the next payment date.

        The Florida Commission's review of any such adjustment request is limited solely to determining whether there is any mathematical error in the application of the formula-based mechanism relating to the appropriate amount of any overcollection or undercollection of nuclear asset-recovery charges and the amount of the adjustment. The financing order provides that the Florida Commission staff shall either administratively approve the requested true-up calculation, or inform DEF of any mathematical error in calculation, so that the true-up is implemented within 60 days of the original true-up filing. If no action is taken by the Florida Commission, the true-up calculation will be deemed approved within 60 days of filing, and DEF will be authorized to put such adjustment into effect.

        The servicer is also authorized under the financing order to seek a non-standard true up at any time to be effective simultaneously with a change to DEF's base rates that includes a change in the cost allocation among customers used in determining the nuclear asset-recovery charges, such non-standard true-up adjustment to go into effect simultaneously with any changes to DEF's other base rates. Pursuant to the servicing agreement, in the event that the servicer determines that such a non-standard true-up adjustment is required, the servicer shall promptly:

  •
  recalculate the nuclear asset-recovery charges to reallocate them among customers in accordance with the procedures set forth in the financing order;

  •
  initiate a proceeding with the Florida Commission to determine new allocation factors and make all required public notices and other filings; and

  •
  take all reasonable actions and make all reasonable efforts to effect such non-standard true-up adjustment and to enforce the provisions of the Financing Act and the financing order.

        Florida Commission staff will have 60 days in which to approve a non-standard true-up.

        FPSC-Guaranteed True-Up Mechanism as Regulatory Guarantee.    In the financing order, the Florida Commission determined that the broad-based nature of the FPSC-guaranteed true-up mechanism, as required to be implemented pursuant to the financing order, together with the state pledge, constitute a guarantee of regulatory action for the benefit of the nuclear asset-recovery bondholders. The financing order also provides that the true-up mechanism and all other obligations of the Florida Commission pursuant to its irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the Florida Commission, a United States public sector entity. See "Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Florida legislature action might attempt to invalidate the bonds or the nuclear asset-recovery property" in this prospectus. As described under "The Issuing Entity—DEF Project Finance is Responsible to the Florida Commission," the financing order and the transaction documents make us accountable to the Florida Commission.

        Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

        FPSC-Guaranteed True-Up Mechanism and State Pledge.    The State has pledged in the Financing Act that it will not take or permit any action that would impair the value of the nuclear asset-recovery property, or, except as permitted in connection with a true-up adjustment authorized by the Financing Act, reduce, alter or impair the nuclear asset-recovery charges until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related bonds, have been paid and performed in full.

Issuance Advice Letter Process

        The financing order provides a procedure for approval of the process by which the nuclear asset-recovery bonds will be issued and the effectiveness of the initial nuclear asset-recovery charges. On the first business day after pricing of the bonds and prior to their issuance, DEF is required to file with the Florida Commission an issuance advice letter, which will, among other things:

  •
  evidence the actual terms on which the bonds will be issued, including final maturities,

  •
  show the actual dollar amount of the initial nuclear asset-recovery charges relating to the bonds, and

  •
  certify that the structuring, pricing and financing costs of the bonds in fact achieved the statutory cost objective that the issuance of the bonds will have a significant likelihood of resulting in lower overall costs or avoid or significantly mitigate rate impacts to DEF's customers as compared with traditional methods of financing and recovering nuclear asset-recovery costs.

        In addition, on the second business day following pricing of the bonds and prior to their issuance, the financial advisor to the Florida Commission must deliver an opinion letter stating whether the issuance of the bonds will achieve certain transaction objectives as outlined in the financing order.

        The issuance advice letter will become effective on the date of issuance of the bonds unless the Florida Commission issues a stop order, prior to 5:00 p.m. EST on the third business day after pricing of such bonds. Unless the Florida Commission issues such a stop order, it will be deemed that the Florida Commission affirmatively and conclusively authorized the issuance of the bonds and delivery of the bonds will proceed without any further action of the Florida Commission. The Florida Commission retains discretion to allow the transaction to be completed and not issue a stop order if after taking into account all facts and circumstances, except a change in market conditions after the time of pricing, it determines that the requirements of the Financing Act and the financing order have been satisfied and the transaction is otherwise in the best interests of customers.

FPSC-Guaranteed True-Ups: Entire Private Sector Default

        All customers are responsible for the payment of nuclear asset-recovery charges on a joint and several basis. In the unlikely event that all customers (other than state and local government accounts) fail to pay the nuclear asset-recovery charges that service the bonds, the state and local government accounts that continue to purchase electric distribution or transmission service from DEF or its successors or assignees under FPSC-approved rate schedules or special contracts, pursuant to the FPSC-guaranteed true-up mechanism described above, in their capacity as customers, would become responsible for paying nuclear asset-recovery charges sufficient to service those bonds. Such nuclear asset-recovery charges would be a direct claim on such governmental entities, but only in their capacity as customers and therefore such entities will be obligated, as customers to make payments on such claims. The following diagram depicts the operation of the FPSC-guaranteed true-up mechanism if these events were ever to occur. There is no assurance that the State of Florida or such local government agencies, even though there is a direct claim on them, would pay such nuclear asset-recovery charges.

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

        If you are a foreign financial institutional investor, we cannot assure you of the risk weighting or other treatment of the bonds under any national law, regulation or policy implementing the international regulatory framework for banks known as Basel III. You should consult your own professional advisors and, as you see fit, supervisory regulators before making any investment in the bonds.

        In the European Union (or EU), the implementation of risk-based capital requirements (CRD IV) in accordance with Basel III is complete in Belgium, France, Germany, Sweden and the United Kingdom as well as in certain other EU member states. Basel III, however, is not expected to be fully implemented in the EU until January 1, 2019. Both the timetable and the rules implementing Basel III will differ from country to country inside and outside the EU.

        While we cannot predict the outcome of a risk weighting analysis for regulatory capital purposes, we believe that, in certain countries other than the United States, the rating category of the bonds determined by a major credit rating agency may be a factor that could be considered in such an analysis under Basel III.

        Before acquiring any bonds, prospective investors that are banking institutions, particularly those that are organized under the laws of any country outside the United States, and prospective investors that are U.S. branches and agencies of foreign banks should consult all applicable laws, regulations and policies, as well as appropriate regulatory supervisors and legal counsel, to confirm that an investment in the bonds is permissible and in compliance with any applicable investment or other limits.

THE ISSUING ENTITY

General

        We are a limited liability company organized under the laws of the State of Delaware and are governed by an amended and restated limited liability company agreement. DEF is our sole member. We were formed on January 5, 2016.

        We have been organized to serve as a special purpose project finance subsidiary of DEF, for the limited purpose of holding the nuclear asset-recovery property and issuing bonds secured by the nuclear asset-recovery property and the other collateral and related activities to finance certain activities of DEF related to the retirement of the CR3 nuclear power plant. At the time of the issuance of the bonds, our assets will consist primarily of the nuclear asset-recovery property and the other collateral held under the indenture and the series supplement for the bonds.

        As authorized by the financing order, our organizational documents, as well as the transactional documents supporting the bonds, give us the authority and flexibility to issue additional series of nuclear asset-recovery bonds authorized by the financing order or one or more future financing orders issued by the Florida Commission and to acquire additional nuclear asset-recovery property which will be pledged to the payment of other nuclear asset-recovery bonds unless a separate issuer is required to satisfy the rating agency condition. As a result, we may acquire additional nuclear asset-recovery property and issue one or more additional series of nuclear asset-recovery bonds that are supported by such additional and separate nuclear asset-recovery property or other collateral to finance the nuclear asset-recovery costs approved by a financing order, or to finance other nuclear asset-recovery costs. See "Security for the Series A Bonds—Issuance of Additional Nuclear Asset-Recovery Bonds" and "—Allocations as Between Series of Nuclear Asset-Recovery Bonds" in this prospectus.

        Each series of nuclear asset-recovery bonds that we may issue will be backed by separate nuclear asset-recovery property we acquire for the separate purpose of repaying that series. Any new series of nuclear asset-recovery bonds may include terms and conditions that would be unique to that particular series. Each series that we may issue will have the benefit of a true-up mechanism.

        However, additional series of nuclear asset-recovery bonds may not be issued unless that rating agency condition has been satisfied. See "Security for the Series A Bonds—Issuance of Additional Nuclear Asset-Recovery Bonds" in this prospectus.

        As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our limited liability company agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        We will enter into a servicing agreement under which DEF, on our behalf, will manage, service and administer, and make collections in respect of, the nuclear asset-recovery property. See "The Servicing Agreement" in this prospectus.

        On or before the date of issuance of the bonds, DEF will make a capital contribution to us in an amount not less than 0.5% of the initial principal amount of the bonds. Under the financing order, DEF will be entitled to a return on this capital contribution equal to the rate of interest on the latest maturing bond. This return will be available for distribution to DEF, subject to the priority of payment set forth in the indenture and the series supplement. See "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus.

        Our principal place of business is 299 First Avenue North, St. Petersburg, Florida 33701, 704-382-3853.

Managers

        Pursuant to our limited liability company agreement, our business will be managed by a management committee consisting of three or more managers. Our limited liability company agreement requires that we have at least one independent manager, whose selection and replacement will be subject to ratification by the Florida Commission. The independent manager must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

  •
  Our employee, director, stockholder, manager, partner, agent, consultant, attorney, accountant, advisor or officer or an employee, director, manager, stockholder, partner, agent, consultant, attorney, accountant, advisor or officer of any of our affiliates, other than his or her service as independent manager;

  •
  Our creditor or supplier, or a creditor, service provider or supplier of any of its affiliates, except that an independent manager may be an employee of a supplier of corporate related services to us or any of our affiliates; or

  •
  any member of the immediate family of a person described in either of the above bullets.

        The following is a list of our managers as of the date of this prospectus:

Name	Age	Title	Background
Stephen G. De May	53	Manager	Stephen G. De May has been Treasurer and Senior Vice President, Tax of Duke Energy Corporation since February 2016. Mr. De May was Senior Vice President and Treasurer of Duke Energy Corporation from 2012 to 2016 and Senior Vice President, Investor Relations and Treasurer of Duke Energy Corporation from 2009 to 2012.
William E. Currens, Jr.	47	Manager

William E. Currens Jr. was appointed as Senior Vice President, Chief Accounting Officer and Controller of Duke Energy Corporation, effective May 2016. Prior to that, Mr. Currens served as Vice President, Investor Relations of Duke Energy Corporation since September 2013 and served as General Manager, Investor Relations of Duke Energy Corporation from April 2008 until September 2013.

Bernard J. Angelo	46	Independent Manager

Bernard J. Angelo joined GSS in April 1997. Mr. Angelo actively assists clients and their legal counsel during the structuring phase of their transactions and assimilates bank sponsored commercial paper programs into the operating matrix at GSS. Mr. Angelo has extensive experience in managing commercial paper and medium term note programs, as well as both the business and legal side of structured finance. Fortune 1000 companies have selected Mr. Angelo to serve as independent director for their SPV subsidiaries established to finance commercial real estate, energy infrastructure and many classes of financial assets. Mr. Angelo serves as an independent director for our affiliates, Duke Energy Florida Project Finance, LLC, Duke Energy Receivables Finance Company, LLC, Duke Energy Florida Receivables LLC and Duke Energy Progress Receivables LLC.

        No compensation has been paid to any manager since we were formed. Our managers, other than any independent manager, are officers, directors or managers of DEF or its other affiliates and have not been and will not be separately compensated by us for their services on our behalf. We will pay the independent manager annual fees from our revenues and will reimburse such independent manager for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent manager may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, the indenture, the series supplement, the sale agreement and the servicing agreement. In the event that more than one series of nuclear asset-recovery bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on a payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series. Our limited liability company agreement provides that the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us. We will pay any indemnification amounts owed to managers out of funds in the collection account, subject to the priority of payments described in "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus.

Restricted Purposes

        We have been created for the limited purpose of:

  •
  purchasing and owning the nuclear asset-recovery property and the other collateral created pursuant to the financing order and any additional financing orders related to the retirement of the CR3 nuclear power plant project;

  •
  issuing one or more series of nuclear asset-recovery bonds, each of which may be comprised of one or more WALs;

  •
  making payment on the nuclear asset-recovery bonds;

  •
  distributing amounts released to us;

  •
  pledging our interest in nuclear asset-recovery property and other collateral to an indenture trustee under one or more indentures and one or more series supplements in order to secure a series of nuclear asset-recovery bonds; and

  •
  performing other activities that are necessary, convenient or advisable to accomplish these purposes.

        Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing or investing in additional securities, borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager.

DEF Project Finance is authorized to issue additional series of nuclear asset-recovery bonds that are supported by additional and separate nuclear asset-recovery property and other separate collateral. Neither the depositor nor DEF Project Finance is an asset-backed issuer and the bonds are not asset-backed securities as defined by the SEC in governing regulations Item 1101 of Regulation AB.

        We have been organized to serve as a special purpose project finance subsidiary of DEF, for the purpose of holding nuclear asset-recovery property and issuing nuclear asset-recovery bonds secured by nuclear asset-recovery property and other collateral and related activities to finance certain activities of DEF related to the retirement of the CR3 nuclear power plant project. At the time of issuance of the bonds, our assets will consist primarily of the nuclear asset-recovery property and the other collateral held under the indenture and series supplement for the bonds. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional nuclear asset-recovery bonds (including additional nuclear asset-recovery bonds authorized by one or more future financing orders), with the approval of the Florida Commission. As a result, we may acquire additional, separate nuclear asset-recovery property and issue one or more additional series of nuclear asset-recovery bonds that are supported by such additional and separate nuclear asset-recovery property or other collateral. For example, such future financings may include additional series of nuclear asset-recovery bonds to finance additional nuclear asset-recovery costs at CR3. If authorized by the Florida Commission, such future financings may include nuclear asset-recovery bonds issued to finance costs, if any, which result from (1) capital costs of dry cask storage facilities at CR3, (2) additional funds needed to fund the CR3 Nuclear Decommissioning Trust in support of decommissioning CR3 or (3) costs which result from a new requirement adopted after October 14, 2015, by the United States Nuclear Regulatory Commission, Federal Energy Commission, or North American Electric Reliability Corporation that are applicable industry wide or generally applicable to shut down nuclear plants or (4) any other CR3 Force Majeure event, as defined in the "Glossary" of this prospectus.

        Each series of nuclear asset-recovery bonds that we may issue will be backed by separate nuclear asset-recovery property we acquire for the separate purpose of repaying that series. Any new series of nuclear asset-recovery bonds may include terms and conditions that would be unique to that particular series. Each series of nuclear asset-recovery bonds that we may issue will have the benefit of a true-up mechanism.

        However, additional series of nuclear asset-recovery bonds may not be issued if such issuance would not satisfy the rating agency condition for the bonds. See "Security for the Series A Bonds—Issuance of Additional Nuclear Asset-Recovery Bonds" and "—Allocations as Between Series of Nuclear Asset-Recovery Bonds" in this prospectus.

        In addition, our organizational documents require us to operate in a manner intended to reduce the likelihood that we would be consolidated in DEF's bankruptcy estate if DEF becomes involved in a bankruptcy proceeding. We have no intent to file a voluntary petition for relief under the Bankruptcy Code, so long as we are solvent and do not reasonably foresee becoming insolvent.

DEF Project Finance's Relationship with DEF

        On the issue date of the bonds, DEF will sell nuclear asset-recovery property to us pursuant to the sale agreement between us and DEF. DEF will service such nuclear asset-recovery property pursuant to a servicing agreement between us and DEF related to the bonds. Please read "The Sale Agreement" and "The Servicing Agreement" in this prospectus. DEF will provide certain administrative services to us, pursuant to an administration agreement.

        Our bonds will be included on the consolidated balance sheet of our parent, DEF, a regulated public utility, as required by the Financial Accounting Standards Board and the SEC Office of Chief Accountant governing corporate financial reporting for investor-owned utilities.

        Our bonds will be treated as debt of DEF for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences" in this prospectus. For federal income tax purposes, DEF will not recognize gross income unless and until DEF bills customers for the nuclear asset-recovery charges and only in connection with such billing of customers for such nuclear asset-recovery charges.

DEF Project Finance is Responsible to the Florida Commission

        We are responsible to the Florida Commission on an ongoing basis to the extent provided in our organization documents, the transaction documents and the financing order. Specifically, pursuant to the financing order:

  •
  We must respond to representatives of the Florida Commission throughout the process of offering the bonds; and

  •
  the servicer on our behalf will file periodic adjustments to nuclear asset-recovery charges with the Florida Commission.

        In addition, no amendment, modification or supplement to, or waiver of a default under, any basic document may take effect without the consent or acquiescence of the Florida Commission.

Continuing Disclosure: SEC Filings

        We plan to file with the SEC required periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic and current reports at a website associated with us or our affiliates.

DEF Project Finance is a Separate and Distinct Legal Entity

        Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code without a unanimous vote of our managers, including the independent manager. DEF has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code without the affirmative vote of DEF and a unanimous vote of our mangers, including the independent manager. Our limited liability company agreement requires us to maintain our existence separate from DEF including:

  •
  taking all reasonable steps to continue our identity as a separate legal entity;

  •
  making it apparent to third persons that we are an entity with assets and liabilities distinct from those of DEF, other affiliates of DEF, the managers or any other person and correcting any known misunderstandings; and

  •
  making it apparent to third persons that, except for federal and certain other tax and accounting purposes, we are not a division of DEF or any of its affiliated entities or any other person.

        The separateness provisions in our limited liability company agreement may be amended by us, with the affirmative vote of the independent manager, and DEF with written notice to the indenture trustee, as well as satisfaction of the rating agency condition and the Florida Commission condition (described below). Please read "Description of the Series A Bonds—Procedure for Obtaining Consent or Deemed Consent of the Florida Commission."

The Administration Agreement

        Pursuant to an administration agreement between DEF and us, DEF will provide or arrange for the provision of administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file, qualifications to do business, and minutes of our managers' meetings. We will pay DEF a fixed fee of $50,000 per annum for performing such services described above. The $50,000 fee will be paid annually in arrears.

        The administrator may not resign or be removed without satisfaction of the rating agency condition and the Florida Commission condition, and without the successor administrator assuming all of the obligations of the former administrator under the administration agreement. The Florida Commission has the authority to enforce all provisions of the administration agreement for the benefit of customers.

DUKE ENERGY FLORIDA, LLC

The Depositor, Sponsor, Seller and Servicer

        DEF will be the seller and initial servicer of the bonds and will be the depositor and sponsor of the transaction in which bonds covered by this prospectus are issued. Duke Energy Florida, LLC, a Florida limited liability company, is a regulated public utility primarily engaged in the generation, transmission, distribution, and sale of electricity in portions of Florida, including the greater Gainesville, Orlando, St. Petersburg, and Tallahassee areas. DEF's service area covers approximately 13,000 square miles and supplies electric service to approximately 1.7 million residential, commercial and industrial customers. During the twelve months ended December 31, 2015, DEF billed approximately 38.6 billion kilowatt hours of electricity to its covered electric customers in Florida, resulting in revenues of approximately $4.4 billion. DEF is an indirect, wholly-owned subsidiary of

Duke Energy Corporation, whose shares are listed on the New York Stock Exchange. Both we and DEF are identified by Standard Industrial Classification Code No. 4911, "Electric Services".

Figure 1. DEF service area: 13,000 square miles and approximately 1.7 million customers, operating in all or part of 35 Florida counties

        DEF is subject to the jurisdiction of the Florida Commission with respect to retail utility rates, accounting, utility services, certain facilities, certain asset transfers, certain corporate mergers and other matters. DEF is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act with respect to acquisitions, operations and disposals of certain assets and facilities, services provided and rates charged, conduct among affiliates and other matters, and its nuclear power plant is subject to the jurisdiction of the Nuclear Regulatory Commission.

        Following the sale of the nuclear asset-recovery property to us, DEF will have no ownership or other interest in the nuclear asset-recovery property transferred to us and will have no right to receive any nuclear asset-recovery charges (other than collected as servicer on our behalf). Neither DEF nor any of its affiliates will purchase any bonds.

Revenues, Customer Base and Energy Consumption

        The table below sets forth DEF's total billed retail revenues from retail sales of electrical energy to customers in Florida for the years 2010 to 2015:

Billed Retail Total Revenues ($ in 000's)

Rate Class	2010	2011	2012	2013	2014	2015
Residential	$2,761,156	$2,441,063	$2,383,068	$2,288,793	$2,533,821	$2,600,288
General Service Non-Demand	167,030	159,972	165,313	155,026	207,385	236,048
General Service	12,082	13,325	14,118	13,164	15,085	15,300
General Service Demand	1,492,954	1,401,558	1,440,860	1,301,861	1,378,175	1,354,007
Curtailable	14,507	8,263	6,211	5,076	9,295	10,119
Interruptible	151,136	147,189	148,543	127,714	137,220	135,180
Lighting	28,830	28,560	29,672	25,488	28,230	28,571

Total	$4,627,695	$4,199,930	$4,187,785	$3,917,121	$4,309,212	$4,379,513

        The table below sets forth the number of customers by class for the years 2010 to 2015:

Average Number of Retail Customer Accounts

Rate Class	2010	2011	2012	2013	2014	2015
Residential	1,449,757	1,450,761	1,452,740	1,486,523	1,502,166	1,523,019
General Service Non-Demand	110,918	111,543	113,616	114,969	118,995	123,131
General Service	12,593	12,850	12,036	13,223	13,512	13,575
General Service Demand	54,555	53,985	53,712	54,387	51,305	48,886
Curtailable	5	4	4	4	4	4
Interruptible	144	135	130	128	130	128
Lighting	12,818	12,844	12,874	12,930	12,948	13,091

Total	1,640,790	1,642,122	1,645,112	1,682,164	1,699,060	1,721,834

        The table below sets forth DEF's billed retail energy sales to customers in Florida for the years 2010 to 2015:

Electric Usage (Billed GWh)

Rate Class	2010	2011	2012	2013	2014	2015
Residential	20,499	19,213	18,226	18,483	18,978	19,907
General Service Non-Demand	1,240	1,244	1,245	1,221	1,550	1,808
General Service	117	139	142	150	162	165
General Service Demand	14,622	14,546	14,408	14,321	14,067	14,138
Curtailable	165	97	65	64	118	130
Interruptible	1,913	1,987	1,923	2,001	1,987	2,024
Lighting	369	371	373	376	378	381

Total	38,925	37,597	36,382	36,616	37,240	38,553

Percentage Concentration within DEF's Large Commercial Customers

        For the year ended December 31, 2015, the ten largest retail electric customers represented approximately 8.3% of DEF's retail kilowatt-hour sales. The ten largest customers are in the general service rate class. There are no material concentrations in the residential class. As of the date of this prospectus, no customer or group of related customers will be obligated to pay more than 10% of the nuclear asset-recovery charges.

Estimated Consumption and Estimate Variance

        DEF's calculation of the initial nuclear asset-recovery charges and subsequent adjustments are based on electricity consumption estimates for each customer revenue class. Pursuant to FERC guidance, each customer is included in a customer revenue class (residential, commercial, industrial, public street and highway lighting and public authorities) and billed in accordance with FPSC-approved rate tariffs which correlate to the rate classes disclosed herein (residential service, general service, general service demand, curtailable service, interruptible service, standby service and lighting service) depending on the type of service provided. There is no direct correlation between revenue class and rate class, with the exception of residential customers who are in both the residential revenue class and residential rate class. Individual customers within each customer revenue class will be billed for nuclear asset-recovery charges based on their consumption. DEF will use these estimates to calculate and set the nuclear asset-recovery charges at levels to ensure revenues sufficient to pay interest on and principal of the bonds when due, to pay fees and expenses of servicing and retiring the bonds and to replenish the capital subaccount. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each WAL. See "Description of the Series A Bonds—Events of Default; Rights Upon Event of Default" in this prospectus.

        DEF conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy sales estimates against recorded weather-adjusted consumption. The table below presents estimates of the billed retail energy sales in GWh for the years 2010 through 2015 compared to weather-adjusted consumption for such periods. Each estimate was made in the prior year.

Estimate Variances (by customer revenue class)
Weather-Adjusted Variance for Ultimate Electric Delivery (GWh)

	2010	2011	2012	2013	2014	2015
Residential
Weather Adjusted	19,098	18,524	18,506	18,976	19,081	19,732
Forecast	18,665	18,474	18,548	18,992	18,680	19,361
Variance	2.32%	0.27%	–0.23%	–0.08%	2.14%	1.92%
Commercial
Weather Adjusted	11,910	11,812	11,744	11,666	11,772	11,948
Forecast	11,465	11,576	11,648	11,577	11,614	11,896
Variance	3.88%	2.04%	0.82%	0.77%	1.36%	0.43%
Industrial
Weather Adjusted	3,251	3,210	3,201	3,241	3,268	3,217
Forecast	3,318	3,312	3,152	3,303	3,146	3,325
Variance	–2.01%	–3.09%	1.56%	–1.88%	3.87%	–3.25%
Streetlighting
Weather Adjusted	26	25	25	25	25	24
Forecast	26	25	25	25	24	24
Variance	0.00%	0.00%	0.00%	0.00%	4.17%	0.00%
Public Authority
Weather Adjusted	3,280	3,172	3,244	3,154	3,154	3,194
Forecast	3,235	3,251	3,063	3,140	3,122	3,215
Variance	1.40%	–2.44%	5.92%	0.46%	1.02%	–0.65%
Total
Weather Adjusted	37,566	36,742	36,720	37,063	37,299	38,114
Forecast	36,709	36,639	36,436	37,037	36,587	37,821
Variance	2.33%	0.28%	0.78%	0.07%	1.95%	0.77%

        Actual consumption depends on several factors, including temperatures and economic conditions. For example, while DEF's methodology for estimating consumption assumes normal weather conditions, abnormally hot summers or cold winters can add growth in electricity sales, while conversely, abnormally cool summers or warm winters can suppress growth in electricity consumption. Regional economic conditions can also affect consumption as retail customers curb electricity consumption to save money, businesses close and retail customers migrate to other service territories. Accordingly, variations in conditions will affect the accuracy of any estimate.

Billing and Collections

        The nuclear asset-recovery charges collected from DEF's Florida customers' electricity bills, without exception, must be remitted on a daily basis to the indenture trustee. Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

        Credit Policy.    DEF is required to provide transmission and distribution service to all qualified customers. DEF verifies all customers to ensure validity and searches its customer information system to determine whether DEF has previously served the customer. Certain accounts are secured with deposits if warranted. The amount of the deposit reflects the estimated use over a two-month period, which is what the Florida Administrative Code allows DEF to collect.

Residential Accounts

        First time customers establishing residential electric accounts are required to pay a deposit. As a courtesy, DEF may waive the residential deposit requirement if the customer's overall external credit score meets a specific score threshold. If a deposit is required, electric service is not connected until the deposit is paid. Returning residential customers and existing residential customers connecting additional residential accounts may be required to satisfy the deposit requirement if the credit score warrants. Internal credit is not considered for additional service or returning customers.

        Residential customers are cross-referenced in the customer information system to search for unsatisfied debt. If a returning customer left unsatisfied debt, the unpaid bill must be satisfied prior to connecting service.

        DEF offers a Guarantee Contract for residential accounts as a cash alternative, when a deposit is required. The applicant must secure a guarantor who has established service with DEF for greater than two years with no more than one delinquent payment within the immediate twelve months. The guarantor must pass the external credit score threshold to assume additional risk. The guarantor must provide a thirty-day written notice cease responsibility. This time period allows for securing a cash deposit (or another guarantor) for the applicant. In the event of default, the debt is reported on the consumer credit reports for both the applicant and guarantor (as co-signer).

Non-Residential Accounts

        Non-residential accounts are required to pay a deposit per service point (meter). As a general rule, non-residential accounts require deposit coverage. First time customers establishing non-residential accounts must pay the deposit requirement prior to connecting service. Current non-residential customers connecting additional service points may be offered the option of billing the deposit if their credit record allows. Consumer credit is not used to determine credit worthiness on non-residential accounts. Existing residential customers turning on non-residential accounts cannot use their satisfactory payment record to reduce or eliminate the deposit requirement. Credit history for each is mutually exclusive. DEF's Retail Tariff prohibits disconnecting service for a different class of service; therefore, unpaid non-residential balances cannot be transferred to active residential accounts for collection. On an exceptional basis, commercial credit reports may be utilized to aid in deposit decision. DEF uses Moody's or S&P for publicly traded companies, audited financials for privately held companies, and Experian Intelliscores for small to mid-sized companies to evaluate credit history.

        Non-residential deposits may be satisfied with cash or a cash alternative such as a surety bond or irrevocable letter of credit. Deposit coverage remains in force for the life of the account. Surety bonds and irrevocable letters of credit are issued by surety (insurance) companies and banks which have their own specific criteria defining credit worthiness. Customers applying for those forms of coverage must meet the third party's qualifications. In the event of the cash alternative cancellation, DEF requires that the third-party give a minimum 60-day notification by certified, returned receipt mail. The minimum 60 days is required in order to secure another form of deposit prior to cancellation to limit risk. DEF's process is to bill a cash deposit within 24 hours of receipt of cash alternative cancellation. Electric service may be interrupted if deposit is not secured.

        Billing Process.    DEF bills its customers once every 24 to 39 days and distributes approximately an equal number of bills each business day. For the year ended December 31, 2015, DEF rendered an average of approximately 85,000 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

        Approximately 83,000 residential customers, which constitute approximately 6% of DEF's residential customers, choose to be billed using DEF's budget billing program. For these customers, DEF determines and bills a monthly budget based on the last twelve months of billing history for each account. The budget amount is reviewed every three months and adjusted if customer usage has changed more than a predetermined amount. Overpayments or underpayments for actual consumption during the prior year are reconciled on each customer's monthly bill.

        Collection and Write-Off Policy.    DEF receives approximately 28% of its total bill payments via U.S. mail. Approximately 63% of bill payments are received via electronic payments. DEF receives the remainder of payments via third-party pay agents and field collection. Bills are due 21 calendar days after the issue date at which time they are considered delinquent. Delinquent customers are sent an "important notice" to encourage payment within 5 business days. Accounts become eligible for disconnect after the passage of these 5 business days. Disconnect orders are issued after the 5 business day period and are executed within 10 business days. For the year ended December 31, 2015, approximately 6% of total billed retail revenue became eligible for disconnect and 1% was disconnected. Approximately 87% of accounts disconnected for nonpayment ultimately make full payment and have service restored.

        If service is terminated, the customer is required to pay all final noticed amounts as well as a $40 (day) or $50 (after hours) reconnection fee in order to resume service. The reconnect fee may be billed to the account. After service termination due to non-payment a final bill including all unpaid amounts and net of deposits paid is issued within 10 business days. After service termination by customer request, a final bill including all unpaid amounts and net of deposits paid is issued within 1 business day. Unpaid final bills are written off approximately 30 days after the final bill is issued. Amounts written off are assigned to outside collection agencies and are reported to all three credit reporting agencies. Dollars recovered are netted against actual write-offs.

        DEF may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance DEF's ability to bill and collect customer charges on a timely basis. Please read "Risk Factors—Servicing Risks—Changes to billing, collection and posting practices might reduce the value of your investment in the bonds" in this prospectus.

        Loss Experience.    The following table sets forth information relating to DEF's annual net write-offs for its Florida retail customers for the years 2010 to 2015:

	2010	2011	2012	2013	2014	2015
Billed Electric Revenues ($ in millions)	$4,627.7	$4,199.9	$4,187.8	$3,917.1	$4,309.2	$4,379.5
Net Write-offs ($000)	$15.8	$10.6	$10.9	$8.6	$11.0	$9.7
Percentage of Billed Retail Revenues	0.34%	0.25%	0.26%	0.22%	0.26%	0.22%

        From 2010 to 2015 the annual net write-offs for all Florida retail customers have remained relatively consistent. During this period, DEF's annual ratios of net write-offs to billed retail revenues have been between 0.22% and 0.34%. DEF is not aware of any material factors, other than a slow economy and higher energy prices, that caused these annual ratios to vary.

        DEF determines a customer's account to be inactive on the date:

  •
  the customer gives notice requesting discontinuance of service;

  •
  a new customer applies for service at a location where the customer of record has not yet discontinued service; or

  •
  the customer's service remains off after non-payment.

        DEF's policy is to write-off an inactive account to bad debt expense approximately 30 days after the date the account is final billed if payment has not been received. The effect of all write-offs and delinquencies are taken into account in the true-up adjustment process.

        Days Revenue Outstanding.    The following table sets forth information relating to the average number of days retail customer electricity bills remained outstanding for the years 2010 through 2015:

	2010	2011	2012	2013	2014	2015
Average number of days outstanding	24.65	27.22	24.81	26.46	26.12	26.00

        Delinquencies as a Percentage of Total Billed Revenues.    The following table sets forth information relating to the delinquencies as a percentage of total billed revenues for all classes of Florida customers of DEF on December 31st of years 2010 to 2015. Payments are aged when the following month's bill is rendered. This historical information is presented because DEF's actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the nuclear asset-recovery charges.

	2010	2011	2012	2013	2014	2015
Accounts receivable aging (% of total outstanding) After:
30 - 59 days	7.8%	7.8%	7.6%	7.5%	7.8%	7.7%
60 - 89 days	0.6%	0.6%	0.5%	0.6%	0.6%	0.6%
90+ days	0.3%	0.2%	0.2%	0.3%	0.3%	0.3%
Total	8.7%	8.6%	8.3%	8.4%	8.7%	8.6%

        The accounts receivable aging experience for DEF has remained relatively consistent with no discernible trend upwards or downwards. DEF is not aware of any material factors, other than a slow economy and higher energy prices that caused the accounts receivable aging experience to vary.

History of CR3

        CR3 was originally placed in service in 1977. In February 2013, DEF announced the early retirement of the project. DEF's unrecovered net investment in the project was approximately $1.6 billion. In October 2013, the Florida Commission approved a settlement agreement (the 2013 Settlement) between DEF and various customer advocates with respect to CR3 and other matters. DEF agreed to write-off approximately $300 million of its unrecovered net investment in CR3 in accordance with the 2013 Settlement. The 2013 Settlement allowed DEF to recover its remaining unrecovered net investment in the project of approximately $1.3 billion over a 240 month period beginning no later than the first billing period of January 2017.

DEF Legal Proceeding

        On February 26, 2016, DEF was served with a class action lawsuit, William B. Newton and Noreen Allison v. Duke Energy Florida, LLC and Florida Power and Light Company, Case No. 16-CV-60341 in the United States District Court, Southern District Court of Florida, in which the plaintiffs challenge, among other things, the constitutionality of Section 366.93, F.S. (the nuclear cost recovery statute), not the Financing Act. Even if all of the plaintiff's requests for relief in this lawsuit are granted, there would be no impact on nuclear asset-recovery charges imposed by us or on the bonds.

No Prior ROC Experience, Sponsor Experience or Servicing Experience Relating to Nuclear Asset-Recovery Charges

        DEF does not have prior experience as a securitization sponsor.

        The nuclear asset-recovery charge will be the first such charge imposed on customers of DEF. Although DEF does not have prior servicing experience with nuclear asset-recovery charges, it is highly experienced in calculating and implementing rates and charges under various cost recovery clauses and billing those amounts to customers. These clauses include the capacity cost recovery clause, the fuel cost recovery clause, the environmental cost recovery clause, and the energy conservation cost recovery clause. These clauses are subject to regular and periodic true-up, including filing with and review and approval by the Florida Commission. The calculation of nuclear asset-recovery charges and related billings will follow essentially the same processes as the other cost recovery clauses. Though these charges are not remitted to a subsidiary, the method of calculating, imposing and collecting is the same.

        Though nuclear asset-recovery property is not a receivable, DEF is currently the originator, seller and servicer under a financing arrangement involving the sale of accounts receivable from its customers. In its capacity as servicer, DEF has serviced the collections of receivables from its customers as well as managed the intercreditor arrangements among the different parties for that transaction.

        Furthermore, while the nuclear asset-recovery charges will be the property of DEF Project Finance, as an electric utility in Florida, DEF has over one hundred years of experience in collecting similar charges from its customers, which it will be doing on behalf of DEF Project Finance, as initial servicer of the nuclear asset-recovery property. Therefore, DEF has a long history of collecting different charges from its customers and allocating them accordingly.

DESCRIPTION OF THE SERIES A BONDS

        The following summary describes the material terms of the bonds, the indenture and the series supplement. The forms of the bond, indenture and the series supplement have been filed as exhibits to the registration statement of which this prospectus forms a part. Please read "Where You Can Find More Information" in this prospectus.

        We will issue the bonds pursuant to the terms of an indenture and the series supplement between us and the indenture trustee specified in this prospectus to finance the purchase by us of the nuclear asset-recovery property. The particular terms of the bonds will be described in the indenture and the series supplement.

General

        The bonds will be issued in authorized denominations of $2,000 and in integral multiples of $1,000 above that amount, except that one bond maybe in a smaller denomination. We expect to issue the bonds in one series consisting of five WAL designations with an associated expected sinking fund schedule, but we may issue the bonds in a different number of WAL designations depending on pricing considerations. The principal amounts, interest rates, scheduled payment dates, and final maturity dates are listed below. The scheduled final payment date for the bonds is the date by which we expect to pay in full all interest and principal. The final maturity date of the bonds is the legal maturity date. The failure to pay principal of the bonds by the scheduled final payment date will not be an event of default under the indenture and the series supplement. An event of default would occur if there is a failure to pay principal for any WAL on the final legal maturity date for such WAL. True-up adjustments will occur at least semi-annually or more frequently as necessary to maintain the expected sinking fund schedule.

Series A Bonds	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
Series A 2018	2.0	$183,000,000	03/01/2020	03/01/2022	1.196%
Series A 2021	5.0	$150,000,000	09/01/2022	09/01/2024	1.731%
Series A 2026	10.0	$436,000,000	09/01/2029	09/01/2031	2.538%
Series A 2032	15.2	$250,000,000	03/01/2033	03/01/2035	2.858%
Series A 2035	18.7	$275,290,000	09/01/2036	09/01/2038	3.112%

        All bonds will be payable solely from, and secured solely by, a pledge of and lien on the nuclear asset-recovery property and the other collateral relating to the bonds as provided in the indenture and the series supplement. The bonds will be nonrecourse obligations, secured only by the collateral. See "Security for the Series A Bonds—Pledge of Collateral" in this prospectus. The bonds will not constitute a debt, liability or other obligation of, or interest in, DEF or any of its other affiliates (other than us). The bonds will not be insured or guaranteed by DEF, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Duke Energy Corporation, any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will not be a debt or general obligation of the Florida Commission, the State of Florida or any of its political subdivisions, agencies, or instrumentalities, and will not be a charge on the full faith and credit or taxing power of the State of Florida or any other governmental agency or instrumentality. However, the State of Florida and other governmental entities, to the extent that they are customers, will be obligated to pay nuclear asset-recovery charges securing the bonds.

Interest Payments Generally

        Beginning March 1, 2017, we are required to pay interest semi-annually on the bonds on each March 1 and September 1 (or, if any payment date is not a business day, the following business day) of each year. The record date (so long as the bonds are evidenced by book-entry) for any payment of interest on and principal of the bonds will be the business day immediately before the applicable payment date.

        Interest on the bonds will accrue from, and including, the date of issuance to, but excluding, the first payment date, and thereafter from (and including) the previous payment date to (but excluding) the applicable payment date until the bonds have been paid in full, at the interest rate indicated in the table on the cover page of this prospectus. Each of those periods is referred to as an interest accrual period. Interest on the bonds will be calculated on the basis of a 360-day year of twelve 30-day months, as described in greater detail below.

        On each payment date, we will pay interest on the bonds equal to the following amounts:

  •
  any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

  •
  accrued interest on the principal balance of the bonds as of the close of business on the preceding semi-annual payment date, or the date of the original issuance of the bonds, after giving effect to all payments of principal made on the preceding semi-annual payment date, if any.

        On each payment date, we will pay interest on the bonds before we pay principal on the bonds.

Principal

        Principal of the bonds will be payable only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus. On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the indenture trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the expected sinking fund schedule for that payment date. The indenture trustee will retain, in the excess funds sub-account for payment on the next succeeding payment, any revenues from nuclear asset-recovery charges in excess of amounts payable as:

  •
  the servicing fee and the expenses of the servicer, the independent manager, the administrator and the indenture trustee relating to the bonds;

  •
  payments of interest on and principal of the bonds;

  •
  allocations to replenish any amounts from the capital subaccount; and

  •
  the permitted return on invested capital to the capital subaccount (all as described under "Security for the Series A Bonds—How Funds in the Collection Account will be Allocated" in this prospectus).

        The following expected sinking fund schedule sets forth the corresponding principal payment that is scheduled to be made on each payment date for the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Series A 2018 Principal Balance	Series A 2021 Principal Balance	Series A 2026 Principal Balance	Series A 2032 Principal Balance	Series A 2035 Principal Balance
Closing Date	$183,000,000	$150,000,000	$436,000,000	$250,000,000	$275,290,000
March 1, 2017	147,300,000	150,000,000	436,000,000	250,000,000	275,290,000
September 1, 2017	120,300,000	150,000,000	436,000,000	250,000,000	275,290,000
March 1, 2018	91,968,362	150,000,000	436,000,000	250,000,000	275,290,000
September 1, 2018	66,819,301	150,000,000	436,000,000	250,000,000	275,290,000
March 1, 2019	38,167,849	150,000,000	436,000,000	250,000,000	275,290,000
September 1, 2019	12,697,061	150,000,000	436,000,000	250,000,000	275,290,000
March 1, 2020		133,721,958	436,000,000	250,000,000	275,290,000
September 1, 2020		107,883,912	436,000,000	250,000,000	275,290,000
March 1, 2021		78,473,209	436,000,000	250,000,000	275,290,000
September 1, 2021		52,163,338	436,000,000	250,000,000	275,290,000
March 1, 2022		22,276,781	436,000,000	250,000,000	275,290,000
September 1, 2022			431,486,993	250,000,000	275,290,000
March 1, 2023			401,419,122	250,000,000	275,290,000
September 1, 2023			374,328,724	250,000,000	275,290,000
March 1, 2024			343,548,495	250,000,000	275,290,000
September 1, 2024			315,736,958	250,000,000	275,290,000
March 1, 2025			284,226,703	250,000,000	275,290,000
September 1, 2025			255,676,143	250,000,000	275,290,000
March 1, 2026			223,417,756	250,000,000	275,290,000
September 1, 2026			194,109,843	250,000,000	275,290,000
March 1, 2027			161,084,768	250,000,000	275,290,000
September 1, 2027			131,000,718	250,000,000	275,290,000
March 1, 2028			97,189,941	250,000,000	275,290,000
September 1, 2028			66,310,505	250,000,000	275,290,000
March 1, 2029			31,694,550	250,000,000	275,290,000
September 1, 2029				250,000,000	275,290,000
March 1, 2030				214,357,231	275,290,000
September 1, 2030				181,556,335	275,290,000
March 1, 2031				144,928,619	275,290,000
September 1, 2031				111,133,282	275,290,000
March 1, 2032				73,491,827	275,290,000
September 1, 2032				38,669,301	275,290,000
March 1, 2033					275,290,000
September 1, 2033					239,255,018
March 1, 2034					199,408,169
September 1, 2034					162,192,506
March 1, 2035					121,146,581
September 1, 2035					82,613,161
March 1, 2036					40,324,274
September 1, 2036

        If the indenture trustee receives insufficient collections of nuclear asset-recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any WAL of the bonds may be payable later than expected, as described in this prospectus. Please read "Risk Factors—Other Risks Associated with the Purchase of the Bonds". The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture or series supplement, except for the failure to pay in full the unpaid balance of any WAL upon the final maturity date for such WAL. If an event of default (other than a breach by the State of Florida of its pledge) has occurred and is continuing, then the indenture trustee or the holders of a majority in principal amount of the bonds then outstanding may declare the bonds to be immediately due and payable, in which event the entire unpaid principal amount of the bonds will become due and payable. Please read "—Events of Default; Rights Upon Event of Default".

Payments on the Bonds

        The indenture trustee will pay on each payment date to the holders of each WAL of the bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The indenture trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable WAL designation on the record date for that payment date. The indenture trustee will make the final payment for each WAL of the bonds, however, only upon presentation and surrender of the bonds of that WAL at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

        The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in nuclear asset-recovery charges received) will result in an event of default for the bonds unless such failure is cured within five business days. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least 15 business days prior to the date on which the indenture trustee is to make such special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid. Please read "—Events of Default; Rights Upon Event of Default".

        The entire unpaid principal amount of the bonds will be due and payable (i) on the final maturity date for each WAL or (ii) upon a declaration of acceleration by the indenture trustee or the holders of a majority in principal amount of the bonds if an event of default under the indenture and the series supplement (other than an event of default arising from any act or failure to act by the State of Florida or any of its agencies (including the Florida Commission), officers or employees that violates the state pledge or is not in accordance with the state pledge) occurs and is continuing.

        However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read "Risk Factors—You Might Experience Payment Delay as a Result of Limited Sources of Payment for the Bonds and Limited Credit Enhancement" and "Risk Factors—Risk Associated with the Unusual Nature of the Nuclear Asset-Recovery Property—Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected."

        At the time, if any, we issue the bonds in the form of definitive bonds and not to The Depository Trust Company, or DTC, or its nominee, the indenture trustee will make payments with respect to that WAL on a payment date or a special payment date by check mailed to each holder of a definitive bond of the WAL of record on the applicable record date at its address appearing on the register maintained with respect to the bonds. Upon written application by a holder of any WAL of the bonds in physical form to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee.

        If any special payment date or other date specified for any payments to bondholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next business day, and no interest will accrue upon the payment during the intervening period.

Principal Payments on the Bonds

        After paying fees, expenses and interest as described above, the indenture trustee will pay the principal due on each payment date to the holders of the bonds. The indenture trustee will not pay principal on a payment date if making the payment would reduce the principal balance of the bonds to an amount lower than the balance specified in the expected sinking fund schedule for the bonds on that payment date, except in the case of an acceleration of the bonds following an event of default.

Registration and Transfer of the Bonds

        All bonds will be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. There will be no service charge for any registration or transfer of the bonds, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

        We will issue each WAL of the bonds in the minimum initial denominations of $2,000 and in integral multiples of $1,000 above that amount, except that one bond may be in a smaller denomination.

        The indenture trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the record date.

The Bonds Will Be Issued in Book-Entry Form

        The bonds will be available to investors only in the form of book-entry bonds. We will initially register any book-entry bonds in the name of Cede & Co., the nominee of DTC. Bondholders may also hold bonds through Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, in Europe or in any other manner described in the prospectus. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

        Cede & Co., as nominee for DTC, will hold the global bond or global bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

The Function of DTC

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The users of its regulated subsidiaries own DTCC. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

        Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

        Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

        Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Euroclear terms and conditions). These Euroclear terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons or entities holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

        Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

        Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

        Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC's Nominee Will Be the Holder of the Bonds

        Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the bonds from the indenture trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only bondholder will be Cede & Co., as nominee of DTC. The indenture trustee will not recognize beneficial owners of interest in bonds held by DTC or its nominee as bondholders, as that term is used in the indenture, and such beneficial owners will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit payments of principal of and interest on the bonds. Participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

        Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

        DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

        Except as required by law, none of any underwriter, the servicer, DEF, the indenture trustee, DEF Project Finance or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Nuclear Asset-Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

        Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system's rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read "Material U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Bonds

        The bonds will be issued in registered, certificated form to bondholders, or their nominees, rather than to DTC, or its nominee, only under the circumstances provided in the indenture, which will include: (i) DEF Project Finance advising the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor; (ii) our electing to terminate the book-entry system through DTC, with written notice to the indenture trustee; or

(iii) after the occurrence of an event of default under the indenture, holders of bonds aggregating a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the indenture trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon surrender by DTC of the definitive securities representing the bonds and instructions for registration, the indenture trustee will issue the bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture or series supplement. Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

        The indenture trustee will make payment of principal of and interest on the bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture or series supplement. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by wire transfer to an account maintained by the bondholder in accordance with payment instructions delivered to the indenture trustee by such bondholders. The indenture trustee will make the final payment on any bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

        Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the indenture trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

No Optional Redemption

        The indenture and series supplement do not permit an optional redemption of bonds under any circumstances.

Conditions of Issuance of Additional Nuclear Asset-Recovery Bonds and Acquisition of Additional Nuclear Asset-Recovery Property

        Our acquisition of nuclear asset-recovery property and issuance of nuclear asset-recovery bonds (other than additional nuclear asset-recovery bonds under the financing order) with respect thereto after the acquisition and issuance described in this prospectus is subject to the following conditions, among others:

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  DEF requests and receives another financing order from the Florida Commission;

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  satisfaction of the rating agency condition and it will be a condition of issuance for each series of nuclear asset-recovery bonds that the new series receive a rating or ratings as required by the applicable financing order;

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  each series has recourse only to the nuclear asset-recovery property and funds on deposit in the trust accounts held by the indenture trustee with respect to that series, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the nuclear asset-recovery charges and funds on deposit in the trust accounts with respect to that series are insufficient to pay such other series in full;

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  we have provided to the indenture trustee and the rating agencies then rating any series of our outstanding nuclear asset-recovery bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with DEF and that there has been a true sale of the nuclear asset-recovery property for such series, subject to the customary exceptions, qualifications and assumptions contained therein;

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  transaction documentation for the other series provides that holders of the nuclear asset-recovery bonds of the other series will not file or join in filing of any bankruptcy petition against us;

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  if holders of such other series are deemed to have any interest in any of our assets that are dedicated to the bonds, holders of such other nuclear asset-recovery bonds must agree that their interest in the assets that are dedicated to the bonds is subordinate to claims or rights of holders of the bonds;

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  each series will have its own bank accounts or trust accounts; and

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  each series will bear its own indenture trustee fees, servicer fees and pro rata portion administration fees due under the administration agreement.

        See also "Security for the Series A Bonds—Issuance of Additional Nuclear Asset-Recovery Bonds" in this prospectus.

Allocations as Between Series

        The financing order requires nuclear asset-recovery charges to be shown as a separate line item on the periodic bills sent to customers. Although each additional series of nuclear asset-recovery bonds will have its own nuclear asset-recovery property reflecting the right to impose, bill, collect and receive a separate nuclear asset-recovery charge, nuclear asset-recovery charges relating to the bonds and nuclear asset-recovery charges relating to any additional series of nuclear asset-recovery bonds will be collected through single periodic bills to each customer, and all nuclear asset-recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including nuclear asset-recovery charges, the servicer is required to allocate any resulting shortfalls in nuclear asset-recovery charges ratably based on the amounts of nuclear asset-recovery charges owing in respect of each series of nuclear asset-recovery bonds, including the bonds of any series. Please read "The Servicing Agreement—Remittances to Collection Account" in this prospectus.

Access of Bondholders

        Upon written request of any bondholder or group of bondholders evidencing at least 10% of the aggregate outstanding principal amount of the bonds, the indenture trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture or the series supplement; provided, that the indenture trustee gives prior written notice to us of such request.

        The indenture or the series supplement does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

        On or prior to each payment date, special payment date or any other date specified in the indenture or the series supplement for payments with respect to any WAL of bonds, the servicer will deliver to us, and we will make available on a website associated with us or our affiliates, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

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  the amount of the payment to bondholders allocable to (i) principal and (ii) interest;

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  the aggregate outstanding principal balance of the bonds, before and after giving effect to payments allocated to principal reported immediately above;

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  the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule;

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  any other transfers and payments to be made on such payment date, including amounts paid to the indenture trustee and the servicer;

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  the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments and the required capital amount;

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  the amount paid or to be paid to the indenture trustee since the preceding payment date;

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  the amount paid or to be paid to the servicer since the preceding payment date; and

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  the amount of any other transfers and payments made pursuant to the indenture or the series supplement since the preceding payment date.

        The reports will be available to bondholders upon request to the indenture trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the indenture trustee, so long as it is acting as paying agent and transfer agent and registrar for the bonds, will, upon written request by us or any bondholder, mail to persons or entities that at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder's preparation of United States federal and state income tax returns.

        Although neither we nor the depositor are an asset-backed issuer and the bonds are not asset-backed securities as defined by the SEC in governing regulations Item 1101 of Regulation AB, we intend to file with the SEC reports related to the bonds consistent with the disclosure and regulatory regime established by Regulation AB. Such reports will be filed under the name of Duke Energy Florida Project Finance, LLC and will include reports on Form 10-D, Form 10-K and Form 8-K. Please read "The Servicing Agreement—Evidence as to Compliance" in this prospectus.

Website Disclosure

        We will, to the extent permitted by and consistent with our and the sponsor's legal obligations under applicable securities laws, cause to be posted on a website associated with us or our affiliates, currently located at www.duke-energy.com, periodic and current reports containing, to the extent such information is reasonably available to us:

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  a statement of nuclear asset-recovery charge remittances made to the indenture trustee, balances in the collection account (and each subaccount thereof) and the balance of outstanding nuclear asset-recovery bonds, in each case, as of the most recent payment date;

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  the semi-annual servicer's certificate and monthly servicer's certificate delivered for the bonds pursuant to the servicing agreement;

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  any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

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  material legislative or regulatory developments directly relevant to the bonds; and

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  any reports and other information that are required to be filed with the SEC under the Exchange Act, including but not limited to periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB.

DEF Project Finance and the Indenture Trustee May Modify the Indenture and the Series Supplement

Modifications of the Indenture that Do Not Require Consent of Nuclear Asset-Recovery Bondholders

        From time to time, and without the consent of the bondholders (but with prior notice to the indenture trustee and the rating agencies), we may enter into one or more agreements supplemental to the indenture and the series supplement for various purposes described in the indenture and the series supplement, including:

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  to correct or amplify the description of any property, including the collateral subject to the indenture or the series supplement, or to better convey, assure and confirm to the indenture trustee the property subject to the indenture or the series supplement, or to add additional property;

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  to add to the covenants for the benefit of the bondholders and the indenture trustee, or surrender any right or power conferred to us by the indenture or the series supplement;

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  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

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  to cure any ambiguity or correct or supplement any provision in the indenture, in the series supplement or in any supplemental indenture that may be inconsistent with any other provision in the indenture, in the series supplement or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture, under the series supplement or under any supplemental indenture, provided however, that (i) such action will not, as evidenced by an officer's certificate, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition (as defined under "Glossary") shall have been satisfied with respect thereto;

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  to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the bonds and to add or change any of the provisions of the indenture or the series supplement as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee;

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  to evidence the succession of another person or entity to us in accordance with the terms of the indenture and in the series supplement and the assumption by any such successor of the covenants in the indenture, in the series supplement and in the bonds;

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  to modify, eliminate or add to the provisions of the indenture or the series supplement to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and to add provisions expressly required by the Trust Indenture Act;

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  to qualify the bonds for registration with a clearing agency;

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  to satisfy any rating agency requirements;

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  to set forth the terms of any series that has not therefore been authorized; or

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  to authorize the appointment of any fiduciary for any WAL of the bonds required or advisable with the listing of any WAL on any stock exchange and otherwise amend the indenture or the series supplement to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any WAL in connection with such listing.

Modifications of the Indenture or the Series Supplement that Require the Approval of Nuclear Asset-Recovery Bondholders

        We may, with the consent of bondholders holding a majority of the aggregate outstanding principal amount of the bonds of each WAL to be affected (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of bondholders. In determining whether a majority of holders have consented, bonds owned by us, DEF or any other of our affiliates shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each WAL affected thereby, take certain actions enumerated in the indenture or in the series supplement, including:

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  change the date of payment of any installment of principal of or premium, if any, or interest on any bond of such WAL, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

  •
  change the provisions of the indenture or series supplement and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the bonds or WAL, or change the place of payment where, or coin or currency in which, any bond or any interest thereon is payable;

  •
  reduce the percentage of the aggregate amount of the outstanding bonds, or of a WAL thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture or the series supplement specified therein or of defaults specified therein and their consequences provided for in the indenture;

  •
  reduce the percentage of the outstanding amount of the bonds or WAL the holders of which are required to direct the indenture trustee to direct us to sell or liquidate the collateral;

  •
  modify any of the provisions of the indenture or series supplement in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any bond of such WAL on any payment date or change the expected sinking fund schedules or final maturity dates of any bonds of such WAL;

  •
  decrease the required capital amount;

  •
  permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or WAL or, except as otherwise permitted or contemplated in the indenture or the series supplement, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture;

  •
  cause any material adverse U.S. federal income tax consequence to the seller, us, our managers, the indenture trustee or the beneficial owners of the bonds;

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  modify the provisions of the indenture or the series supplement with respect to amendments to the indenture and to certain of the other basic documents requiring consent of bondholders except to increase any percentage specified; or

  •
  impair the right to institute suit for enforcement of the provisions of the indenture or the series supplement regarding payment or application of funds.

        Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder of a bond to which such supplement relates, and a copy of such supplement to each rating agency. No supplemental indenture will be effective unless the conditions set forth in the indenture, relating to the Florida Commission's right to object (or to issue a statement that it might object) to such supplemental indenture, have been met. Please read "—Procedure for Obtaining Consent or Deemed Consent of the Florida Commission" below.

Notification of the Rating Agencies, the Florida Commission, the Indenture Trustee and the Nuclear Asset-Recovery Bondholders of Any Modification

        If we, DEF, the administrator or the servicer or any other party to the applicable agreement:

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  proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement, the servicing agreement or the intercreditor agreement; or

  •
  waives timely performance or observance by DEF, the administrator or the servicer under the sale agreement, the administration agreement, the servicing agreement or the intercreditor agreement,

in each case in a way that would materially and adversely affect the interests of bondholders, we must first notify the rating agencies and satisfy the rating agency condition. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the indenture trustee, the Florida Commission and the bondholders in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the rating agency condition has been satisfied with respect thereto (or, upon our written request, the indenture trustee shall so notify the bondholders on our behalf). The indenture trustee will consent to this proposed amendment, modification, supplement, waiver, termination or surrender only if the rating agency condition has been satisfied and only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the WALs materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, DEF or any other of our affiliates shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

        Except as set forth under "Notification of the Rating Agencies, the Florida Commission, the Indenture Trustee and the Nuclear Asset-Recovery Bondholders of Any Modification", the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement may be amended, so long as such amendment does not change the true-up adjustment process and the rating agency condition is satisfied in connection therewith and the Florida Commission condition has been satisfied, at any time and from time to time, without the consent of the bondholders, but with the acknowledgement of the indenture trustee upon receipt by the indenture trustee of an officer's certificate evidencing satisfaction of such rating agency condition and an opinion of counsel of external counsel evidencing that such amendment is in accordance with the provisions of such basic document. The servicing agreement does not provide any bondholder or any other person or entity with any legal or equitable right, remedy or claim in the nuclear asset-recovery property, the servicing agreement or any covenants, conditions or provisions contained therein.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

        The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement, the intercreditor agreement and the other basic documents. The indenture also provides that, promptly following a default, we will take all lawful actions the indenture trustee may request to compel or secure the performance and observance by each of DEF, each other party under the intercreditor agreement, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement provided that such action shall not adversely affect the interest of bondholders in any material respect. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the nuclear asset-recovery charges, we must notify the indenture trustee and the bondholders and, when required, the Florida Commission in writing of this proposal (or, upon our written request, the indenture trustee shall so notify the bondholders on our behalf). In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the WALs affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, bonds owned by us, DEF or any other of our affiliates shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned. The parties to the, indenture, the series supplement the administration agreement, the sale agreement and the servicing agreement will acknowledge that the financing order provides that the Florida Commission, acting through its authorized legal representative and for the benefit of Florida customers, may enforce the parties' obligations imposed under the these agreements pursuant to the financing order to the extent permitted by law.

        If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected WALs of bonds or the Florida Commission, shall exercise all of our rights, remedies, powers, privileges and claims against DEF, the administrator and the servicer, under or in connection with the sale agreement, the administration agreement, the servicing agreement and the intercreditor agreement, including the right or power to take any action to compel or secure performance or observance by the seller, the administrator or the servicer of each of their obligations to DEF Project Finance thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the sale agreement, the servicing agreement, the intercreditor agreement and the administration agreement and any right of ours to take this action shall be suspended.

Procedure for Obtaining Consent or Deemed Consent of the Florida Commission

        The Florida Commission must consent or acquiesce prior to the implementation of any amendment, modification or supplement to the indenture or the other basic documents, or any waiver of a default under any basic document. Each of such basic documents sets forth procedures whereby we or DEF, as the case may be, may request such consent or acquiescence. The process, described below, for obtaining Florida Commission consent or acquiescence is referred to as the Florida Commission condition. The Florida Commission condition will be satisfied if, after receiving notice of any such amendment or modification or requested waiver, the Florida Commission consents in writing to such action or waiver, or does not object to such action or waiver within 60 days of any requested approval for an amendment, modification or waiver. Subject to the state pledge not to impair the value of the nuclear asset-recovery property, the Florida Commission may object to any such amendment, modification or waiver in its sole discretion.

Covenants of DEF Project Finance

        We may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state of the United States;

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  the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

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  the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, the servicing agreement and any other basic document to which we are a party;

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  no default, event of default or servicer default under the indenture or the series supplement has occurred and is continuing immediately after the merger or consolidation;

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  the rating agency condition will have been satisfied with respect to the merger or consolidation;

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  we have delivered to DEF, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to DEF and the indenture trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, DEF, the indenture trustee or the then existing bondholders;

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  any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture has been taken, as evidenced by an opinion of counsel of our external counsel; and

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  we have delivered to the indenture trustee an officer's certificate and an opinion of counsel of our external counsel, each stating that all conditions precedent in the indenture and the series supplement provided for relating to the transaction have been complied with.

        We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

  •
  the person or entity acquiring the properties and assets:

  •
  is a United States citizen or an entity organized under the laws of the United States or any State;

  •
  expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and series supplement;

    •
    expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

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    unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the indenture trustee harmless against and from any loss, liability or expense arising under or related to the indenture or the series supplement and the bonds;

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    expressly agrees by means of the supplemental indenture that the person or entity (or if a group of persons or entities, then one specified person or entity) will make all filings with the SEC (and any other appropriate person or entity) required by the Exchange Act in connection with the nuclear asset-recovery bond collateral and the bonds; and

    •
    if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

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  no default, event of default or servicer default under the indenture or the series supplement has occurred and is continuing immediately after the transactions;

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  the rating agency condition has been satisfied with respect to such transaction;

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  we have delivered to DEF, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to DEF, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, DEF, the indenture trustee or the then existing bondholders;

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  any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture has been taken as evidenced by an opinion of counsel of external counsel; and

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  we have delivered to the indenture trustee an officer's certificate and an opinion of counsel of our external counsel, each stating that the conveyance or transfer complies with the indenture and all conditions precedent therein provided for relating to the transaction have been complied with.

        We will not, among other things, for so long as any bonds are outstanding:

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  except as expressly permitted by the indenture and the other basic documents, or in connection with the issuance of any additional nuclear asset-recovery bonds, sell, transfer, exchange or otherwise dispose of any of our assets unless in accordance with the remedies provisions of the indenture or the series supplement;

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  claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the bonds (other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

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  terminate our existence, or dissolve or liquidate in whole or in part;

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  permit the validity or effectiveness of the indenture or the other basic documents to be impaired;

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  permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person or entity to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by the indenture or the series supplement;

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  permit any lien, charge, pledge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

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  permit the lien granted under the indenture not to constitute a valid first priority perfected security interest in the collateral;

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  elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return or take any other action inconsistent with our treatment for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

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  change our name, identity or structure or the location of its chief executive office unless, at least ten business days prior to the effective date of any such change, we deliver to the indenture trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

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  except to the extent permitted by applicable law, voluntarily suspend or terminate our SEC filing obligations;

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  take any action that is subject to the rating agency condition without satisfying the rating agency condition; or

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  issue any debt obligations other than the nuclear asset-recovery bonds permitted by the indenture;

        We may not engage in any business other than acquiring, owning or administering nuclear asset-recovery property and other collateral and issuing the bonds or additional nuclear asset-recovery bonds under the financing order or additional nuclear asset-recovery bonds pursuant to an additional financing order issued by the Florida Commission pursuant to the Financing Act.

        We will not issue, incur, assume, guarantee or otherwise become liable for any other indebtedness except for one or more series of nuclear asset-recovery bonds. Also, we will not, except as contemplated by the bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person or entity. We will not, except for the acquisition of nuclear asset-recovery property as contemplated by the bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

        We will not, directly or indirectly, make payments to or distributions, dividends or redemptions to any holder of its equity interest in respect of that interest except in accordance with the indenture, the series supplement and other basic documents.

        We will cause the servicer to deliver to the indenture trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

        An event of default with respect to the bonds is defined in the indenture as any one of the following events:

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  a default for five business days in the payment when due of any interest on any bond (whether such failure to pay interest is caused by a shortfall in nuclear asset-recovery charges received or otherwise);

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  a default in the payment of the then unpaid principal with respect any WAL on the final maturity date for that WAL;

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  a default in the observance or performance of any of our covenants or agreements made in the indenture or the series supplement (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by registered or certified mail by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default;

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  any representation or warranty made by us in the indenture, the series supplement or in any certificate or other writing delivered pursuant to the indenture or the series supplement or in connection with the indenture or series supplement having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given by registered or certified mail to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default;

  •
  certain events of bankruptcy, insolvency, receivership or liquidation; or

  •
  a breach by the State of Florida or any of its agencies (including the Florida Commission), officers or employees that violates the pledge of the State of Florida or is not in accordance with the pledge of the State of Florida.

        If an event of default (other than as specified in the last bullet point above) should occur and be continuing with respect to the bonds, the indenture trustee or holders of a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read "Risk Factors—Risk Associated with the Unusual Nature of the Nuclear Asset-Recovery Property—Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected" and "Risk Factors—You may experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement". The holders of a majority in principal amount of the bonds may rescind and annul that declaration and its consequences so long as we deposit with the indenture trustee any past due amounts of all nuclear asset-recovery bonds and expenses of the indenture trustee and all events of default of all nuclear asset-recovery bonds, other than the nonpayment caused by acceleration, have been cured. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer or the administrator under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the last bullet above has occurred, the servicer will be obligated under the servicing agreement to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge of the State of Florida and to collect any monetary damages as a result of a breach thereof, and each of the seller, the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses and is not will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill, collect and post the nuclear asset-recovery charges, perform adjustments and discharge its obligations under the servicing agreement.

        If an event of default (other than a breach by the State of Florida or any of its agencies of the pledge of the State of Florida as specified in the last bullet point above) shall have occurred and be continuing, the indenture trustee may, at the written direction of the holders of a majority in principal amount of the bonds then outstanding, either sell the nuclear asset-recovery property or elect to have us maintain possession of all or a portion of such nuclear asset-recovery property and continue to apply nuclear asset-recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the nuclear asset-recovery property following a foreclosure, in light of the event of default, the unique nature of the nuclear asset-recovery property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the nuclear asset-recovery property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any bond, unless:

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  the holders of all the outstanding bonds consent to the sale;

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  the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds; or

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  the indenture trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least two-thirds of the aggregate outstanding amount of the bonds.

        Subject to the provisions of the indenture and the series supplement relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the indenture trustee believes in its discretion it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture or in the series supplement:

  •
  the holders of a majority in principal amount of the outstanding bonds of an affected WAL will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; and

  •
  prior to the acceleration of the bonds, the holders of a majority in principal amount of the bonds then outstanding of an affected WAL may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture or the series supplement that cannot be modified without the consent of all of the holders of the outstanding bonds of all WALs affected thereby.

        No holder of any bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Financing Act or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or indenture trustee, or for any other remedy under the indenture or the series supplement, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default;

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  the holders of a majority in principal amount of the outstanding bonds have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

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  the holder or holders have offered the indenture trustee satisfactory indemnity;

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  the indenture trustee has for 60 days failed to institute the proceeding; and

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  no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

        In addition, the indenture trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date that is one year and one day after the termination of the indenture or the series supplement, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a circuit court of the State of Florida to order sequestration and payment of revenues arising with respect to the nuclear asset-recovery property.

        Neither any manager nor the indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture or the series supplement.

Actions by Bondholders

        Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the bonds issued under the indenture or the series supplement (or, if less than all WALs are affected, the affected WAL or WALs) will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the indenture trustee and (ii) exercising any trust or power conferred on the indenture trustee under the indenture or under the series supplement; provided, that:

  •
  the direction is not in conflict with any rule of law or with the indenture or the series supplement and would not involve the indenture trustee in personal liability or expense;

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  subject to any other conditions specified in the indenture or the series supplement, any direction to the indenture trustee to sell or liquidate the collateral shall be by holders of 100% of the bonds; and

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  the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with the direction.

        If any circumstance under which the indenture trustee is required to seek instructions from the holders of the bonds of any WAL with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding WAL, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the enforcement of payment of (i) the interest, if any, on its bonds that remains unpaid as of the applicable due date and (ii) the unpaid principal, if any, of its bonds on the final maturity date for such WAL.

        In addition, the Florida Commission, acting on its own behalf, has the authority to enforce all provisions of the indenture and the series supplement for the benefit of customers, including without limitation any customer indemnification provisions in connection with the specified items in the indenture or series supplement.

Annual Report of Indenture Trustee

        If required by the Trust Indenture Act, the indenture trustee will be required to mail each year to all bondholders a brief report, commencing in March 2017. The report must state, among other things:

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  any change in the indenture trustee's eligibility and qualification to continue as the indenture trustee under the indenture;

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  any amounts advanced by it under the indenture or the series supplement;

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  any change in the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee's individual capacity;

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  any change in the property and funds physically held pursuant to the indenture or the series supplement; and

  •
  any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

        We will file annually, with the indenture trustee, the Florida Commission and the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

        The indenture will cease to be of further effect with respect to the bonds and the indenture trustee, on our written demand and at its expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

  •
  either all bonds that have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or either the scheduled final payment date for bonds not delivered for cancellation has occurred or will occur within one year and we have irrevocably deposited or cause to be deposited in trust with the indenture trustee cash and/or U.S. government obligations that through the payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premiums, if any, on the bonds and ongoing other financing costs and all other sums payable by us with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on such bonds when due;

  •
  we have paid all other sums payable by us with respect to the bonds under the indenture; and

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  we have delivered to the indenture trustee an officer's certificate, an opinion of its external counsel and, if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

DEF Project Finance's Legal and Covenant Defeasance Options

        We may, at any time, terminate all of our obligations under the indenture and the series supplement, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture and the series supplement, including some of the covenants described under "—Covenants of DEF Project Finance", referred to herein as the covenant defeasance option.

        We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture or the series supplement for payment thereof as described below. The bonds of any WAL will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable, for such WAL. If we exercise the covenant defeasance option, the maturity of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture or in the series supplement.

        The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of bonds only if:

  •
  we irrevocably deposit or cause to be irrevocably deposited in trust with the indenture trustee cash and/or U.S. government obligations that through the payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the bonds and ongoing financing costs and any other sums payable under the indenture or the series supplement with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on the bonds when due;

  •
  we deliver to the indenture trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the bonds:

  •
  principal in accordance with the expected sinking fund schedule therefore;

  •
  interest when due; and

  •
  ongoing financing costs and all other sums payable under the indenture or the series supplement with respect to the bonds;

  •
  in the case of the legal defeasance option, 95 days after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

  •
  no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

  •
  in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of its external counsel stating that it has received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture and the series supplement, there has been a change in the applicable U.S. federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of our external counsel to the effect that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  we deliver to the indenture trustee a certificate of one of our officers and an opinion of our counsel, each stating that the amendment is authorized and permitted and that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture or the series supplement;

  •
  we deliver to the indenture trustee an opinion of our external counsel to the effect that: (i) in a case under the Bankruptcy Code in which DEF (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of DEF (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (ii) in the event DEF (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of DEF (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of DEF or such other affiliate; and

  •
  the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

        No recourse may be taken directly or indirectly, by the bondholders with respect to our obligations or the indenture trustee's obligations on the bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (i) DEF Project Finance, other than from the nuclear asset-recovery bond collateral, (ii) any owner of a beneficial interest in DEF Project Finance (including DEF) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the indenture trustee, the managers or any owner of a beneficial interest in DEF Project Finance (including DEF) in its individual capacity, or of any successors or assigns or any of them in their respective individual or corporate capacities, except as any such person or entity may have expressly agreed. Each holder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the bonds.

        Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the nuclear asset-recovery bond collateral with respect to any amounts due to the bondholders under the indenture and the bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the bonds, shall have no recourse against us in respect of such insufficiency. Each bondholder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of consideration for issuance of the bonds.

Certain Regulatory Provisions

        No Credit Risk Retention Expected.    Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added section 15G to the Exchange Act, generally requiring sponsors of asset-backed securities to retain not less than 5% of the credit risk of the assets collateralizing the asset-backed securities. The final common rule adopted by the SEC and other U.S. agencies on October 22, 2014 provides that this 5% risk retention requirement does not apply to qualifying electric utility sponsored ratepayer obligation charge bond transactions. We and DEF believe that the nuclear asset-recovery bonds qualify for this exception, and as a result, the nuclear asset-recovery bonds will not be subject to the general 5% risk retention requirement of section 15G of the Exchange Act.

        We and DEF believe that the bonds will also not be subject to the 5% risk retention requirement imposed by the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013). For the purposes of the European Union's risk retention rules, we and DEF believe the issue of the bonds does not fall within the definition of a "securitisation" as the credit risk associated with exposure is not tranched. We and DEF believe, therefore, that the EU risk retention rules do not apply to the issue of the bonds.

        If a European regulator should decide that the issue of the bonds is a "securitisation" for EU regulatory purposes then failure to comply with one or more of the requirements set out in Regulation (EU) No 575/2013 might result in the imposition of a penal capital charge with respect to the investment made in the securitization by a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates.

        None of DEF, us, any underwriter or any other party to the transaction of which this offering is a part intends to retain a material net economic interest in the transaction of which this offering is a part for the purposes of the risk retention requirements discussed in above or take any other action that may be required by investors for the purposes of their compliance with these requirements.

        Risk Weighting under Certain International Capital Guidelines.    In the EU, the implementation of risk-based capital requirements (CRD IV) in accordance with Basel III is complete in Belgium, France, Germany, Sweden and the United Kingdom as well as in certain other EU member states. Basel III, however, is not expected to be fully implemented in the EU until January 1, 2019. Both the timetable and the rules implementing Basel III will differ from country to country inside and outside the EU. Neither we nor the depositor can assure you of the risk weighting treatment the bonds will receive under any national law, regulation or policy, including Basel III.

        Certain Other Requirements.    Regulation (EU) No 575/2013 also requires that a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates be able to demonstrate that they have undertaken certain due diligence in respect of, among other things, the bonds they have acquired and the underlying exposures and that procedures have been established for monitoring the performance of the underlying exposures on an ongoing basis.

        Failure to comply with one or more of the requirements set out in Regulation (EU) No 575/2013 might result in the imposition of a penal capital charge with respect to the investment made in the securitization by a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates.

        Investors in the bonds are responsible for analyzing their own regulatory position and are encouraged to consult their own investment and legal advisors regarding compliance with the requirements discussed above and the suitability of the bonds for investment. None of DEF, us or any other party to the transaction of which this offering is a part makes any representation to any prospective investor or purchaser of the bonds regarding the regulatory capital treatment of their investment in the bonds now or at any time in the future.

THE INDENTURE TRUSTEE

        The Bank of New York Mellon Trust Company, National Association, a national banking association, will be the indenture trustee. The Bank of New York Mellon Trust Company, National Association will also act as paying agent and registrar. The Bank of New York Mellon Trust Company, National Association corporate trust businesses have office locations in various domestic and international cities. The Bank of New York Mellon Trust Company, National Association has acted as indenture trustee on numerous electric utility sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, National Association Corporate Trust Department located at 10161 Centurion Parkway N., Jacksonville, Florida 32256.

        The indenture trustee may resign at any time upon not less than 30 days' prior written notice to us. The holders of a majority in principal amount of the bonds then outstanding under the indenture and the series supplement may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if the indenture trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture and the series supplement; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the indenture trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to us certain information it reasonably request that is necessary for us to satisfy our reporting obligations under the securities laws. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture and the series supplement, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

        The indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of BBB– (or the equivalent thereof) or better by all of the rating agencies rating the bonds and from which a rating is available. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

        The indenture trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney's fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture and the series supplement, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith. Please read "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus.

        In the ordinary course of business, The Bank of New York Mellon, an affiliate of the indenture trustee, is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization ("RMBS") transactions, the Bank of New York Mellon was named as a defendant in a lawsuit brought in New York State court on June 18, 2014 by a group of institutional investors. This lawsuit alleges that The Bank of New York Mellon had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The

Bank of New York Mellon denies liability and intends to defend the litigation vigorously. The indenture trustee has not been named as a defendant in this litigation.

        We, DEF and our respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, National Association and its affiliates. No relationships currently exist or existed during the past two years between DEF, us and our respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, National Association and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party. The Indenture Trustee may perform its duties through agents appointed with due care.

 SECURITY FOR THE SERIES A BONDS

General

        The bonds issued under the indenture will be non-recourse obligations and will be payable solely from and secured solely by a pledge of and lien on the nuclear asset-recovery property relating to the bonds and other collateral as provided in the indenture and the series supplement. Nuclear asset-recovery property includes the right to impose, bill, collect and receive nuclear asset-recovery charges. These charges will be paid by all existing or future customers (individuals, corporations, other business entities, the State of Florida and other federal, state and local government entities) receiving transmission or distribution service from DEF or its successors or assignees under rate schedules approved by the Florida Commission or under special contracts. Nuclear asset-recovery charges are payable by customers even if the customers elect to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. Nuclear asset-recovery property includes the right to implement the true-up mechanism, at least semi-annually. See "The Nuclear Asset-Recovery Property and the Financing Act" in this prospectus.

        Under the irrevocable financing order, the Florida Commission guarantees it will act, as directed by the Financing Act, to implement the true-up mechanism for making any adjustments that are necessary to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. See "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" in this prospectus.

Issuance of Additional Nuclear Asset-Recovery Bonds

        We have been organized to serve as a special purpose project finance subsidiary of DEF. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional nuclear asset-recovery bonds in future transactions, with the approval of the Florida Commission. As a result, we may acquire additional separate nuclear asset-recovery property and issue one or more additional series of nuclear asset-recovery bonds that are supported by such additional and separate nuclear asset-recovery property. For example, such future financings may include additional series of nuclear asset-recovery bonds to finance additional nuclear asset-recovery costs at CR3. If authorized by the Florida Commission, such future financings may include nuclear asset-recovery bonds issued to finance costs, if any, which result from (1) capital costs of dry cask storage facilities at CR3, (2) additional funds needed to fund the CR3 Nuclear Decommissioning Trust in support of decommissioning CR3 or (3) costs which result from a new requirement adopted after October 14, 2015, by the United States Nuclear Regulatory Commission, Federal Energy Commission, or North American Electric Reliability Corporation that are applicable industry wide or generally applicable to shut down nuclear plants or (4) any other CR3 Force Majeure event, as defined in the "Glossary" of this prospectus.

        Each series of nuclear asset-recovery bonds that may be issued will be backed by separate nuclear asset-recovery property we acquire for the separate purpose of repaying that series of nuclear asset-recovery bonds. Each series of nuclear asset-recovery bonds that may be issued will have the benefit of a true-up mechanism.

        Any new series of nuclear asset-recovery bonds may include terms and provisions that would be unique to that particular series of nuclear asset-recovery bonds.

        However, we may not issue additional nuclear asset-recovery bonds unless the rating agency condition for the bonds, as defined in the "Glossary", has been satisfied. It will be a condition of issuance for each series of nuclear asset-recovery bonds that the new series receive a rating or ratings as required by the applicable financing order. In addition, we may not issue additional nuclear asset-

recovery bonds (other than additional nuclear asset-recovery bonds under the financing order) unless each of the following conditions is satisfied:

  •
  DEF requests and receives another financing order from the Florida Commission;

  •
  each series has recourse only to the nuclear asset-recovery property and funds on deposit in the trust accounts held by the indenture trustee with respect to that series, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the ROCs and funds on deposit in the trust accounts with respect to that series are insufficient to pay such other series in full;

  •
  we have provided to the indenture trustee and the rating agencies then rating any series of our outstanding nuclear asset-recovery bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with DEF and that there has been a true sale of the nuclear asset-recovery property for such series, subject to the customary exceptions, qualifications and assumptions contained therein;

  •
  transaction documentation for the other series provides that holders of the nuclear asset-recovery bonds of the other series will not file or join in filing of any bankruptcy petition against us;

  •
  if holders of such other series are deemed to have any interest in any of our assets that are dedicated to the bonds, holders of such other nuclear asset-recovery bonds must agree that their interest in the assets that are dedicated to the bonds is subordinate to claims or rights of holders of the bonds;

  •
  each series will have its own bank accounts or trust accounts; and

  •
  each series will bear its own indenture trustee fees, servicer fees and pro rata portion administration fees due under the administration agreement.

Allocations as Between Series of Nuclear Asset-Recovery Bonds

        The bonds will not be subordinated in right of payment to any other series of nuclear asset-recovery bonds. Each series of nuclear asset-recovery bonds will be secured by its own separate nuclear asset-recovery property, which will include the right to impose, bill, collect and receive nuclear asset-recovery charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which revenue from the nuclear asset-recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of nuclear asset-recovery bonds. Holders of one series of nuclear asset-recovery bonds will have no recourse to collateral for a different series. The administration fees, independent manager fees and other operating expenses payable by us on a payment date will be assessed to each series of nuclear asset-recovery bonds on a pro rata basis, based upon the respective outstanding principal amounts of each series. See "—Description of Indenture Accounts" and "—How Funds in the Collection Account Will Be Allocated" in this prospectus.

        Although each series of nuclear asset-recovery bonds will have its own separate nuclear asset-recovery property, nuclear asset-recovery charges relating to the bonds and nuclear asset-recovery charges relating to any other series will be collected through single bills to individual electric service customers that include all charges related to the purchase of electricity, without separately itemizing the nuclear asset-recovery charges component of the bill or the nuclear asset-recovery charges components applicable to separate series. However, customer electricity bills will state that a portion of the electricity bill consists of the rights to the nuclear asset-recovery charges that have been sold to us. In the event a customer does not pay in full all amounts owed under any bill including nuclear asset-recovery charges, each servicer is required to allocate any resulting shortfalls in nuclear asset-recovery charges ratably based on the amounts of nuclear asset-recovery charges owing in respect of the bonds, any amounts owing to any other series and amounts owing to any other subsequently created special-purpose subsidiaries of the utilities which issue nuclear asset-recovery bonds. See "The Servicing Agreement—Remittances to Collection Account" in this prospectus.

Pledge of Collateral

        To secure the payment of principal of and interest on the bonds, we will grant to the indenture trustee a security interest in all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property:

  •
  the nuclear asset-recovery property created under and pursuant to the financing order and the Financing Act, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, bill, collect and receive nuclear asset-recovery charges, the right to obtain true-up adjustments to those charges, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the financing order);

  •
  all nuclear asset-recovery charges related to the foregoing nuclear asset-recovery property;

  •
  the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the foregoing nuclear asset-recovery property and the bonds;

  •
  the servicing agreement, the administration agreement, the intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing nuclear asset-recovery property and the bonds;

  •
  the collection account, relating to the bonds and established under the indenture and the series supplement, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

  •
  all rights to compel the servicer to file for and obtain true-up adjustments to the nuclear asset-recovery charges in accordance with the Financing Act and the financing order;

  •
  all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute nuclear asset-recovery property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

  •
  all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

  •
  all payments on or under and all proceeds in respect of any or all of the foregoing.

        The collateral does not include:

  •
  cash or other property that has been released pursuant to the terms of the indenture and the series supplement;

  •
  amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon); and

  •
  proceeds from the sale of the bonds required to pay the purchase price of the foregoing nuclear asset-recovery property paid pursuant to the sale agreement and the costs of the issuance of the bonds.

        We refer to the foregoing assets in which we, as assignee of the seller, will grant the indenture trustee a security interest as the nuclear asset-recovery bond collateral. Please read "—How Funds in the Collection Account Will Be Allocated" in this prospectus.

Security Interest in the Collateral

        Section 366.95(5) of the Financing Act provides that a valid and enforceable security interest in nuclear asset-recovery property will attach and be perfected only upon the later of: the issuance of a financing order, the execution and delivery of a security agreement with the indenture trustee in connection with issuance of a series of bonds, and the receipt of value for such bonds. Upon perfection by filing notice with the Florida Secured Transaction Registry, established pursuant to the Florida UCC, the lien and security interest will be continuously perfected. Section 366.95(5) of the Financing Act further provides that such security interest in the nuclear asset-recovery property and all proceeds of the nuclear asset-recovery property, whether or not billed, accrued or collected, and whether or not deposited into the collection account and however evidenced, will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. No continuation statements are necessary to maintain such perfection.

        The relative priority of the lien and security interest perfected under Section 366.95(5) of the Financing Act is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any nuclear asset-recovery property with other funds (subject to the tracing requirements of federal bankruptcy law).

        The financing order creates a valid and enforceable lien and security interest in the nuclear asset-recovery property and the indenture and the series supplement state that it constitutes a security agreement within the meaning of the Financing Act. The servicer pledges in the servicing agreement to file in the Florida Secured Transaction Registry on or before the date of issuance the filing required by Section 366.95(5) of the Financing Act to perfect the lien of the indenture trustee in the nuclear asset-recovery property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of Section 366.95(5) of the Financing Act with respect to the nuclear asset-recovery property securing the bonds to be issued other than a filing which provides the indenture trustee with a first priority perfected security interest in the nuclear asset-recovery property.

        Certain items of the nuclear asset-recovery bond collateral may not constitute nuclear asset-recovery property and the perfection of the indenture trustee's security interest in those items of collateral would therefore be subject to the UCC or common law and not Section 366.95(5) of the Financing Act. These items consist of our rights in:

  •
  the related sale agreement, servicing agreement and administration agreement,

  •
  the capital subaccount or any other funds on deposit in the collection account which do not constitute nuclear asset-recovery charge collections, together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute nuclear asset-recovery charge collections,

  •
  all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property, and

  •
  proceeds of the foregoing items.

        As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute nuclear asset-recovery property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority perfected basis. We will represent, along with the seller, at the time of issuance of the bonds, that no prior filing has been made with respect to the nuclear asset-recovery property by either party under the terms of the UCC, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding bonds.

Description of Indenture Accounts

Collection Account

        Pursuant to the indenture and the series supplement, we will establish a segregated trust account for each series of bonds called the collection account with an eligible institution (as defined below) for the benefit of the indenture trustee. The collection account will be under the sole dominion and exclusive control of the indenture trustee. There shall be established by the indenture trustee in respect of the collection account various subaccounts: a general subaccount, an excess funds subaccount and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the indenture trustee as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.

        The following institutions are eligible institutions for the establishment of the collection account:

  •
  the corporate trust department of the indenture trustee, so long as any of the securities of the indenture trustee has a credit rating from each rating agency in one of its generic rating categories that signifies investment grade; or

  •
  a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank)

  •
  that has either a long-term issuer rating of AA– or higher by S&P; A2 or higher by Moody's; and "AA" or higher by Fitch, if rated by Fitch or a short-term issuer rating of A-1+ or higher by S&P; P-1 or higher by Moody's; and "F1" or higher by Fitch, if rated by Fitch or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and

  •
  whose deposits are insured by the Federal Deposit Insurance Corporation.

        If so qualified under the second bullet point above, the indenture trustee may be considered an eligible institution for the first bullet point above.

Permitted Investments for Funds in the Collection Account

        Funds in the collection account, general subaccount, excess funds subaccount and capital subaccount, may be invested only in such investments as meet the criteria set forth in the indenture and the series supplement.

        The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture and the series supplement. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

        The servicer will remit nuclear asset-recovery charge payments to the collection account in the manner described under "The Servicing Agreement—Remittances to Collection Account".

General Subaccount

        The general subaccount will hold all funds held in the collection account that are not held in the other subaccounts. The servicer will remit all nuclear asset-recovery charge payments to the general subaccount. On each payment date, the indenture trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture and the series supplement. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

        The indenture trustee, at the direction of the servicer, will deposit in the excess funds subaccount nuclear asset-recovery charge collections, together with the collection of earnings from investment and reinvestment of amounts in the collection account, available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account other than the amount of the permitted return in amounts held in the capital account in excess of such amounts.

Capital Subaccount

        In connection with the issuance of the bonds, DEF, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level. This amount will be at least 0.5% of the initial principal amount of the bonds issued. DEF will fund this amount directly and not from the proceeds of the sale of the bonds. This amount will be deposited into the capital subaccount on the issuance date.

        In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal of and interest on the bonds and payments of fees and expenses contemplated by the first nine bullet points under "—How Funds in the Collection Account Will Be Allocated" below, the indenture trustee will draw on amounts in the capital subaccount to make such payments up to the amount of such insufficiency.

        In the event of any such withdrawal, collected nuclear asset-recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal of and interest on the bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account Will Be Allocated

        On each payment date on which payments are due on the bonds, the indenture trustee will with respect to the bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

  1.
  payment of the indenture trustee's fees, expenses and outstanding indemnity amounts relating to the bonds in an amount not to exceed annually $500,000 in the then current calendar year;

  2.
  payment of the servicing fee plus any unpaid servicing fees from prior payment dates as described under "The Servicing Agreement—Servicing Compensation";

  3.
  payment of the administration fee to the extent due on that payment date and of the fees of our independent manager plus any unpaid administration or management fees from prior payment dates;

  4.
  payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement;

  5.
  payment of the interest then due, including any past-due interest (together with interest on such past-due interest at the applicable interest rate);

  6.
  payment of the principal required to be paid on the final maturity date for each WAL or as a result of acceleration upon an event of default;

  7.
  payment of the principal then scheduled to be paid in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the bonds if there is a deficiency;

  8.
  payment of any of our remaining unpaid operating expenses (including any such amounts owed to the indenture trustee but unpaid due to the limitation in clause 1 above) and any remaining amounts owed pursuant to the basic documents;

  9.
  replenishment of any amounts drawn from the capital subaccount;

  10.
  release to DEF of an amount equal to the rate of return (calculated at a rate per annum equal to the rate of interest payable on the longest maturing bond) on the amount contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing;

  11.
  allocation of the remainder collected, if any, to the excess funds subaccount for future payments; and

  12.
  after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

        The servicing fee referred to in clause (2) is described in "The Servicing Agreement", and the amount of the administrative fee referred to in clause (3) above is described in "The Issuing Entity—The Administrative Agreement" in this prospectus.

        If, on any payment date, funds in the general account are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following accounts in the following order up to the amount of the shortfall:

  1.
  from the excess funds subaccount for allocations and payments contemplated in items 1 through 9; and

  2.
  from the capital subaccount for allocations and payments contemplated by items 1 through 8 above;

        If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related nuclear asset-recovery charges will take into account, among other things, the need to replenish those amounts.

        If, on any payment date, available collections of the nuclear asset-recovery charges allocable to the bonds, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable. If, on any payment date, remaining collections of the nuclear asset-recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date (i.e. principal required to be paid on the bonds on a final maturity date or as a result of acceleration upon an event of default), amounts available will be allocated pro rata based on the principal amount of each WAL then due and payable at its final maturity or upon acceleration. If, on any payment date, remaining collections of the nuclear asset-recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds (i.e. payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule), amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

        On any business day on which the indenture trustee receives a written request from the administrator stating that any operating expense payable by us (but only as described in clauses (1)

through (4) above) will become due and payable prior to the next payment date, and setting forth the amount and nature of such operating expense, as well as any supporting documentation that the indenture trustee may reasonably request, the indenture trustee, upon receipt of such information will make payment of such operating expenses on or before the date such payment is due from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount in that order and only to the extent required to make such payment.

Right of Foreclosure

        Section 366.95(5)(b)6. of the Financing Act provides that if an event of default or termination occurs under the bonds, the bondholders or their representatives, as secured parties, may foreclose or otherwise enforce the lien on the nuclear asset-recovery property securing such bonds as if they were a secured party under Article 9 of the UCC, and that a court may order that amounts arising from that nuclear asset-recovery property be transferred to a separate account for the holder's benefit, to which their lien and security interest will apply. Upon application by or on behalf of an indenture trustee to a circuit court in Florida, such court shall order sequestration and payment to the indenture trustee of revenues arising from the related nuclear asset-recovery property.

State Pledge

        The state pledge in the Financing Act is described under "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of Nuclear Asset-Recovery Bonds—The Financing Act Contains a State Pledge" in this prospectus. The bondholders and the indenture trustee will be entitled to the benefit of the state pledge and we are authorized to and will include the state pledge on the bonds. We acknowledge that any purchase by a bondholder of a nuclear asset-recovery bond is made in reliance on the state pledge.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
FOR THE BONDS

        The actual amount of principal and interest payments in respect of the bonds on each semi-annual payment date of each WAL designation of the bonds and the weighted average life thereof will depend on the timing of receipt of nuclear asset-recovery charges and the implementation of the true-up mechanism. The aggregate amount of nuclear asset-recovery charges collected and the rate of principal amortization depends, in part, on energy consumption and the rate of delinquencies and write-offs. The nuclear asset-recovery charges are required to be adjusted at least every six months based in part on the actual rate of collected nuclear asset-recovery charges. However, we can give no assurance that the servicer will forecast accurately actual electricity consumption and the rate of delinquencies and write-offs or implement adjustments to the nuclear asset-recovery charges so as to cause nuclear asset-recovery charges to be collected at any particular rate. Please read "Risk Factors—Servicing Risks—Inaccurate forecasting of electric consumption or collections might reduce scheduled payments on the bonds" and "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism".

        If the servicer collects nuclear asset-recovery charges at a slower rate than forecast during the period of time between mandatory semi-annual true-up adjustments and does not implement an interim true-up adjustment, the bonds may be retired later than scheduled. The servicer, however, may implement a true-up at any time it believes the slower collections may affect the timely payment of principal of and interest on the bonds on a scheduled payment date prior to the mandatory semi-annual true-up adjustment.

        No prepayment is permitted. Except in the event of an acceleration of the final payment date of the bonds after an event of default, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each WAL of the bonds even if the receipt of collected nuclear asset-recovery charges is greater than anticipated. Instead, receipts in excess of the amounts necessary to pay debt service on the bonds in accordance with the applicable expected sinking fund schedules, to pay related fees and expenses and to fund subaccounts of the related collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment.

        Upon an acceleration, due to the nature of our business, payment of principal of the bonds will only be made as funds become available. Please read "Risk Factors—Risk Associated with the Unusual Nature of the Nuclear Asset-Recovery Property—Foreclosure of the indenture trustee's lien on the nuclear asset-recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected" and "Risk Factors—You may experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement".

Sensitivity Analysis

Weighted Average Life

        Weighted average life refers to the average amount of time from the date of issuance of a WAL designation of bonds that such bonds will remain outstanding. The timing of principal and interest payments on the bonds will depend on the timing of the servicer's receipt of nuclear asset-recovery charges from customers.

        The weighted average life table below illustrates whether there is risk to bondholders of a material weighted average life extension of each WAL designation.

        The table shows changes from the expected weighted average life of each WAL designation of bonds assuming actual future electricity consumption and related charge collections varies from DEF's forecast of future electricity consumption and related charge collections (the forecast variance) of 5% (1.3 standard deviations from the forecast variance mean) or 15% (4.0 standard deviations from the forecast variance mean) during each payment period.

        The weighted average life table below illustrates that the aggregate payment of principal of and interest on the bonds and the timing of such payments are not expected to change materially over the life of the bonds, based on the assumptions we have made.

		Effect on Weighted Average Life (Rounded*) of Change in Forecast Variance
		–5% (1.3 Standard Deviations from Forecast Variance Mean)	–15% (4.0 Standard Deviations from Forecast Variance Mean)
	Expected Weighted Average Life (yrs)
Series A Bonds		Weighted Average Life (yrs)	Weighted Average Life (yrs)
Series A 2018	2.0	2.0	2.0
Series A 2021	5.0	5.0	5.1
Series A 2026	10.0	10.0	10.0
Series A 2032	15.2	15.2	15.3
Series A 2035	18.7	18.7	18.8

*
Number is rounded to 1/10th of one year

Sensitivity to Credit Risk

        A stress case analysis examined the maximum amount of forecast variance that could occur without causing an event of default due to insufficient funds available to pay all principal at final maturity for each WAL designation or insufficient funds available to pay interest on each payment date and expense obligations when due.

        For an event of default to occur with respect to any such payment due under the indenture, the forecast variance for the forecast period leading up to such payment would need to be greater than minus 60%, or more than 16 standard deviations from the forecast variance mean.

        For there not to be enough funds available to pay principal at final maturity for each WAL designation, interest on each payment date and expense obligations when due, our stress case analysis demonstrated that there would need to be unexpected, extensive and persistent drops in electricity consumption or increases in defaults or write offs among electricity consumers that occur in each forecast period prior to the relevant payment date.

        We are not aware of any practical circumstance where such unexpected, extensive and persistent drops in the consumption of electricity or increases in defaults and write offs of that magnitude could occur in the DEF service territory. For comparison, during the most recent 10 years, DEF's mean annual forecast variance was minus 0.16% and the largest unfavorable annual forecast variance was minus 6.53%. See "Risk Factors", in particular "—Servicing Risks—Inaccurate forecasting of electric consumption or collections might reduce scheduled payments on the bonds", and "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

Figure 2. DEF service area: Approximately 1.7 million customers, 13,000 square miles, operating in all or part of 35 Florida counties

Assumptions

        In preparing the analysis above, the following assumptions, among others, have been made:

  (i)
  the unfavorable forecast variance stays constant over the life of the bonds;

  (ii)
  the servicer makes timely and accurate semi-annual true-up adjustments (and quarterly following the last scheduled final payment date), but makes no interim true-up adjustments;

  (iii)
  for purposes of setting initial nuclear asset-recovery charges, the net charge-off rate as a percentage of billed revenue and average days sales outstanding per customer bill is each assumed to equal DEF's average (mean) for the most recent 10 years;

  (iv)
  for purposes of setting subsequent nuclear asset-recovery charges, and for purposes of calculating actual nuclear asset-recovery charge collections, net charge-off rate as a percentage of billed revenue and the average days sales outstanding per customer bill are both held constant at DEF's maximum (most unfavorable) for the most recent 10 years;

  (v)
  during the first payment period, interest will accrue for approximately 9 months and the nuclear asset-recovery charges will be collected for approximately 8 months;

  (vi)
  there is no acceleration of the final maturity date of the bonds; and

  (vi)
  the principal amounts and interest rates of the bonds of each WAL designation represent estimates based on current market conditions. Other than as discussed above, there can be no assurance that the weighted average lives of or the events of default with respect to the bonds will be as shown.

        Concerning the true-up mechanism through which any delinquencies or under-collections in one customer rate class—for any reason—will be taken into account in the application of the true-up mechanism to adjust the nuclear asset-recovery charges for all customers of DEF, for additional information see "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism" in this prospectus.

        Concerning the broad-based nature of the nuclear asset-recovery charge on a basic and essential commodity, electricity, for additional information see "DEF's Financing Order—Nuclear Asset-Recovery Charges" in this prospectus.

        Concerning the non-bypassability of the charges, for additional information see "The Nuclear Asset-Recovery Property and the Financing Act—The Financing Act Provides for the Recovery of Nuclear Asset-Recovery Costs and the Issuance of the Bonds—Transmission and Distribution Customers Cannot Avoid Nuclear Asset-Recovery Charges-Nonbypassable" in this prospectus.

        Concerning the State Pledge, for additional information see "Security for the Series A Bonds—State Pledge" and "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism—FPSC-Guaranteed True-Up Mechanism and State Pledge" in this prospectus.

 ESTIMATED ANNUAL FEES AND EXPENSES

        Estimated initial annual fees and expenses payable from the nuclear asset-recovery charges are shown below. For the priorities in application of funds under the indenture and the series supplement, please refer to "Security for the Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus.

        As set forth in the table below, we are obligated to pay fees to DEF, as servicer, the indenture trustee, our independent manager and DEF, as administrator. We are also obligated to pay DEF an annual return on its invested capital. The following tables illustrate these arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	nuclear asset-recovery charge collections and investment earnings	$647,145 per annum (so long as DEF is servicer), payable in installments on each payment date, plus reimbursable expenses
Indenture Trustee	nuclear asset-recovery charge collections and investment earnings	$29,100 per annum, plus expenses and transaction charges, if applicable
Administrator	nuclear asset-recovery charge collections and investment earnings	$50,000 per annum, payable annually, in arrears
Independent Manager	nuclear asset-recovery charge collections and investment earnings	$2,500 per annum
DEF return on invested capital	nuclear asset-recovery charge collections and investment earnings	$201,392, per annum

        If DEF or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee, provided, that the fee shall not exceed 0.60% of the original aggregate principal amount of the bonds unless such higher fee is approved by the Florida Commission.

        The nuclear asset-recovery charges will also be used by the indenture trustee for the payment of our other financing costs and expenses relating to the bonds, such as accounting and audit fees, rating agency fees and legal fees.

THE SALE AGREEMENT

        The following summary describes the material terms and provisions of the purchase and sale agreement, or sale agreement, pursuant to which we will purchase nuclear asset-recovery property from the seller. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Sale and Assignment of the Nuclear Asset-Recovery Property

        On the issuance date the seller will sell to us, without recourse its entire right, title and interest in and to the nuclear asset-recovery property to be transferred to us on that date, subject to the satisfaction of the conditions specified in the sale agreement and the indenture and the series supplement. If additional series of bond are issued under the financing order, then the conditions described below must also be satisfied each time a sale of nuclear asset-recovery property is made, which we will refer to as an issuance date. We will finance the initial purchase of nuclear asset-recovery property through the issuance of the bonds. On the issuance date, the seller will sell to us, without recourse, its entire right, title and interest in and to the nuclear asset-recovery property. The nuclear asset-recovery property will include all of the seller's rights under the financing order related to such nuclear asset-recovery property to impose, bill, collect and receive nuclear asset-recovery charges, the right to obtain true-up adjustments and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of rights and interests under the financing order.

        The Financing Act provides that nuclear asset-recovery property shall constitute our present property right even though the imposition and collection of nuclear asset-recovery charges depends on the further acts of the electric utility that have not yet occurred and on future electricity consumption. The Financing Act also provides that an agreement by an electric utility to sell, convey, assign or transfer nuclear asset-recovery property that expressly states that the transfer is a sale or other absolute transfer is an absolute transfer and true sale of, and is not a pledge of or secured transaction relating to, the seller's right, title and interest in, to and under the nuclear asset-recovery property. After the transaction contemplated by the financing order, the nuclear asset-recovery property will not be subject to any claims of the seller or the seller's creditors. As of the date hereof, there are no other creditors holding a security interest in the nuclear asset-recovery property.

        Under the Financing Act, each sale of nuclear asset-recovery property will constitute a true sale under Florida law whether or not

  •
  we have any recourse against DEF;

  •
  DEF retains any equity interest in the nuclear asset-recovery property;

  •
  DEF acts as a collector of nuclear asset-recovery charges relating to the nuclear asset-recovery property; or

  •
  DEF treats the transfer as a financing for tax, financial reporting or other purposes.

        In accordance with the Financing Act, a valid and enforceable lien and security interest in the nuclear asset-recovery property will be created upon the issuance of the financing order and the execution and delivery of the related sale agreement in connection with the issuance of the bonds. The lien and security interest attaches automatically from the time that value is received for the bonds and, on perfection through the timely filing of a notice with the Florida Secured Transaction Registry, will be a continuously perfected lien and security interest in the nuclear asset-recovery property. Upon the issuance of the financing order, the execution and delivery of the related sale agreement and the related bill of sale and the filing of a notice with the Florida Secured Transaction Registry in accordance with the Financing Act, the transfer of the nuclear asset-recovery property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Nuclear Asset-Recovery Property

        Our obligation to purchase and the seller's obligation to sell nuclear asset-recovery property on the issuance date is subject to the satisfaction or waiver of each of the following conditions:

  •
  on or prior to the issuance date, the seller shall have delivered to us a duly executed bill of sale identifying the nuclear asset-recovery property to be conveyed on that date;

  •
  on or prior to the issuance date, the seller shall have obtained a financing order from the Florida Commission creating the nuclear asset-recovery property;

  •
  as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of nuclear asset-recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;

  •
  as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct with the same force and effect as if made on that date (except to the extent they relate to an earlier date), the seller may not have breached any covenant or agreement in the sale agreement, and the servicer shall not have defaulted or be in default under the servicing agreement;

  •
  as of the issuance date, we must have sufficient funds available to pay the purchase price for the nuclear asset-recovery property to be conveyed and all conditions to the issuance of the bonds intended to provide the funds set forth in the indenture and the series supplement must have been satisfied or waived;

  •
  on or prior to the issuance date, the seller must have taken all action required to transfer ownership of nuclear asset-recovery property to be conveyed on the issuance date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer, including filing any statements or filings under the Financing Act or the Florida Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

  •
  in the case of a subsequent conveyance of nuclear asset-recovery property only, on or prior to the issuance date, the seller shall provide us and the rating agencies with a timely additional notice;

  •
  the seller must receive and deliver to us and to the rating agencies any opinions of counsel required by the rating agencies;

  •
  the seller must receive and deliver to us and the indenture trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that (i) we will not be subject to U.S. federal income tax as an entity separate from its sole owner, (ii) that the bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (iii) for U.S. federal income tax purposes, the issuance of the bonds will not result in gross income to the seller;

  •
  on and as of the issuance date, our certificate of formation, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the series supplement, the Financing Act and the financing order must be in full force and effect;

  •
  the bonds shall have received the highest credit ratings possible;

  •
  the seller must deliver to us and to the indenture trustee an officer's certificate confirming the satisfaction of each of these conditions; and

  •
  the seller shall have received the purchase price.

Seller Representations and Warranties

        In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

  •
  subject to the clause below regarding assumptions used in calculating the nuclear asset-recovery charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the nuclear asset-recovery property (including the expected sinking fund schedule and the financing order relating to the nuclear asset-recovery property) is true and correct in all material respects and fails to omit any material facts and all historical data for the purpose of calculating the initial nuclear asset-recovery charges in the issuance advice letter and the initial true-up adjustment request are true and correct, and the assumptions used for such calculations are reasonable and made in good faith;

  •
  the transfer, sale, assignment and conveyance of the nuclear asset-recovery property constitutes a sale or other absolute transfer of all of the seller's right, title and interest in the nuclear asset-recovery property to us; upon the execution and delivery of the sale agreement, the seller will have no right, title or interest in the nuclear asset-recovery property and the nuclear asset-recovery property would not be part of the estate of the seller as debtor in the event of a filing of a bankruptcy petition by or against the seller;

  •
  the seller is the sole owner of the nuclear asset-recovery property sold to us on the transfer date and such sale will have been made free and clear of all liens other than liens created by us pursuant to the related indenture and the series supplement; all actions or filings, including filings under the Financing Act and the UCC, necessary to give us a valid first priority perfected security interest in the nuclear asset-recovery property and to grant the indenture trustee a first priority perfected security interest in the nuclear asset-recovery property, free and clear of all liens of the seller or anyone else have been taken or made;

  •
  the seller is not aware (after due inquiry) of any judgment or tax lien filings against us or the seller;

  •
  under the laws of the State of Florida (including the Financing Act) and the United States in effect on the issuance date:

  •
  the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, bill, collect and receive the nuclear asset-recovery charges and the interest in and to the nuclear asset-recovery property, has become final and non-appealable and is in full force and effect;

  •
  as of the issuance of the bonds, those bonds are entitled to the protection provided in the Financing Act and, accordingly, the financing order and the nuclear asset-recovery charges are not revocable by the Florida Commission;

  •
  as of the issuance of the bonds, revisions to DEF's electric tariff to implement the nuclear asset-recovery charges have been filed and are in full force and effect, such revisions are consistent with the financing order, and any electric tariff implemented consistent with a financing order issued by the Florida Commission is not subject to modification by the Florida Commission except for true-up adjustments made in accordance with the Financing Act;

  •
  the process by which the financing order was adopted and approved complies with all applicable laws, rules and regulations; and

  •
  no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Financing Act or the UCC of Florida or Delaware, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the related servicing agreement; and

  •
  under the Financing Act, the State may not take or permit any action which would impair the value of the nuclear asset-recovery property or reduce or alter, except for periodic adjustments allowed under the financing order, or impair the nuclear asset-recovery charges to be imposed, collected or remitted for the benefit of the related bondholders, until the principal, interest or other charges incurred or contracts to be performed in connection with the bonds are paid or performed in full. Furthermore, under the contract clauses of the constitution of the State of Florida and the United States constitution, the State of Florida, including the Florida Commission, cannot take any action that substantially impairs the rights of the related bondholders unless such action is a reasonable exercise of the State of Florida's sovereign powers and of a character reasonable and appropriate to further a significant and legitimate public purpose and, under the takings clauses of the constitution of the State of Florida and the United States constitution, the State of Florida cannot repeal or amend the Financing Act or take any other action in contravention of the state pledge if such action constitutes a permanent appropriation of a substantial property interest of the bondholders in the nuclear asset-recovery property or substantially impairs the value of the nuclear asset-recovery property so as to unduly interfere with the reasonable expectations of the related bondholders arising from their investments in the bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to the bondholders; but nothing in this paragraph precludes any limitation or alteration if full compensation is made by law for the full protection of the nuclear asset-recovery charges and of the related bondholders or any assignee or party entering into a contract with the seller.

        These representations and warranties made above by the seller will survive the execution and delivery of the sale agreement and our pledge of the nuclear asset-recovery property to the indenture trustee. The seller will further represent and warrant that:

  •
  the seller is a limited liability company duly organized, validly existing and in good standing under the laws of Florida, with requisite power and authority to own its properties and conduct its business as of the transfer date;

  •
  the seller has the requisite power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full power and authority to own the related nuclear asset-recovery property and sell and assign the nuclear asset-recovery property to us, and the seller has duly authorized such sale and assignment to us by all necessary action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary action;

  •
  the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

  •
  the consummation of the transactions contemplated by the sale agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute a default under, the seller's organizational documents or any indenture, or other material agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the related basic documents or any liens created by us pursuant to the Financing Act) or violate any existing law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other government instrumentality having jurisdiction over the seller or its properties. The nuclear asset-recovery property is not subject to any lien, other than the liens created by the indenture and the Financing Act;

  •
  except as disclosed in the sale agreement and to the seller's knowledge, there are no proceedings or investigations pending or, to the seller's knowledge, threatened, before any court, federal or state regulatory body, administrative agencies or other governmental instrumentality having jurisdiction over the seller or its properties:

  •
  asserting the invalidity of the related basic documents, the related bonds, the Financing Act or the financing order;

  •
  seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the basic documents;

  •
  seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents, the related series of bonds or the financing order; or

  •
  challenging the seller's treatment of the related series of bonds as debt of the seller for federal and state tax purposes;

  •
  no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Financing Act or with the Florida Secured Transaction Registry or the UCC of Delaware, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the related servicing agreement;

  •
  with respect to the Financing Act and the irrevocable financing order

  •
  the irrevocable financing order has been issued by the Florida Commission in accordance with the Financing Act in compliance with all applicable laws, rules and regulations; the financing order became effective pursuant to the Financing Act and is in full force and effect and final and nonappealable, and

  •
  the bonds are entitled to the protections provided by the Financing Act and the financing order is not subject to impairment, and the right to impose, collect and adjust the nuclear asset-recovery charge is irrevocable and not subject to reduction, impairment or adjustment, except for the periodic adjustments to the nuclear asset-recovery charges provided for in the financing order;

  •
  there is no order by a court providing for the revocation, alteration, limitation or other impairment of the Financing Act, financing order, nuclear asset-recovery property or nuclear asset-recovery charges, or any rights arising under them, or that seeks to enjoin the performance of any obligations under the financing order which is adverse to the position of the related nuclear asset-recovery bondholders;

  •
  apart from amending the Constitution of the State of Florida by initiative, the voters of the State of Florida have no initiative powers to amend, repeal or revoke the Financing Act;

  •
  for purposes of the Financing Act, the nuclear asset-recovery property constitutes a present property right that will continue to exist until the related bonds are paid in full and the financing costs associated with those bonds have been recovered in full;

  •
  the nuclear asset-recovery property consists of (a) the irrevocable right of the seller under the financing order to impose, bill, collect and receive nuclear asset-recovery charges in the amount necessary to provide for full recovery of principal of and interest on the related bonds, together with the financing costs associated with those bonds; (b) the right under the financing order to obtain true-up adjustments of the nuclear asset-recovery charges and (c) all proceeds arising out of the rights and interest described in (a) and (b);

  •
  after giving effect to the sale of the nuclear asset-recovery property under the sale agreement, DEF:

  •
  is solvent and expects to remain solvent;

  •
  is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

  •
  is not engaged and does not expect to engage in a business for which its remaining property represents unreasonably small capital;

  •
  reasonably believes that it will be able to pay its debts as they become due; and

  •
  is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity; and

  •
  notwithstanding the foregoing, the seller makes no representation or warranty that amounts collected from the nuclear asset-recovery charges will be sufficient to meet payment obligations on the bonds or assumptions made in calculating the nuclear asset-recovery charges will in fact be realized.

        Certain of the representations and warranties that the seller will make in the sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the good faith understanding of the legal basis on which the bondholders are purchasing the bonds and to reflect the agreement that, if this understanding proves to be incorrect, the seller will be obligated to indemnify us under certain circumstances to the same extent as if the seller had breached its representations and warranties under the sale agreement. Please read "—Indemnification."

        The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date, including by means of any legislative enactment, constitutional amendment or voter initiative (if subsequently authorized) that renders any of the representations or warranties untrue.

Covenants of the Seller

        In the sale agreement, the seller will make the following covenants:

  •
  So long as any of the related bonds are outstanding, the seller will keep in full force and effect its existence and remain in good standing or equivalent status under the laws of the jurisdiction of its organization, and will obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which the seller is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby.

  •
  Except for the conveyances under the sale agreement or any lien for our benefit, the related bondholders or the indenture trustee, the seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the related nuclear asset-recovery property, whether existing as of the transfer date or thereafter created, or any interest therein. The seller will not at any time assert any lien against or with respect to any related nuclear asset-recovery property, and will defend the right, title and interest of DEF

    Project Finance and of the indenture trustee, as our assignee in, to and under such nuclear asset-recovery property against all claims of third parties claiming through or under the seller.

  •
  The seller will use the proceeds of the sale of the related nuclear asset-recovery property in accordance with the financing order.

  •
  If the seller is not the servicer and the seller receives any collections of the nuclear asset-recovery charges with respect to the related nuclear asset-recovery property or the proceeds thereof, the seller will pay the servicer all payments received by the seller in respect thereof as soon as practicable after receipt thereof by the seller, but in no event later than two business days after the seller becomes aware of such receipt.

  •
  The seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the related nuclear asset-recovery property, other than the conveyances under the related sale agreement, indenture and series supplement.

  •
  The seller will materially comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the indenture trustee's interests in the nuclear asset-recovery property under any of the related basic documents, the timing or amount of nuclear asset-recovery charges payable by customers or of seller's performance of its material obligations under the sale agreement.

  •
  So long as any of the bonds are outstanding:

  •
  the seller will treat such bonds as debt of DEF Project Finance and not that of the seller, except for financial accounting and federal income tax purposes;

  •
  the seller will disclose in its financial statements that it is not the owner of the related nuclear asset-recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

  •
  the seller will not own or purchase any such bonds; and

  •
  the seller will disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

  •
  The seller agrees that, upon the sale by the seller of nuclear asset-recovery property to us pursuant to the sale agreement:

  •
  to the fullest extent permitted by law, including the Financing Act and applicable regulations of the Florida Commission, we will have all of the rights originally held by the seller with respect to the related nuclear asset-recovery property, including the right to collect any amounts payable by any customer in respect of such nuclear asset-recovery property, notwithstanding any objection or direction to the contrary by the seller; and

  •
  any payment by any customer to us of nuclear asset-recovery charges will discharge that customer's obligations in respect of the related nuclear asset-recovery property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller.

  •
  So long as any of the bonds are outstanding:

  •
  in all proceedings relating directly or indirectly to the related nuclear asset-recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial accounting or tax purposes);

    •
    the seller will not make any statement or reference in respect of the related nuclear asset-recovery property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes);

    •
    the seller will not take any action in respect of the related nuclear asset-recovery property except as contemplated by the basic documents;

    •
    neither we nor the seller shall take any action, file any tax return or make any election inconsistent with our treatment, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner); and

    •
    the seller will not sell nuclear asset-recovery property in connection with the issuance of any additional nuclear asset-recovery bonds unless the rating agency condition has been satisfied.

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  The seller will execute and file, or cause to be executed and filed, such filings required by law to fully preserve, maintain and protect our ownership interest in the related nuclear asset-recovery property.

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  The seller will institute any action or proceeding necessary to compel performance by the Florida Commission, the State of Florida or any of their respective agents of any of their obligations or duties under the Financing Act, any financing order or any issuance advice letter. The seller also agrees to take those legal or administrative actions that may be reasonably necessary to attempt (i) to protect us from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order, any issuance advice letter or the rights of the related bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the indenture trustee or the bondholders or which would otherwise cause an impairment of the rights of DEF Project Finance or the bondholders. The costs of any such actions or proceedings undertaken by the seller will be reimbursed by us as an operating expense.

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  So long as any of the related bonds are outstanding, the seller will pay, and will cause each of its affiliates to pay, all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the related nuclear asset-recovery property, provided that no such tax need be paid if the seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

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  The seller will comply with all filing requirements, including any post closing filings, in accordance with the financing order.

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  Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties or covenants in the sale agreement, the seller will notify us, the indenture trustee, the Florida Commission and the rating agencies of the breach.

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  Even if the sale agreement, indenture or series supplement is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the bonds and other amounts owed under the indenture and the series supplement, acquiesce, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

  •
  Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

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  The seller shall not continue as or become a party to any (i) trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Florida electric distribution customers unless the indenture trustee, the seller and the other parties to such additional arrangement shall have entered into the intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude nuclear asset-recovery property (including nuclear asset-recovery charges) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other affiliate property consisting of charges similar to the nuclear asset-recovery charges sold pursuant to the sale agreement, payable by customers pursuant to the Financing Act or any similar law, unless the seller and the other parties to such arrangement shall have entered into an intercreditor agreement in connection with any agreement or similar arrangement described in the sale agreement.

Indemnification

        The seller will indemnify, defend and hold harmless us, the indenture trustee (for itself and for the benefit of the bondholders), our independent manager and any of our and the indenture trustee's respective officers, directors, managers, employees and agents against:

  •
  any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid;

  •
  any deposits required to be made by or to us under the basic documents or the financing order that are not made when required; and

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  any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses that may be imposed on or asserted against any person, other than any liabilities, obligations or claims for or payments of principal of or interest on the bonds, together with any reasonable costs and expenses actually incurred by such person, in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in any of the basic documents that gives rise to the seller's breach of a covenant. The seller will have a 30-day opportunity to cure upon notice from us of a material breach of a covenant. Furthermore, bondholders shall be entitled to enforce their rights against the seller under this paragraph solely through a course of action brought for their behalf by the indenture trustee. In addition, the Florida Commission, acting on its own behalf, has the authority to enforce all provisions of the sale agreement for the benefit of customers, including without limitation, the enforcement of any customer indemnification provisions in connection with specified items in the sale agreement.

        The seller will indemnify us and the indenture trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such person or entity from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of bonds) that may at any time be imposed on or asserted against any such person or entity as a result of (i) the sale and assignment of the nuclear asset-recovery property to us, (ii) our ownership and assignment of the nuclear asset-recovery property, (iii) the issuance and sale by us of the bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person or entity to withhold or remit taxes with respect to payments on the bonds.

        The Florida Commission may also, subject to the outcome of an appropriate proceeding, take such action as it considers necessary or appropriate under its regulatory authority to require the seller to make customers whole for any losses they incur, including, but not limited to, losses in the form of higher nuclear asset-recovery charges, that customers may incur by reason of (i) any failure of the seller's material representations or warranties in the sale agreement (except for the representations and warranties with respect to the financing order, state action and creation of nuclear asset-recovery property) or (ii) any material breach of the seller's covenants in the sale agreement (except for the covenants to the extent that they require the seller to institute proceedings against the Florida Commission or the State of Florida to compel performance of their obligations under the Financing Act, and any financing order or issuance advice letter).

        The indemnification provided for in the sale agreement will survive any repeal of, modification of, supplement to, or judicial invalidation of, the Financing Act or the financing order and will survive the resignation or removal of the indenture trustee or the termination of the sale agreement and will rank pari passu with other general, unsecured obligations of the seller. The seller shall not indemnify any person or entity otherwise indemnified under the sale agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision.

        DEF's indemnification obligations will rank equally in right of payment with other general unsecured obligations of DEF.

Amendment

        The sale agreement may be amended with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition and if any amendment would adversely affect in any material respect the interest of any bondholder, the consent of a majority of bondholders of each affected WAL of Series A Bonds. An amendment is subject to the objection of the Florida Commission within the time periods and subject to the conditions set forth in the sale agreement. We will notify the rating agencies promptly after the execution of any such amendment or consent. Please read "Description of the Series A Bonds—Procedure for Obtaining Consent or Deemed Consent of the Florida Commission" in this prospectus.

Assumptions of the Obligations of the Seller

        Any person (a) into which the seller may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the seller, (b) which results from the division of the seller into two or more persons and which succeeds to all or substantially all of the electric distribution business of the seller, (c) which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or substantially all of the electric distribution business of the seller, (d) which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the seller, or (e) which may otherwise succeed to all or substantially all of the electric distribution business of the seller, and which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the seller under the sale agreement, shall be the successor to the seller thereunder without the execution or filing of any document or any further act by any of the parties so long as the conditions of any such assumption are met. The conditions include:

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  immediately after giving effect to such transaction, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

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  the seller shall have delivered to us and to the related indenture trustee an officers' certificate and an opinion of counsel stating that such consolidation, merger or succession and each agreement of assumption comply with the requirements of the sale agreement and that all conditions precedent relating to such transaction have been complied with

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  the seller shall have delivered to us and to the related indenture trustee an opinion of counsel stating, in the opinion of such counsel, either (a) all filings to be made by DEF, in its capacity as seller or as servicer, including filings under the Financing Act with the Florida Secured Transaction Registry and the UCC, that are necessary to preserve our interests and the interests of the indenture trustee in the related nuclear asset-recovery property have been executed and filed or (b) that no such action is necessary to preserve such interests,

  •
  the rating agencies will have received prior written notice of the transaction, and

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  the seller shall have delivered to us and to the indenture trustee an opinion of an independent tax counsel to the effect that, for federal income tax purposes, such consolidation or other succession to, and assumption of, the obligations of the seller will not result in a material adverse federal income tax consequence to us or to the seller, the indenture trustee or the holders of the outstanding bonds of the related series.

        So long as the conditions of any such assumption are met, the depositor will automatically be released from its obligations under the related sale agreement.

THE SERVICING AGREEMENT

        The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the nuclear asset-recovery property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Servicing Procedures

        The servicer will manage, service and administer, bill, collect and post all payments in respect of, the nuclear asset-recovery property according to the terms of the servicing agreement. The servicer's duties will include:

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  calculating consumption, billing the nuclear asset-recovery charges, collecting the nuclear asset-recovery charges from customers and posting all collections;

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  responding to inquiries of customers, the Florida Commission or any other governmental authority regarding the nuclear asset-recovery property or nuclear asset-recovery charges;

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  investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to us);

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  processing and depositing collections and making periodic remittances;

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  furnishing periodic and current reports and statements to us, the Florida Commission, the rating agencies and the indenture trustee;

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  making all filings with the Florida Commission and taking all other actions necessary to perfect our ownership interests in and the indenture trustee's lien on the nuclear asset-recovery property;

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  making all filings and taking such other action as may be necessary to perfect the indenture trustee's lien on and security interest in all collateral;

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  selling, as our agent, as our interests may appear, defaulted or written off accounts;

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  taking all necessary action in connection with true-up adjustments; and

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  performing other duties specified under the financing order.

        The servicer will be required to notify us, the indenture trustee and the rating agencies in writing of any laws or Florida Commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

        In addition, upon our reasonable request or the reasonable request of the indenture trustee or any rating agency, the servicer will provide to us, the indenture trustee or any rating agency public financial information about the servicer and any material information about the nuclear asset-recovery property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the indenture trustee or any rating agency to monitor the servicer's performance, and, so long as any bonds are outstanding, within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the nuclear asset-recovery charges applicable to each nuclear asset-recovery rate class. The servicer will also prepare any reports required to be filed by us with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the State of Florida and the Secretary of State of the State of Delaware necessary to preserve and protect the interests of the indenture trustee in the nuclear asset-recovery property have been made.

Servicing Standards and Covenants

        The servicing agreement will require the servicer, in servicing and administering the nuclear asset-recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing, collection and posting activities it conducts for its own account and, if applicable, for others.

        The servicing agreement will require the servicer to implement procedures and policies to ensure that customers remit the nuclear asset-recovery charges to the servicer on our behalf and on behalf of the bondholders. The servicer will also monitor payments and will impose collection policies on customers, as permitted under the financing order and the rules of the Florida Commission.

        The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and calculate nuclear asset-recovery charges in accordance with the Financing Act and post collections in respect of the nuclear asset-recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Florida Commission, (ii) follow standards, policies and procedures in performing its duties as servicer that are customary in the electric distribution industry, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the nuclear asset-recovery property and to bill, collect and post the nuclear asset-recovery charges, (iv) comply with all requirements of law, including all applicable regulations of the Florida Commission applicable to and binding on it relating to the nuclear asset-recovery property, (v) file all reports with the Florida Commission required by the financing order, (vi) file and maintain the effectiveness of financing statements filed with the Florida Secured Transaction Registry with respect to the property transferred under the sale agreement and (vii) take such other action on our behalf to ensure that the lien of the indenture trustee on the collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the nuclear asset-recovery property, which, in the servicer's judgment, may include taking legal action at our expense but subject to the priority of payments set forth in the indenture or in the series supplement.

        Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement shall be qualified and limited in their entirety by the Financing Act, the financing order and any Florida Commission regulation as in effect at the time such duties are to be performed.

        The servicing agreement will also require the servicer to provide various reports regarding the nuclear asset-recovery charges and allocation of the nuclear asset-recovery charges among various classes of customers and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of nuclear asset-recovery charges and other collected funds as required under the basic documents.

        The servicer will be responsible for instituting any action or proceeding to compel performance by the State of Florida or the Florida Commission of their respective obligations under the Financing Act, the financing order or subsequent financing order and any true-up adjustment. The servicer will assist us in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of nuclear asset-recovery property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as an operating expense; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture or series supplement, and is not required to advance its own funds to satisfy these obligations.

        In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of DEF's electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to DEF under the Financing Act and the financing order.

        Each servicing agreement will also designate the servicer as the custodian of our records and documents.

The Florida Commission's Mandated True-Up Adjustment Process

        The Financing Act and the financing order require that nuclear asset-recovery charges be reviewed and adjusted at least semi-annually (and quarterly after the scheduled final payment date for the latest maturing bond) to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of the periodic payment requirement. Under the servicing agreement, the servicer will make adjustments to the nuclear asset-recovery charges at least semi-annually.

        In addition to the semi-annual true-up adjustment, the servicer is authorized to make interim adjustments at any time for any reason to ensure the timely payment of the periodic payment requirement. Necessary true-up adjustments are to be made to correct for any overcollection or undercollection of the nuclear asset-recovery charges or to otherwise ensure the timely payment of the periodic payment requirement.

        There are no caps on the level of nuclear asset-recovery charges that may be imposed on customers as a result of the true-up process. In addition to the semi-annual true-up adjustments, the servicer (a) is also required to implement quarterly true-up adjustments if bonds of a series are outstanding following the latest scheduled final payment date for such bonds, and (b) may request an interim true-up adjustment at any time for any reason to ensure timely payment of principal of and interest on the bonds and other required amounts and charges owing in connection with the bonds on the next payment date. The financing order also permits the servicer to make a non-standard true-up adjustment to be effective simultaneously with a base rate change that includes any change in the rate allocation among customers used to determine the nuclear asset-recovery charges. For more information on the true-up adjustment process, please read "DEF's Financing Order—FPSC-Guaranteed True-Up Mechanism".

        Each true-up adjustment will allocate the revenue requirement among all customer rate classes in accordance with the cost-of-service methodology filed in DEF's last rate case before the Florida Commission.

        As part of each true-up adjustment, the servicer will calculate the nuclear asset-recovery charges that must be billed in order to generate the revenues for the semi-annual period necessary to result in:

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  all accrued and unpaid interest on the bonds being paid in full;

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  the outstanding principal balance of the bonds equaling the amount provided in the expected sinking fund schedule;

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  the amount on deposit in the capital subaccount equaling the required capital level; and

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  all of our other fees, expenses and indemnities being paid.

by the next scheduled payment date.

        There is no cap on the level of nuclear asset-recovery charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the bonds when due and ongoing financing costs.

        The review of the true-up adjustment requests by the Florida Commission shall be limited to determining whether there is any mathematical error in the application of the formula-based true-up adjustment mechanism relating to the amount of any overcollection or undercollection of nuclear asset-recovery charges. Within 60 days of receiving the servicer's request, the Florida Commission staff will administratively approve the request or inform the servicer of any mathematical errors in its calculation. If this Florida Commission informs the servicer of any mathematical errors, then the servicer may correct that error and refile its request.

Remittances to Collection Account

        The servicer will remit nuclear asset-recovery charges directly to the indenture trustee on a daily basis. The servicer will remit nuclear asset-recovery charges based on estimated collections using a weighted average balance of days outstanding (ADO) on DEF's retail bills. Nuclear asset-recovery charge collections remitted will represent the charges estimated to be received for any period based upon the ADO and an estimated system-wide write-off percentage.

        Each day on which those remittances are made is referred to as a daily remittance date. The estimated payments are made from collections received from customers.

        No less often than annually, the servicer and the indenture trustee will reconcile remittances of estimated nuclear asset-recovery charge collections with actual nuclear asset-recovery charge payments received by the servicer to more accurately reflect the amount of billed nuclear asset-recovery charges that should have been remitted, based on ADO and the actual system-wide write-off percentage. To the extent the remittances of estimated payments arising from the nuclear asset-recovery charges exceed the amounts that should have been remitted based on actual system-wide write-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the indenture trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated payments arising from the nuclear asset-recovery charge are less than the amount that should have been remitted based on actual system wide write-offs, the servicer will remit the amount of the shortfall to the indenture trustee within two business days. Although the servicer will remit estimated nuclear asset-recovery charge collections to the indenture trustee, the servicer will not be obligated to make any payments on the bonds.

        At least annually, the servicer also will remit to the indenture trustee, for our benefit, any late charges received from customers with respect of nuclear asset-recovery charges.

        The servicer has agreed and acknowledged that it holds all nuclear asset-recovery charge collections received by it and any other proceeds for the nuclear asset-recovery bond collateral received by it for the benefit of the indenture trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all nuclear asset-recovery charge payments collected by it in accordance with this servicing agreement.

Servicing Compensation

        The servicer will be entitled to receive an annual servicing fee with respect to the bonds in an amount equal to:

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  0.05% on an annualized basis of the original principal amount of bonds so long as the servicer remains DEF or an affiliate; or

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  if DEF or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee, provided, that the fee shall not exceed 0.60% of the original aggregate principal amount of the bonds unless the Florida Commission has approved the appointment of a successor or the Florida Commission does not act to either approve or disapprove such appointment on or before the expiration of 45 days following notice to the Florida Commission.

        The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount of the servicing fee to be paid on the first payment date in which the servicing fee then due will be calculated based on the number of days the Servicing Agreement has been in effect. The indenture trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds. See "Security for Series A Bonds—How Funds in the Collection Account Will Be Allocated" in this prospectus.

Servicer Representations and Warranties

        In the servicing agreement, the servicer will represent and warrant to us, the indenture trustee and the Florida Commission as of the issuance date of the bonds, among other things, that:

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  the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the nuclear asset-recovery property and hold the records related to the nuclear asset-recovery property, and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement;

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  the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the nuclear asset-recovery property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer's business, operations, assets, revenues or properties or to its servicing of the nuclear asset-recovery property);

  •
  the execution, delivery and performance of the terms of the servicing agreement and the intercreditor agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

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  each of the servicing agreement and the intercreditor agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its respective terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

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  the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement do not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the servicer's organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer's properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the indenture trustee for the benefit of bondholders under the basic documents) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

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  except as otherwise set forth in the servicing agreement and to the servicer's knowledge, there are no proceedings or investigations pending or, to the servicer's knowledge, threatened against the servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or any of the other basic documents, or, if applicable, any additional indenture, the series supplement or subsequent sale agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or any of the other basic documents or, if applicable, any additional indenture, additional series supplement or subsequent sale agreement; or (iii) relating to the servicer and which might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the bonds;

  •
  no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those that have previously been obtained or made, those that are required to be made by the servicer in the future pursuant to the servicing agreement or the intercreditor agreement and those that the servicer may need to file in the future to continue the effectiveness of any financing statements; and

  •
  each report or certificate delivered in connection with any filing made to the Florida Commission by the servicer on our behalf with respect to the nuclear asset-recovery charges or true-up adjustments will constitute a representation and warranty by the servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part or upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

        The servicer, the indenture trustee and DEF Project Finance are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the servicer's failure to make any filings with the Florida Commission required by the servicing agreement in a timely and correct manner or any breach by the servicer of its duties under the servicing agreement that adversely affects the nuclear asset-recovery property or the true-up adjustments), by the Florida Commission in any way related to the nuclear asset-recovery property or in connection with any true-up adjustment, the subject of any such filings, any proposed true-up adjustment or the approval of any revised nuclear asset-recovery charges and the scheduled adjustments thereto. Except to the extent that the servicer otherwise is liable under the provisions of the servicing agreement, the servicer shall have no liability whatsoever relating to the calculation of any revised nuclear asset-recovery charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the servicer have any liability whatsoever as a result of any person or entity, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any bond generally.

The Servicer Will Indemnify DEF Project Finance and Other Entities in Limited Circumstances

        The servicer will indemnify, defend and hold harmless DEF Project Finance and the indenture trustee (for itself and for the related bondholders' benefit) and the independent manager and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

  •
  the servicer's willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement and the intercreditor agreement;

  •
  the servicer's material breach of any of its representations or warranties that results in a default by the servicer under the servicing agreement or the intercreditor agreement; and

  •
  litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).

        The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification, or resulting from a breach of a representation or warranty made by any such person or entity in any of the basic documents that give rise to the servicer's breach.

        Except for payment of the servicing fee and payment of the purchase price of the nuclear asset-recovery property, the servicing agreement also provides that the servicer releases and discharges us and our independent manager, the indenture trustee and each of our respective officers, directors and agents from any and all actions, claims and demands that the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the nuclear asset-recovery property or the servicer's activities with respect to the nuclear asset-recovery property, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

        The servicer will indemnify the indenture trustee (in its own capacity) and its respective officers, directors and agents for any and all liabilities, obligations, losses, damages payments and claims arising from the acceptance and performance of the trusts and the duties under the servicing agreement and in the indenture, except to the extent that any such liability, obligation, loss, damage, payment and claim, and reasonable cost or expense, is due to the willful misconduct, bad faith or gross negligence of the indenture trustee.

        This indemnification will survive the resignation or removal of the indenture trustee and the termination of the servicing agreement.

        The servicer will also indemnify the Florida Commission (on behalf of customers) to the extent customers incur losses, including without limitation losses associated with higher servicing fees payable to a successor servicer because of the servicer's imprudent actions (or negligence in the case of losses associated with such higher servicing fees), recklessness, willful misconduct or termination of the servicing agreement for cause. The servicer's obligation to indemnify the Florida Commission (on behalf of customers) will survive the termination of the servicing agreement.

        In addition, the Florida Commission, acting on its own behalf, has authority to enforce all provisions of the servicing agreement for the benefit of customers, including without limitation the enforcement of any customer indemnification provision in connection with specified items in the servicing agreement.

Evidence as to Compliance

        The servicing agreement will provide that the servicer will furnish annually to us, the indenture trustee and the rating agencies, on or before the earlier of March 31 of each year, beginning March 31, 2017 or on the date on which our annual report on Form 10-K relating to the bonds is required to be filed with the SEC, certificates from a responsible officer of the servicer containing and certifying compliance with specified servicing criteria as required by Item 1122(a) and Item 1123 of the rules of the SEC known as Regulation AB promulgated under Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time (or any successor or similar item or rule), during the preceding 12 months ended December 31 (or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

        The servicing agreement also provides that a firm of independent registered public accountants will furnish annually to us, the indenture trustee, the Florida Commission and the rating agencies on or before the earlier of March 31 of each year, beginning March 31, 2017 or on the date on which the annual report on Form 10-K relating to the bonds is required to be filed with the SEC, an annual accountant's report, which will include any required attestation report that attests to and reports on the servicer's assessment report described in the preceding paragraph, and such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Company Accounting Oversight Board. The cost of the annual accountant's report will be reimbursable as an operating expense under the indenture and the series supplement.

        Copies of the above reports will be filed with the SEC. Please read "Where You Can Find Additional Information" in this prospectus. You may also obtain copies of the above statements and certificates by sending a written request addressed to the indenture trustee.

        The servicer will also be required to deliver to us, the indenture trustee, the Florida Commission and the rating agencies monthly reports setting forth certain information relating to collections of nuclear asset-recovery charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the aggregate outstanding amount of the bonds, before and after giving effect to any payment of principal on such payment date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected sinking fund schedule after giving effect to any such payments and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of these reports with the SEC.

        In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies. The servicer is also required to provide to the rating agencies any non-confidential and non-proprietary information as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

        The servicing agreement will provide that DEF may not resign from its obligations and duties as servicer thereunder, except when DEF delivers to the indenture trustee and Florida Commission an opinion of external legal counsel to the effect that DEF's performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by DEF as servicer will become effective until a successor servicer has been approved by the Florida Commission and assumed DEF's servicing obligations and duties under the servicing agreement.

        The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any of its directors, officers or agents will be protected against any liability that would otherwise be imposed by reason of negligence, recklessness or willful misconduct in the performance of its duties or by reason of reckless disregard of obligations and duties under this servicing agreement. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document submitted by any person or entity respecting any matters under the servicing agreement. The servicer has also acknowledged that the Florida Commission has the authority to enforce the provisions of the servicing agreement for the benefit of customers. Except as provided in the servicing agreement, the servicer is under no obligation to appear in, prosecute or defend any legal action that is not directly related to one of its duties in the servicing agreement or otherwise related to its indemnification obligations.

        Any entity which becomes the successor by merger, consolidation, division, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer's electric distribution business may assume all of the rights and obligations of the servicer under the servicing agreement without the execution or filing of any document. The following are conditions to the transfer of the duties and obligations to a successor servicer:

  •
  immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

  •
  the servicer has delivered to us, to the Florida Commission, the related indenture trustee and the rating agencies an officer's certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

  •
  the servicer has delivered to us, to the Florida Commission, to the related indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those under the Financing Act and the UCC, to fully preserve and protect our interests in all of the nuclear asset-recovery property have been made or that no such filings are required;

  •
  the servicer has given prior written notice to the rating agencies;

  •
  the servicer has delivered to us, the Florida Commission and the rating agencies, an opinion of counsel stating that for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in material adverse U.S. federal income tax consequences for the bondholders; and

  •
  any applicable requirements of the intercreditor agreement have been satisfied.

        So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

Servicer Defaults

        Servicer defaults under the servicing agreement will include:

  •
  any failure by the servicer to remit any amount, including payments arising from the nuclear asset-recovery charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the indenture trustee is received by the servicer and the Florida Commission or after discovery of the failure by a responsible officer of the servicer;

  •
  any failure by the servicer to duly perform its obligations to make nuclear asset-recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five business days;

  •
  any failure by the servicer or, if the servicer is DEF or an affiliate of DEF, by DEF to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which failure continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is DEF or an affiliate of DEF, by us, the Florida Commission or by the indenture trustee or after such failure is discovered by a responsible officer of the servicer;

  •
  any representation or warranty made by the servicer in the servicing agreement or any other basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us, the Florida Commission or the indenture trustee or after such failure is discovered by a responsible officer of the servicer; and

  •
  events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

        In the event of a servicer default that remains unremedied, the indenture trustee, at the direction of the holders of a majority of the outstanding principal amount of the related series of nuclear asset-recovery bonds or, at the direction of the Florida Commission, subject to the terms of the intercreditor agreement, by notice then given in writing to the servicer, will terminate all the rights and obligations (other than servicer's indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed) of the servicer under the servicing agreement and under the intercreditor agreement. In addition, upon a servicer default, then we and the indenture trustee shall be entitled to apply to any court of competent jurisdiction for sequestration and payment to the indenture trustee of revenues arising with respect to the applicable nuclear asset-recovery property. The indenture trustee may not give a termination notice unless the rating agency condition and the Florida Commission condition are satisfied.

        On or after the receipt by the servicer of a notice of termination, all authority and power of the servicer under the servicing agreement, whether with respect to the nuclear asset-recovery property, the related nuclear asset-recovery charges or otherwise, shall, upon appointment of a successor servicer under the servicer agreement, without further action, pass to and be vested in such successor servicer and, without limitation, the indenture trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of the notice of termination, whether to complete the transfer of the nuclear asset-recovery property records and related documents, or otherwise. The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and with us in effecting the termination of the responsibilities and rights of the predecessor servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for remittance, or shall thereafter be received by it with respect to the nuclear asset-recovery property or the related nuclear asset-recovery charges. As soon as practicable after receipt by the servicer of such notice of termination, the servicer shall deliver the nuclear asset-recovery property records to the successor servicer. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with transferring the nuclear asset-recovery property records to the successor servicer and amending the servicing agreement to reflect such succession as servicer pursuant to the servicing agreement shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Termination of DEF as servicer shall not terminate DEF's rights or obligations under the sale agreement or any other basic document other than the servicing agreement.

Waiver of Past Defaults

        The indenture trustee, with the consent of the Florida Commission and holders of a majority of the outstanding principal amount of the related series of bonds may waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any default of the servicer arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. The servicing agreement will provide that no waiver will impair the related bondholders' rights relating to subsequent defaults.

Successor Servicer

        Upon the receipt of a notice of termination or upon the servicer's resignation in accordance with the terms of the servicing agreement, the predecessor servicer shall continue to perform its functions as servicer and shall be entitled to receive the requisite portion of the servicing fees, until a successor servicer has assumed in writing the obligations of the servicer. In the event of the servicer's removal or resignation, the related indenture trustee, at the direction of the holders of a majority of the principal amount of the outstanding bonds of the related series, or the Florida Commission, shall appoint a successor servicer with our prior written consent (which consent shall not be unreasonably withheld).

        If no successor servicer has been appointed within 30 days after the delivery of the termination notice, the indenture trustee, at the direction of the holders of not less than a majority of the outstanding amount of the related bonds, will petition the Florida Commission or a court of competent jurisdiction for the appointment of, a successor servicer which is permitted to perform the duties of the servicer pursuant to the Financing Act, the Florida Commission regulations, the financing order and the servicing agreement, satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, enters into a servicing agreement with us having substantially the same provisions as the servicing agreement in effect between us and the predecessor servicer and, if applicable, its compensation is approved (or not disapproved) by the Florida Commission. Any successor servicer may resign only if it is prohibited from servicing as such by applicable law.

        If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer, on an ongoing basis, to cooperate with us, the indenture trustee and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

        The servicing agreement may be amended in writing by the servicer and us, if a copy of the amendment is provided by us to each rating agency and the Florida Commission and if the rating agency condition and Florida Commission condition have been satisfied, with the prior written consent of the indenture trustee; provided, that such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the bondholders of a majority of the outstanding principal amount of bonds.

 INTERCREDITOR AGREEMENT

        DEF and its affiliates currently have accounts receivable sale agreements under which it sells substantially all its accounts receivable on a revolving basis (other than the nuclear asset-recovery charges, which are entitlements of ours and not the servicer, and which are excluded from this arrangement). Under DEF's intercreditor agreement, as amended at the time of issuance of the bonds among DEF, us, the indenture trustee, the parties to DEF's account receivable sale program, (i) the nuclear asset-recovery charges are excluded from the assets sold under the accounts receivable sales program and (ii) replacement of the servicers would require the agreement of the indenture trustee and the administrative agent under the accounts receivable sales program. In the sale agreement, DEF has covenanted that it will not enter into any future sale of charges owing by electric customers to affiliates for the purpose of issuing bonds backed by such charges without causing the parties to such issuance to become party to an intercreditor agreement. Please refer to "Risk Factors—Servicing Risks—If DEF Project Finance needs to replace DEF as the servicer, DEF Project Finance may experience difficulties finding and using a replacement servicer".

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as specifically provided below with respect to "non-U.S. holders" (as defined below), this discussion does not address the tax consequences to persons or entities other than initial purchasers who are "U.S. holders" (as defined below) that hold their bonds as capital assets within the meaning of section 1221 of the Internal Revenue Code. The discussion does not address the tax consequences for investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons or entities that hold bonds as part of a straddle, a hedge or a conversion transaction, persons or entities that have a functional currency other than the United States dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the tax consequences to holders of the bonds under state, local or foreign tax laws. By acquiring a bond, however, a bondholder agrees to treat the bond as debt of DEF to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

        This summary is based on current provisions of the Internal Revenue Code, the Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

        A U.S. holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a U.S. citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A non-U.S. holder means a beneficial owner of a bond that is not a U.S. holder but does not include (x) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (y) a former citizen of the United States or (z) a former resident of the United States.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former U.S. citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

        ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

Taxation of DEF Project Finance and Characterization of the Bonds

        Concurrent with the issuance of the bonds, Hunton & Williams LLP, as special tax counsel to DEF Project Finance and DEF, will deliver its opinion that based upon the Code, the Treasury regulations promulgated thereunder, and Revenue Procedure 2005-62, for U.S. federal income tax purposes (i) the issuance of the bonds will be a "qualifying securitization" within the meaning of Revenue Procedure 2005-62, (ii) DEF Project Finance will not be treated as a taxable entity separate and apart from DEF, (iii) the bonds will be treated as obligations of DEF as expressly set forth in section 6.02 of Revenue Procedure 2005-62 and (iv) DEF will not be treated as recognizing gross income upon the issuance of the bonds. By acquiring a bond, a beneficial owner agrees to treat the bond as debt of DEF for U.S. federal income tax purposes. This opinion is based on certain representations made by DEF Project Finance and DEF and on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds.

Tax Consequences to U.S. Holders

Interest

        We expect that the bonds will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Thus, interest income on the bonds, payable at a fixed rate, will be includible in income by a U.S. holder when it is received, in the case of a U.S. holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. holder using the accrual method of tax accounting. If, however, the issue price of the bonds is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), U.S. holders will be required to include the difference in income as original issue discount as it accrues in accordance with the constant yield method (as set forth in the applicable Treasury regulations).

Sale, Exchange or Retirement

        On a sale, exchange or retirement of a bond, a U.S. holder generally will have taxable gain or loss equal to the difference between the amount received or accrued by the U.S. holder and the U.S. holder's tax basis in the bond. A U.S. holder's tax basis in a bond generally is the U.S. holder's cost, subject to adjustments, such as reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the bond was held for more than one year at the time of disposition. Long-term capital gains of non-corporate U.S. holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate U.S. holders is subject to limitations. If a U.S. holder sells the bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the bond but that has not yet been paid by the sale date. To the extent such amount has not already been included in the U.S. holder's income, it will be treated as ordinary interest income and not as capital gain.

Medicare Tax

        A 3.8% Medicare tax will, in general, be imposed on a portion or all of the net investment income of certain U.S. holders who are individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separate returns) and on the undistributed net investment income of certain estates and trusts. For these purposes, net investment income generally will include interest (including interest paid with respect to a bond), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of a bond)

and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership or disposition of a bond.

Tax Consequences to Non-U.S. Holders

Payments of Interest

        Subject to the discussion of backup withholding and FATCA below, the 30% U.S. federal withholding tax will not be applied to any payment of interest on a bond to a non-U.S. holder provided that:

  •
  interest paid on the bond is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of DEF Project Finance's (or DEF's) stock that are entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to DEF Project Finance or DEF (actually or constructively through stock ownership); and

  •
  the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form) or the non-U.S. holder holds the bonds through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations promulgated under the Internal Revenue Code.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides DEF Project Finance with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the bonds is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and includible in the non-U.S. holder's gross income for the taxable year. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the bonds is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty).

Sale, Exchange or Retirement

        Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States).

        Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to gain that is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any effectively connected gain on the bonds. A non-U.S. holder who is both an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the bonds) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, a non-U.S. holder may be required to file an income tax return and disclose its position under the Treasury regulations concerning treaty-based return positions.

Information Reporting and Backup Withholding

        Information reporting will generally apply to reportable payments, including payments of interest and principal on a bond, to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the U.S. holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number certified under penalties of perjury within a reasonable time after the request therefore, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number furnished is the correct number and that the holder is not subject to backup withholding. A U.S. holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

        Generally, if you are a non-U.S. holder, DEF Project Finance or its agent must report annually to you and to the IRS the amount of any payments of interest to you, your name and address, and the amount of tax withheld, if any. Copies of the information returns reporting those interest payments and amounts withheld may be available to the tax authorities in the country in which you reside under the provisions of any applicable income tax treaty or exchange of information agreement.

        If you provide the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying yourself and stating that you are not a U.S. person, you generally will not be subject to U.S. backup withholding with respect to interest payments (provided that neither DEF Project Finance nor an applicable paying agent knows or has reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

        Under current Treasury regulations, payments on the sale, exchange or other taxable disposition of a bond made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless you either certify your status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form (as described above) or otherwise establish an exemption. The payment of the proceeds on the disposition of a bond by you to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, the payment of proceeds on the disposition of a bond to or through a non-U.S. office of a U.S. broker, or (i) a controlled foreign corporation for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business, (iii) a foreign partnership with certain connections to the United States or (iv) a U.S. branch of a foreign bank or insurance company, generally will be subject to information reporting (but not backup withholding) unless you certify your status as a non-U.S. holder under penalties of perjury or otherwise establish an exemption, or unless the broker has certain documentary evidence in its files as to your foreign status and has no actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

        The current backup withholding rate is 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is timely furnished to the IRS.

FATCA

        Recent legislation and IRS guidance concerning foreign account tax compliance rules (commonly referred to as FATCA) (i) impose U.S. federal withholding tax at a rate of 30% on U.S. source interest, and (ii) will impose U.S. federal withholding tax at a rate of 30% on gross proceeds from the sale or other disposition of an obligation that produces U.S. source interest beginning on January 1, 2019, in each case paid to certain foreign entities. In the case of payments made to a foreign financial institution as defined under FATCA (including, among other entities, an investment fund), as a beneficial owner or as an intermediary, withholding the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, in either case to, among other things, collect and provide to U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a foreign financial institution (as a beneficial owner), the withholding tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any substantial U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners. U.S. holders that own their interests in a bond through foreign entities and intermediaries, and non-U.S. holders are encouraged to consult their tax advisor regarding FATCA.

 ERISA CONSIDERATIONS

        This discussion is based on current provisions of ERISA and the Internal Revenue Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Internal Revenue Code, existing administrative rulings of the United States Department of Labor (the "DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code or, to the extent not preempted, any state laws.

General

        ERISA and the Internal Revenue Code impose certain requirements on employee benefit plans subject to ERISA and/or Section 4975 of the Internal Revenue Code and on persons or entities that are fiduciaries with respect to such plans. For purposes of this discussion, "Plans" refers to employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code (which includes plans that provide retirement income, including individual retirement accounts and annuities and Keogh plans) and entities, including collective investment funds and insurance company general or separate accounts, that may be deemed to hold the assets of the foregoing by virtue of such employee benefit plans or plan's investment in such entities. A fiduciary of a Plan is any person or entity that in connection with the assets of the Plan:

  •
  exercises discretionary authority or control over the management or disposition of Plan assets; or

  •
  provides investment advice for a fee.

        Some plans, such as governmental plans, certain church plans and non-U.S. plans, and the fiduciaries of those plans, may not be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, but any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. In addition, such plans may be subject to the provisions of federal, state, local or other laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively "Similar Law"). Accordingly, any fiduciary of such plans must determine whether purchasing the bonds is permitted under any such Similar Law.

        ERISA imposes certain general fiduciary requirements on fiduciaries of Plans that are subject to Title I of ERISA, including:

  •
  investment prudence and diversification; and

  •
  the investment of the assets of such Plan in accordance with the documents governing such Plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and persons or entities that have certain specified relationships to the Plan, referred to as "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code), unless a statutory or administrative exemption is available. For purposes of this discussion, parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions between a Plan and a party in interest that are prohibited include:

  •
  sales, exchanges or leases of property;

  •
  loans or other extensions of credit; and

  •
  the furnishing of goods or services.

        Certain persons or entities that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons or entities involved in the prohibited transaction may have to cancel the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons or entities. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

        A fiduciary's investment of the assets of a Plan in the bonds may cause our assets to be deemed assets of such Plan. The DOL regulations at 29 CFR Section 2510.3-101 as modified by Section 3(42) of ERISA, (collectively, the "plan asset regulations"), provides the underlying assets of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. If our assets were deemed to constitute Plan assets pursuant to the plan asset regulations, transactions we enter into, or have entered into in the ordinary course of business, may not be permitted under the ERISA fiduciary responsibility rules or otherwise constitute non-exempt prohibited transactions under Section 406 ERISA and/or Section 4975 of the Internal Revenue Code. The extent to which the bonds are owned by or on behalf of Plans will not be monitored.

        An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is no authority directly on point and assuming the bonds are treated as indebtedness under applicable local law, it is anticipated that the bonds should be treated as indebtedness without any substantial equity features for purposes of the plan asset regulations.

Prohibited Transaction Exemptions

        Without regard to whether the bonds are treated as equity interests, the acquisition or holding of the bonds by or on behalf of a Plan could give rise to a prohibited transaction if we or the indenture trustee, DEF, any other servicer, Duke Energy Corporation, any underwriter or certain of their affiliates is or becomes a party in interest with respect to the investing Plan. Before purchasing any bonds by or on behalf of, or with assets of, a Plan, you should consider whether the purchase and holding of the bonds might result in a prohibited transaction under ERISA or the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the bonds.

        If you are a fiduciary of a plan or any other person or entity proposing to purchase the bonds on behalf of or using assets of, a Plan, before purchasing any bonds, you should consider the availability of one of the DOL's prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

  •
  PTCE 75-1, relating to transactions effected by certain broker-dealers, reporting dealers and banks;

  •
  PTCE 84-14, relating to transactions effected by a "qualified professional asset manager";

  •
  PTCE 90-1, relating to transactions involving insurance company separate accounts;

  •
  PTCE 91-38, relating to transactions involving bank collective investment funds;

  •
  PTCE 95-60, relating to transactions involving insurance company general accounts;

  •
  PTCE 96-23, relating to transactions effected by an "in-house asset manager"; and

  •
  the statutory service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, relating to certain transactions between plans and certain parties in interest that are not fiduciaries with respect to the transaction.

        We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, on behalf of or using assets of, a Plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. For example, even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any Plan if we or the indenture trustee, DEF, any other servicer, Duke Energy Corporation, any underwriter or any of their affiliates:

  •
  has investment discretion over the assets of the Plan used to purchase the bonds; or

  •
  has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the Plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the Plan, and will be based on the particular investment needs of the Plan.

        Each purchaser and holder of a bond will be deemed to have represented and warranted by virtue of its acquisition and holding of a bond on each day from and including the date of its purchase of the bonds through and including the date of disposition of any such bond that either (i) it is not and is not acting on behalf of, or using assets of, (a) a Plan or any governmental, church or non-U.S. plan that is subject to any Similar Law or (ii) its purchase, holding and disposition of the bond will not constitute or result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 the Internal Revenue Code or, in the case of a governmental, church or non-U.S. plan subject to Similar Law, will not result or constitute a nonexempt violation of such Similar Law.

Consultation with Counsel

        If you are a fiduciary of a Plan or a governmental, church or non-U.S. plan subject to Similar Law or any other person or entity that proposes to purchase the bonds on behalf of, or with assets of, a Plan or a governmental, church or non-U.S. plan subject to Similar Law, you should consult with your legal counsel as to the potential applicability of the plan asset regulations, the general fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of ERISA and the Internal Revenue Code to any such investment and the availability of any prohibited transaction exemption in connection with any investment and/or the applicability of any Similar Law.

        The sale of bonds to a Plan or any plan subject to Similar Law is in no respect a representation by us, the indenture trustee, DEF, any other servicer, Duke Energy Corporation, any underwriter that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

Challenge to True Sale Treatment

        DEF will represent and warrant that the transfer of the nuclear asset-recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that nuclear asset-recovery property by DEF to us. It will be a condition of closing for the sale of the nuclear asset-recovery property pursuant to the sale agreement that DEF will take the appropriate actions under the Financing Act, including filing a notice of transfer of an interest in the nuclear asset-recovery property, to perfect this sale. The Financing Act provides that the sale, conveyance, assignment, or other transfer of nuclear asset-recovery property by an electric utility to an assignee that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer is an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the transferor's right, title, and interest in, to, and under the nuclear asset-recovery property, other than for federal and state income tax purposes. We and DEF will treat such a transaction as a sale under applicable law. However, we expect that bonds will be reflected as debt on DEF's consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of DEF for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Consequences". In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the nuclear asset-recovery property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of DEF and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

        In that regard, we note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001), issued an interim order that observed that a debtor, LTV Steel Company, Inc., which had previously entered into financing arrangements with respect both to its inventory and its accounts receivable, may have "at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate. . . . sufficient to support the entry of" an interim order permitting the debtor to use proceeds of the property sold in the financing. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

        LTV Steel Company, Inc. and the investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted true sales. The court did not otherwise overrule its earlier ruling. The LTV Steel Company, Inc. memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor's business.

        Even if creditors did not challenge the sale of nuclear asset-recovery property as a true sale, a bankruptcy filing by DEF could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a more recent bankruptcy case, In re General Growth Properties, Inc., 409 B.R. 43, 54 (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The Southern District of New York bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders' cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

        We and DEF have attempted to mitigate the impact of a possible recharacterization of a sale of nuclear asset-recovery property as a financing transaction under applicable creditors' rights principles. The sale agreement will provide that if the transfer of the applicable nuclear asset-recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by DEF will be deemed to have granted to us on our behalf and on behalf of the indenture trustee a first priority security interest in all of DEF's right, title and interest in, to and under the nuclear asset-recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a notice of security interest in the nuclear asset-recovery property and the proceeds thereof as collateral in accordance with the Financing Act. As a result of this filing, we would, in the event of a recharacterization, be a secured creditor of DEF and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a DEF bankruptcy. Further, if, for any reason, a nuclear asset-recovery property notice is not filed under the Financing Act and we fail to perfect its interest in the nuclear asset-recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of DEF.

        The Financing Act provides that, except as provided in the Financing Act, the creation, granting, perfection and enforcement of liens and security interests in nuclear asset-recovery property are governed by the Financing Act and not by the Florida Uniform Commercial Code. Under the Financing Act, a valid and enforceable lien and security interest in nuclear asset-recovery property may be created only upon the later of (i) the issuance of a financing order, (ii) the execution and delivery of a security agreement with a holder of nuclear asset-recovery bonds or a trustee or agent for the holder or with a financing party in connection with the issuance of nuclear asset-recovery bonds, or (iii) the receipt of value for nuclear asset-recovery bonds. Upon perfection through the filing of a financing statement in the Florida Secured Transaction Registry, the security interest shall be a continuously perfected lien in the nuclear asset-recovery property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a DEF bankruptcy. Further, if, for any reason, a financing statement is not filed under the Financing Act and we fail to perfect our interest in the nuclear asset-recovery property sold pursuant to a sale agreement as required by the Financing Act, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of DEF.

Consolidation of DEF Project Finance and DEF

        If DEF were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate our assets and liabilities with those of DEF. We and DEF have taken steps to attempt to minimize this risk. Please read "The Issuing Entity" in this prospectus. However, no assurance can be given that if DEF were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of DEF. Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Nuclear Asset-Recovery Property as Present Property

        DEF will represent in the sale agreement, and the Financing Act, provides that the nuclear asset-recovery property sold pursuant to such sale agreement constitutes a present property right on the date that it is first transferred to us in connection with the issuance of the bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of DEF a court would not rule that the applicable nuclear asset-recovery property comes into existence only as customers use electricity.

        If a court were to accept the argument that the applicable nuclear asset-recovery property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the nuclear asset-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the nuclear asset-recovery property has been sold to us. If it were determined that the nuclear asset-recovery property had not been sold to us, and the security interest in favor of the bondholders did not attach to the applicable nuclear asset-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against DEF. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that nuclear asset-recovery property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any nuclear asset-recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the indenture trustee.

        In addition, in the event of a bankruptcy of DEF, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of DEF's costs associated with the distribution of the electricity, usage of which gave rise to the nuclear asset-recovery charge receipts used to make payments on the bonds.

        Regardless of whether DEF is the debtor in a bankruptcy case, if a court were to accept the argument that nuclear asset-recovery property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of DEF arising before that nuclear asset-recovery property came into existence could have priority over our interest in that nuclear asset-recovery property. Adjustments to the nuclear asset-recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

        If DEF were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the indenture trustee against DEF, as seller, under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the indenture trustee have against DEF. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against DEF based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

        No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving DEF.

Enforcement of Rights by the Indenture Trustee

        Upon an event of default under the indenture or the series supplement, the indenture trustee may enforce the security interest in the nuclear asset-recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture and the series supplement. In this capacity, the indenture trustee or the Florida Commission is permitted to request that a Florida court order the sequestration and payment to bondholders of all revenues arising with respect to the nuclear asset-recovery property. There can be no assurance, however, that a judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Florida Commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the nuclear asset-recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

        The servicer is entitled to commingle the nuclear asset-recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. The Financing Act provides that the priority of a lien and security interest created under the Financing Act is not impaired by the commingling of funds arising from nuclear asset-recovery charges with other funds. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the nuclear asset-recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the indenture trustee has only a general unsecured claim against the servicer for the amount of commingled nuclear asset-recovery charges held as of that date and could not recover the commingled nuclear asset-recovery charges held as of the date of the bankruptcy.

        However, if the court were to rule on the ownership of the commingled nuclear asset-recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled nuclear asset-recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled nuclear asset-recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

        The servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons and entities specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the indenture trustee, together with the other persons and entities specified therein, may petition the Florida Commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that DEF as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

 USE OF PROCEEDS

        We will use the proceeds from the sale of the bonds, net of upfront financing costs (as defined in the financing order), to purchase the nuclear asset-recovery property relating to the bonds from the seller. DEF, the owner of the retired Crystal River 3 nuclear power plant project, will use the proceeds it receives from the sale of the nuclear asset-recovery property to pay down a portion of its outstanding short-term debt and/or to make an equity distribution to DEF's parent, Duke Energy Corporation.

        The costs of issuance of the bonds and other initial costs of the transaction, net of underwriting discounts and commissions of $6,789,530, are expected to be approximately $9,163,470. An aggregate of approximately $455,000 of such costs are payable to the servicer in connection with set-up costs, including costs incurred in connection with establishing DEF Project Finance and building the necessary information technology systems, processes and reports.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions in the underwriting agreement among DEF Project Finance, DEF and the underwriters, for whom RBC Capital Markets, LLC and Guggenheim Securities, LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter's name below:

Underwriter	Series A 2018	Series A 2021	Series A 2026	Series A 2032	Series A 2035	Total
RBC Capital Markets, LLC	$73,200,000	$60,000,000	$174,401,000	$100,001,000	$110,117,000	$517,719,000
Guggenheim Securities, LLC	$73,200,000	$60,000,000	$174,401,000	$100,001,000	$110,117,000	$517,719,000
Drexel Hamilton, LLC	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000
Jefferies LLC	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000
Mitsubishi UFJ Securities (USA), Inc.	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000
Samuel A. Ramirez & Company, Inc.	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000
SMBC Nikko Securities America, Inc.	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000
The Williams Capital Group, L.P.	$6,100,000	$5,000,000	$14,533,000	$8,333,000	$9,176,000	$43,142,000

Total	$183,000,000	$150,000,000	$436,000,000	$250,000,000	$275,290,000	$1,294,290,000

        Under the underwriting agreement, the underwriters will take and pay for all of the bonds offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters' Sales Price for the Bonds

        The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each WAL. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each WAL.

	Selling Concession	Reallowance Discount
Series A 2018	0.150%	0.050%
Series A 2021	0.240%	0.080%
Series A 2026	0.300%	0.100%
Series A 2032	0.390%	0.130%
Series A 2035	0.420%	0.140%

        After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

        The bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised the depositor and us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice. The depositor cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

        The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be. None of us, DEF, the indenture trustee, our managers or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time. Neither we nor DEF have entered into any arrangement with any underwriter under which an underwriter may purchase additional bonds in connection with this offering.

        Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Duke Energy Corporation, DEF and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the bonds.

        We and DEF have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

        The bonds are expected to be delivered against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the fifth business day following the date of pricing of the bonds. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade bonds on the date of pricing or the succeeding two business days will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Financial Advisor to the Florida Commission

        The financial advisor to the Florida Commission is Saber Partners LLC. Pursuant to the authority granted in the financing order and in its capacity as financial advisor, Saber Partners LLC has been and will continue to be visibly involved in all matters related to structuring, marketing and pricing of the bonds.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

        We are a wholly-owned subsidiary of Duke Energy Florida, LLC. Duke Energy Florida, LLC is an indirect wholly-owned operating subsidiary of Duke Energy Corporation. Each of the sponsor, the depositor, RBC Capital Markets, LLC and Guggenheim Securities, LLC may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, National Association.

 RATINGS

        DEF expects that the bonds will receive credit ratings from at least two rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person or entity is obligated to maintain the rating on any bonds and, accordingly, DEF can give no assurance that the ratings assigned to any WAL of the bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any WAL of bonds is lowered or withdrawn, the liquidity of this WAL of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of each WAL of the bonds by the final maturity date or WAL final maturity date, as well as the timely payment of interest.

        Under Rule 17g-5 under the Exchange Act, NRSROs providing the servicer with the requisite certification will have access to all information posted on a website by the servicer for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the bonds. As a result, an NRSRO other than the hired NRSROs may issue unsolicited ratings on the bonds, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSRO. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

        A portion of the fees paid by DEF to a rating agency that is hired to assign a rating on the bonds is contingent upon the issuance of the bonds. In addition to the fees paid by DEF to a rating agency at closing, DEF will pay a fee to the rating agency for ongoing surveillance for so long as the bonds are outstanding. However, no rating agency is under any obligation to continue to monitor or provide a rating on the bonds.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

        The underwriters have represented and agreed that:

        (a)   they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, AS Amended (the FSMA) with respect to anything done by them in relation to the bonds in, from or otherwise involving the United Kingdom; and

        (b)   they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to us.

        This prospectus is directed solely at persons who (I) are outside the United Kingdom or (II) have professional experience in matters relating to investments or (III) are persons falling within Article 49(2)(A) through (D) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (IV) are person to whom it may otherwise lawfully be communicated (all such persons together being referred to as Relevant Persons). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the bonds, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the bonds and that compensation will not be available under the United Kingdom financial services compensation scheme.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

        In relation to each member state of the European Economic Area (Iceland, Norway and Liechtenstein in addition to member states of the European Union) which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) they have not made and will not make an offer of bonds which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

        (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

        (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of bonds shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of bonds to the public" in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

NOTICE TO PROSPECTIVE INVESTORS IN IRELAND

        The underwriters have not made and will not make any invitation to any resident of Ireland to subscribe for the bonds and that this prospectus will not be issued or passed to any member of the public in Ireland.

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN

        The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement the depositor has filed with the SEC relating to the bonds. This prospectus describes the material terms of some of the documents that have been filed or will file as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC's Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents filed with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of filings with the SEC at no cost, by writing to or telephoning at the following address:

Duke Energy Florida Project Finance, LLC
299 First Avenue North
St. Petersburg, Florida 33701
704-382-3853

        The SEC Securities Act file numbers are 333-209196 and 333-209196-01.

        We will also file with the SEC all the periodic and current reports that are required to be filed under the Exchange Act and the rules, regulations or orders of the SEC thereunder.

        The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means disclosure of important information may be made by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless such information is updated or superseded by the information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to and not filed with the SEC. These reports will be filed under our name. In addition, these reports will be posted on a website associated with us or our affiliates, currently located at www.duke-energy.com. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        Under the indenture, we may voluntarily suspend or terminate filing obligations with the SEC, to the extent it becomes permitted by applicable law.

LEGAL PROCEEDINGS

        On February 26, 2016, DEF was served with a class action lawsuit, William B. Newton and Noreen Allison v. Duke Energy Florida, LLC and Florida Power and Light Company, Case No. 16-CV-60341 in the United States District Court, Southern District Court of Florida, in which the plaintiffs challenge, among other things, the constitutionality of Section 366.93, F.S., (the nuclear cost recovery statute), not the Financing Act. Even if all of the plaintiffs' requests for relief in this lawsuit are granted, there would be no impact on nuclear asset-recovery charges imposed by us or on the bonds.

LEGAL MATTERS

        Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by Hunton & Williams LLP, counsel to DEF and DEF Project Finance. Certain other legal matters relating to the bonds will be passed on by Shutts & Bowen LLP, Florida counsel to DEF, by Richards, Layton & Finger, P.A., special Delaware counsel to DEF Project Finance, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the underwriters.

GLOSSARY

        As used in this prospectus the terms below have the following meanings:

        "Administration agreement" means the administration agreement to be entered into on the issuance date between Duke Energy Florida Project Finance, LLC and DEF.

        "Administrator" means DEF, and each successor or assignee of DEF (in the same capacity) pursuant to the administration agreement.

        "ADO" means average balance of days outstanding.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Remote/Ring-Fenced" refers to the fact that various measures have been taken to enhance the separateness between DEF Project Finance and DEF. These measures serve to mitigate DEF Project Finance's credit exposure to DEF and to reduce the risk that DEF Project Finance's assets would be substantively consolidated with the assets and liabilities of DEF in connection with a bankruptcy of DEF.

        "Basic documents" means, the indenture (including the series supplement), our certificate of formation, our LLC agreement, the sale agreement, the servicing agreement, the bill of sale, the administration agreement, the intercreditor agreement, the letter of representations executed by us in favor of DTC, any underwriting agreement or purchase or distribution agreement, and all documents and certificates contemplated thereby or delivered in connection therewith.

        "Bondholder" means a registered holder of the bonds.

        "Bonds" means the Series A Senior Secured Bonds offered pursuant to this prospectus.

        "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida; Charlotte, North Carolina; or New York, New York, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

        "Capital subaccount" means the capital subaccount named in the indenture.

        "Clearstream" means Clearstream Banking, société anonyme, Luxembourg.

        "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "Collection account" means the segregated trust account relating to the bonds designated the collection account for that series and held by the indenture trustee under the indenture.

        "Commission Regulations" means any regulations, including temporary regulations, promulgated by the Commission pursuant to Florida law.

        "CR3" means Crystal River Unit 3 at DEF's Crystal River Nuclear Plant.

        "CR3 Force Majeure" means an event which is not reasonably capable of being controlled by DEF and means the following acts or circumstances with respect to CR3 only: (i) act(s) of God; (ii) war or wars; (iii) any act(s) of terror, including cyber-attacks, by groups or individuals not under DEF's control; and/or (iv) natural disaster(s) (including but not limited to, hurricane, tornado, flood, or earthquake).

        "Customer" means any customer (individuals, corporations, other businesses, and federal, state and local governmental entities) receiving transmission or distribution service from DEF or its successors or assignees under FPSC-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida.

        "DEF" means Duke Energy Florida, LLC.

        "DEF Project Finance" means Duke Energy Florida Project Finance, LLC, the issuing entity.

        "Definitive bonds" means bonds issued in fully registered, certificated form.

        "Depositor" means Duke Energy Florida, LLC.

        "DOL" means the U.S. Department of Labor.

        "DTC" means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

        "DTCC" means The Depository Trust & Clearing Corporation.

        "Eligible institution" means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) (A) which has either (i) a long-term issuer debt rating of "AA–" or higher by S&P and "A2" or higher by Moody's and "AA" or higher by Fitch, if rated by Fitch, or (ii) a short-term issuer rating of "A-1+" or higher by S&P; "P-1" or higher by Moody's and "F1" or higher by Fitch, if rated by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Euroclear Operator" or "Euroclear" means Euroclear Bank S.A./N.V.

        "Euroclear participants" means participants of the Euroclear System.

        "Events of Default" means those events of defaults under the indenture.

        "Excess funds subaccount" means that excess funds subaccount created pursuant to the indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FATCA" means the legislation enacted in March 2010 and related Treasury guidance that, when applicable, imposes U.S. federal withholding tax at a rate of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to certain foreign entities.

        "Financeable Balance" means the sum of (i) $1,294,290,000, representing the nuclear asset-recovering costs, plus (ii) the financing costs associated with the issuance of the bonds.

        "Financing Act" means Chapter 366, Section 366.95, Florida Statutes.

        "Financing order" means, with respect to the bonds, the irrevocable financing order, dated November 19, 2015, issued by the Florida Commission to DEF, and if context requires, any other financing order issued by the Florida Commission to DEF pursuant to the Financing Act.

        "Fitch" means Fitch Ratings.

        "Florida Commission" or "FPSC" means the Florida Public Service Commission.

        "Florida Commission condition" means, with respect to amendments, modifications, or supplements to, or waivers of defaults under, any basic document, obtaining from the Florida Commission its required consent or acquiescence for the proposed action.

        "Florida Secured Transaction Registry" means the centralized database in which all initial financing statements, amendments, and other statements authorized to be filed are filed, maintained, and retrieved.

        "FPSC-Guaranteed True-Up Mechanism" or "True-Up Mechanism" means the mechanism required by the financing order whereby nuclear asset-recovery charges are reviewed and adjusted at least semi-annually or more frequently as necessary. The rates at which nuclear asset-recovery charges are billed to customers will be adjusted to correct any overcollections or undercollections from prior periods.

        "GWh" means gigawatt-hour.

        "Hired NRSROs" means the NRSROs hired by the seller.

        "Indenture" means the indenture to be entered into between DEF Project Finance and the indenture trustee, providing for the bonds, and any other series of nuclear asset-recovery bonds that might be issued pursuant to the financing order, as the same may be amended and supplemented from time to time.

        "Indenture trustee" means in connection with any series of bonds, The Bank of New York Mellon Trust Company, National Association, or any successor indenture under the indenture, not in its individual capacity but solely as indenture trustee under the indenture.

        "Indirect Participants" means banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

        "Issuing Entity" means Duke Energy Florida Project Finance, LLC.

        "Intercreditor Agreement" means the intercreditor agreement to be entered into on the issue between DEF Project Finance, DEF and the other parties to DEF's accounts receivable agreement, as the same may be amended or supplemented from time to time.

        "kWh" means kilowatt-hour.

        "Moody's" means Moody's Investors Service, Inc.

        "Municipal issuer" means an issuer that issues obligations by or on behalf of a State, territory, a possession of the United States, the District of Columbia, or any political subdivision thereof as provided in Section 1.103-1(a) of the United States Treasury Regulations.

        "Nonbypassable" refers to the right of the servicer to collect the nuclear asset-recovery charges from all existing and future customers of DEF.

        "Non-U.S. Holder" means a beneficial owner of a bond that is not a U.S. holder.

        "NRSRO" means a nationally recognized statistical rating organization.

        "Nuclear asset-recovery bonds" means, collectively, bonds, debentures, notes, certificates or other evidences of indebtedness that the Financing Act permits to be issued for the benefit of electric utilities, such as DEF, to finance nuclear asset-recovery costs. Nuclear asset-recovery bonds are a type of bonds generally referred to as ROC bonds.

        "Nuclear Asset-Recovery Bond Collateral" means (a) the nuclear asset-recovery property created under and pursuant to the financing order and the Financing Act, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, bill, collect and receive the nuclear asset-recovery charges, the right to obtain periodic adjustments to the nuclear asset-recovery charges, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the financing order), (b) all nuclear asset-recovery charges related to the nuclear asset-recovery property, (c) the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the nuclear asset-recovery property and the bonds, (d) the servicing agreement, the administration agreement, the intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing nuclear asset-recovery property and the bonds, (e) the collection account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the servicer to file for and obtain periodic adjustments to the nuclear asset-recovery charges in accordance with section 366.95(2)(c)2.d. and section 366.95(2)(c)4. of the Financing Act and the financing order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute nuclear asset-recovery property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing.

        "Nuclear asset-recovery charge" means special, irrevocable nonbypassable charges to be paid by all existing and future customers, and authorized by the financing order to recover the nuclear asset-recovery costs specified in the financing order. Nuclear asset-recovery charges are also referred to as ratepayer obligation charges or ROCs.

        "Nuclear asset-recovery costs" means (i) the balance of the CR3 Regulatory Asset as of December 31, 2015 as allowed under the financing order minus (ii) $35,894,547.00, which, pursuant to the Florida Commission's Final Order PSC-16-0138-FOF-EI issued on April 5, 2016, shall not be included in, recovered or further trued up as part of the CR3 Regulatory Asset, plus (iii) carrying charges accruing at 6.0% per annum on the balance of the CR3 Regulatory Asset (adjusted as described in (ii) above) from December 31, 2015 through June 21, 2016.

        "Nuclear asset-recovery property" means the nuclear asset-recovery property as defined in the Financing Act and the financing order, and that is sold by the seller to us under the sale agreement.

        "Participant" means an organization that participates in DTC.

        "Parties in interest" means "parties in interest" under ERISA and "disqualified persons" under the Code.

        "Payment date" means the date or dates on which interest and principal are to be payable on any WAL of bonds.

        "Periodic Payment Requirement" means, for each payment date, the scheduled principal of and interest on the bonds and other financing costs and other required amounts and charges to be accrued in connection with the bonds.

        "Plan Assets" means assets of Plans.

        "Plan asset regulations" means the DOL regulations at 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA.

        "Plans" means employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested.

        "PTCE" means prohibited transaction class exemption.

        "Ratepayer obligation charges" or "ROCs" means nuclear asset-recovery charges.

        "Rating agency" means any of Moody's, S&P and Fitch.

        "Rating agency condition" means, with respect to any action, at least ten business days' prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody's to the servicer, the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any WAL of the bonds issued by us; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency's right to review or consent).

        "Record date" means the date or dates with respect to each payment date on which it is determined the persons in whose name each bond is registered will be paid on the respective payment date.

        "Regulation AB" means the rules and regulations promulgated under 17 CFR § 229.1100, et. seq., as amended from time to time. See, in particular, 17 CFR § 229.1101 (Item 1101) Definitions, which provides in relevant part as follows: "(b) Asset-backed issuer means an issuer whose reporting obligation results from either the registration of an offering of asset-backed securities under the Securities Act, or the registration of a class of asset-backed securities under section 12 of the Exchange Act (15 U.S.C. 78l). (c)(1) Asset-backed security means a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders; provided that in the case of financial assets that are leases, those assets may convert to cash partially by the cash proceeds from the disposition of the physical property underlying such leases. (c)(2) The following additional conditions apply in order to be considered an asset-backed security: ...(ii) the activities of the issuing entity for the asset-backed securities are limited to passively owning or holding the pool of assets, issuing the asset-backed securities serviced by those assets, and other activities reasonably incidental thereto."

        "Required capital level" means the amount required to be funded in the capital account for the bonds, which will equal 0.50% of the initial principal amount of the bonds issued.

        "Return on invested capital" means, for any payment date with respect to any calculation period, the sum of (i) rate of return, payable to DEF, on its capital contribution equal to the rate of interest payable on the longest maturing bond plus (ii) any return on invested capital not paid on any prior payment date.

        "ROC bonds" means a type of bonds generally referred to as ratepayer obligation charge bonds.

        "S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.

        "Sale agreement" means the purchase and sale agreement to be entered into on the issuance date between DEF Project Finance and DEF pursuant to which DEF will sell and us will buy the nuclear asset-recovery property securing the bonds.

        "Scheduled final payment date" means, with respect to each WAL of bonds, each payment date on which principal for such WAL is to be paid in accordance with the expected sinking fund schedule for such WAL.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller" means DEF, as the seller of the nuclear asset-recovery property, and each successor of DEF (in the same capacity) pursuant to the sale agreement.

        "Series supplement" means that series supplement to the indenture to be entered into on the issue date between DEF Project Finance and the indenture trustee or any future series supplement to the indenture to be entered into on a future date between us and the indenture trustee.

        "Servicer" means DEF, as the servicer of the nuclear asset-recovery property, and each successor or assignee of DEF (in the same capacity) pursuant to the servicing agreement.

        "Servicer Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida, Charlotte, North Carolina or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

        "Servicing agreement" means the servicing agreement to be entered into on the issue date between DEF Project Finance and DEF, as the same may be amended and supplemented from time to time, pursuant to which DEF undertakes to service the nuclear asset-recovery property.

        "Similar Law" means, collectively, provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to Section 4975 of the Code or Title I of ERISA.

        "Special payment date" means the later of the date on which any special payment is confirmed to be received by the indenture trustee, or the date the special payment is scheduled to be delivered to the indenture trustee.

        "Special payment" means any payment received by the indenture trustee following a payment default on the bonds.

        "State pledge" means the pledge of the State of Florida under the Financing Act in which the State of Florida pledges to and agrees with the bondholders, any assignee and any financing parties that the State will not alter the provisions of the Financing Act that make the nuclear asset-recovery charges imposed by the financing order irrevocable, binding, and nonbypassable or take or permit any action that impairs or would impair the value of nuclear asset-recovery property or, except as part of the true-up mechanism, reduce, alter or impair nuclear asset-recovery charges that are imposed, collected and remitted for the benefit of the bondholders and other financing parties, until all principal, interest, premium, financing costs and other fees, expenses, or changes incurred, and any contracts to be performed, in connection with the nuclear asset-recovery bonds have been paid or performed in full.

        "T&D" means transmission and distribution.

        "Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law.

        "Treasury Regulations" means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

        "True-up advice letters" means the routine true-up letters and non-routine true-up letters that the servicer is required to file with the Florida Commission under the servicing agreement and as described in the financing order.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

        "U.S. Holder" means a beneficial owner of a bond that is a U.S. Person.

        "U.S. Person" means: U.S. holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i), (ii), (iii) or (iv)

  •
  a U.S. citizen or individual resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

  •
  a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

        "WAL" means each weighted average life designation for the bonds.

$1,294,290,000 SERIES A SENIOR SECURED BONDS,

DUKE ENERGY FLORIDA, LLC
Depositor, Sponsor and Initial Servicer

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC
Issuing Entity

PROSPECTUS

RBC Capital Markets

GUGGENHEIM SECURITIES

Joint Book-Running Managers

Drexel Hamilton

Jefferies

MUFG

Ramirez & Co., Inc.

SMBC Nikko

The Williams Capital Group, L.P.

Senior Co-Managers

Saber Partners, LLC

Financial Advisor to the Florida Public Service Commission

        Through and including September 13, 2016 (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.